UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              AMENDMENT TO FORM S-3
                                       ON
                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                FONEFRIEND, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                    Delaware
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               4813                                      33-0611753
     (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
      CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

                          14545 Friar Street, Suite 103
                           Van Nuys, California 91411
                                 (818) 376-1616
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                Jackelyn Giroux
                                    President
                                FoneFriend, Inc.
                          14545 Friar Street, Suite 103
                           Van Nuys, California 91411
                                 (818) 376-1616
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

                                   COPIES TO:

                            Harold H. Martin, Esquire
                      Law Offices of Harold H. Martin, P.A.
                         17111 Kenton Drive, Suite 204B
                        Cornelius, North Carolina 28031
                              (704) 894-9760 Office
                               (704) 894-9759 Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


Title of
Each class                     Proposed         Proposed
of Securities    Amount        Maximum          Maximum            Amount of
to be            to be         Offering Price   Aggregate          Registration
Registered       Registered    Per Share (1)    Offering Price(1)  Fee (1)
----------       ----------    ---------------  ----------------   ------------

Common Stock     17,950,000          $.17          $3,051,500         $386.63
($.001 par       (2)
value)
----------       ----------    ---------------  ----------------   ------------
Totals           17,950,000                        $3,051,500         $386.63
                                                                        (3)
----------       ----------    ---------------  ----------------   ------------



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the bid and asked price for the common stock of $.17, as reported on the OTC Bulletin Board at February 26, 2004.

(2) Pursuant to Rule 416(a) of the Securities Act this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Registration Fee paid to the Commission in connection with the filing of the Company's Registration Statement on Form S-3, Commission File No. 333-113196.

The information in this prospectus is not complete and may be changed. Our company and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.


              --The rest of this page is intentionally left blank--

                                17,950,000 SHARES

                                FONEFRIEND, INC.

                                  COMMON STOCK


This prospectus relates to the offering for sale of up to 17,950,000 shares of our common stock, par value $.001, by the selling shareholders identified in this prospectus. The common stock covered by this prospectus includes up to 15,000,000 shares of common stock issuable from time to time to Dutchess Private Equities Fund, L.P. ("Dutchess"), which will become a shareholder pursuant to an Investment Agreement. The prices at which all selling shareholders may sell their shares will be determined by the prevailing market price for the shares or through negotiated transactions. We are not selling any securities in this offering and therefore will not receive any of the proceeds from the sale of the shares. We will, however, receive proceeds from the sale of securities under the Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess, which permits us to "put" up to $3 million dollars in shares of common stock to Dutchess. At no time will Dutchess own shares sufficient to make it an "affiliate" of our company within the meaning of the Securities Act of 1933, as amended. In addition, we may receive proceeds from the exercise of options to purchase 200,000 shares of common stock that are held by Compass Capital Group, Inc. ("Compass Capital") at an exercise price of $.20 per share, which shares are also being registered under this prospectus. All costs associated with this registration will be borne by us.

The  selling  stockholders  consist  of:

Compass  Capital  Group,  Inc.                       700,000
Danzig,  Ltd.                                        150,000
Dutchess  Private  Equities  Fund,  L.P.          15,000,000
Lothar  Elsaessar                                    300,000
Greentree  Financial  Group,  Inc.                   250,000
Hans  Georg  Huetter                                 300,000
RR  Inv  Holdings,  Inc.                             900,000
The  Bulletin  Board  Productions,  LLC              350,000
                                                  ----------
                                                  17,950,000

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol FFRD.OB. On February 26, 2004, the last reported sale price of our common stock was $0.17 per share.

Dutchess may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement. Dutchess will pay us 94% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares to be issued to Compass Capital and registered hereunder represent shares issuable upon conversion of a $100,000 convertible promissory note and issuable upon the exercise of 200,000 warrants to purchase shares of our common stock at an exercise price of $.20 per share. The shares issued to Danzig, Ltd., Lothar Elsaessar, Greentree Financial Group, Inc., Hans George Huetter, RR Inv Holdings, Inc. and The Bulletin Board Productions, LLC were issued in earlier private placements. The selling shareholders will receive all of the amounts received upon any sale by them of the common stock, less any brokerage commissions or other expenses incurred by them.

THE SHARES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS
EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE REGISTRATION OF THE SHARES UNDER THE SECURITIES LAWS OF THE STATE IN WHICH SUCH TRANSACTIONS OCCUR, OR THE EXISTENCE OF ANY EXEMPTIONS FROM SUCH REGISTRATION.
                                ----------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 10.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------
      SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS MARCH 29, 2004.
                                ----------------

SPECIAL  NOTE  REGARDING  FORWARD  LOOKING  STATEMENTS:

THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS DEAL WITH OUR CURRENT PLANS, INTENTIONS, BELIEFS AND EXPECTATIONS AND STATEMENTS OF FUTURE ECONOMIC PERFORMANCE. STATEMENTS CONTAINING TERMS SUCH AS "BELIEVES," "DOES NOT BELIEVE," "PLANS," "EXPECTS," "INTENDS," "ESTIMATES," "ANTICIPATES" AND OTHER PHRASES OF SIMILAR MEANING ARE CONSIDERED TO CONTAIN UNCERTAINTY AND ARE FORWARD LOOKING STATEMENTS.

FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH MAY CAUSE OUR ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM WHAT IS CURRENTLY ANTICIPATED. WE MAKE CAUTIONARY STATEMENTS IN CERTAIN SECTIONS OF THIS PROSPECTUS, INCLUDING UNDER "RISK FACTORS." YOU SHOULD READ THESE CAUTIONARY STATEMENTS AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS, IN THE MATERIALS REFERRED TO IN THIS PROSPECTUS, IN THE MATERIALS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, OR IN OUR PRESS RELEASES.

NO FORWARD-LOOKING STATEMENT IS A GUARANTEE OF FUTURE PERFORMANCE, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD LOOKING STATEMENT.

                                TABLE OF CONTENTS

PART  I

PROSPECTUS  SUMMARY                                                            7
RISK  FACTORS                                                                 11
USE  OF  PROCEEDS                                                             27
DETERMINATION  OF  OFFERING  PRICE                                            28
DILUTION                                                                      28
CAPITALIZATION                                                                30
DIVIDEND  POLICY                                                              31
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                       31
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
     CONDITION  AND  RESULTS  OF  OPERATIONS                                  34
DESCRIPTION  OF  BUSINESS                                                     39
DESCRIPTION  OF  PROPERTY                                                     56
MANAGEMENT                                                                    57
LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY; THE POSITION
     OF  THE  COMMISSION  ON  INDEMNIFICATION                                 60
EXECUTIVE  COMPENSATION                                                       62
RELATED  PARTY  TRANSACTIONS                                                  65
MARKET  FOR  OUR  COMMON  STOCK  AND  RELATED  MATTERS                        65
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT                                                               67
THE  SELLING  STOCKHOLDERS                                                    69
DESCRIPTION  OF  SECURITIES                                                   70
PLAN  OF  DISTRIBUTION                                                        71
LEGAL  PROCEEDINGS                                                            73
LEGAL  MATTERS                                                                74
EXPERTS                                                                       74
ADDITIONAL  INFORMATION                                                       74
FINANCIAL  STATEMENTS                                                         76
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS                            99

PART  II

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION                             101
RECENT  SALES  OF  UNREGISTERED  SECURITIES                                  101
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                                104
EXHIBIT  INDEX                                                               104
UNDERTAKINGS                                                                 106
SIGNATURES                                                                   107



                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPREARING ELSWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.

OUR  COMPANY

Our primary business is to market an Internet telephony device and related services to consumers and businesses worldwide, called the "FoneFriend." The underlying technology of the FoneFriend has been licensed by the Company from FoneFriend Systems, Inc. ("FSI"), and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet by using their standard residential telephone set (without the need for a computer or any software), for a low monthly fee of $9.95. Due to the low cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins in excess of those realized in the traditional telecommunications industry.

Once funding is obtained, the Company will focus its efforts towards establishing contractual relationships with third party suppliers to provide the infrastructure necessary to support operations of the FoneFriend product, to handle customer relationship management and product fulfillment, and towards the development and implementation of a high profile marketing campaign to advertise the FoneFriend product through direct response television marketing and coordinated radio and print advertising, which is designed to quickly penetrate targeted markets and create substantial consumer awareness and stimulate consumer demand for the FoneFriend product. Accordingly, the Company intends to allocate a large portion of the proceeds from any sale of its securities to fund marketing activities, to purchase infrastructure required to support the FoneFriend product, and corporate overhead.

In addition, information not published by the Company regarding the FoneFriend product can be viewed on the Internet at: "www.fonefriend.com", a web site that is currently maintained and operated by FSI, the licensor of the FoneFriend technology. The Company has a conditional option to acquire all rights to this web site. However, to date the Company does not control the information content on this web site. Accordingly, no information contained on such web site is to be attributed to the Company and should not constitute a part of this Registration Statement.

HOW  TO  CONTACT  US

We are a Delaware corporation and our principal executive offices are located at 14545 Friar Street, Suite 103, Van Nuys, California 91411. Our telephone number is (818) 376-1616. Our web site address on the Internet is http://www.myfonefriend.com.
---------------------------


                                  THE OFFERING


This prospectus relates to the resale of up to 17,950,000 shares of our common stock by eight entities: six current stockholders, Dutchess Private Equities Fund, L.P., which will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into with Dutchess, and Compass Capital Group, Inc., which will become a stockholder upon the conversion of a convertible note which it holds or the exercise of warrants to purchase our common stock which it holds.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:

Shareholder                                     Number of Shares
----------------------------------------------------------------
Compass  Capital  Group,  Inc.                       700,000 (1)
Danzig,  Ltd.                                        150,000
Dutchess  Private  Equities  Fund,  L.P.          15,000,000 (2)
Lothar  Elsaessar                                    300,000
Greentree  Financial  Group,  Inc.                   250,000
Hans  Georg  Huetter                                 300,000
RR  Inv  Holdings,  Inc.                             900,000
The  Bulletin  Board  Productions,  LLC              350,000
                                                  --------------
     Total Common Stock Being Registered          17,950,000

(1) Assumes that Compass Capital elects to convert the entire amount of principal and interest owing under its promissory note into 500,000 shares, based upon an assumed market value of approximately $0.27, per share, at the time of conversion. Further, assumes that Compass Capital exercises its warrant to purchase an additional 200,000 shares of our common stock at a fixed price of $0.20 per share.

(2) Assumes that we put 15,000,000 shares of common stock to Dutchess during the term of the Investment Agreement.

We have entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. ("Dutchess"), also referred to as an Equity Line of Credit. This agreement provides that, following notice to Dutchess, we may put to Dutchess up to $3 million in shares of our common stock for a purchase price equal to 94% of the Best Bid (as defined) price determined in accordance with the Agreement. The amount that the Company shall be entitled to put to Dutchess in any single transaction pursuant to the Investment Agreement will be equal to, at the Company's election, either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by 94% of the average of the three daily closing Best Bid prices immediately preceding the date of the put, or (B) $25,000; provided that in no event shall the amount of any single put be more than $1,000,000. In turn, Dutchess has indicated that it will resell those shares in the open market, or resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions. All references to the terms of the Investment Agreement are qualified in their entirety by language of such Agreement, a copy of which is incorporated by reference in this Registration Statement.

Dutchess  will  only  purchase  shares  when  we  meet the following conditions:

o a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;
o our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;
o we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;
o no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or issuance of our common stock;
o the registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus;
o we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have commenced any proceedings under any bankruptcy or insolvency laws.

The  Investment Agreement will terminate when any of the following events occur:

o    Dutchess  has  purchased  an  aggregate  of $3,000,000 of our common stock;
o    36  months  after  the  SEC declares this registration statement effective;
o    we  file  or  otherwise  enter  an  order  for  relief  in  bankruptcy;
o trading of our common stock is suspended for a period of 5 consecutive trading days; or
o    our common stock ceases to be registered under the Securities Exchange Act.

We are also registering for resale 700,000 shares of common stock which may be issuable to Compass Capital Group, Inc. ("Compass Capital"). In December, 2003, Compass lent us $100,000 pursuant to the terms of a convertible note, bearing an interest rate of 15% per annum, which may be converted into common stock at a 25% discount to the closing price of our stock. In addition, Compass has the right to exercise 200,000 warrants to purchase shares of our common stock at an exercise price of $.20 per share, and we are registering the shares of common stock issuable upon such exercise.

In addition, we are registering 2,250,000 shares of outstanding common stock which were previously issued in a private placement to Danzig, Ltd., Lothar Elsaessar, Greentree Financial Group, Inc., Hans George Huetter, RR Inv Holdings, Inc. and The Bulletin Board Productions, LLC. prior to the filing of the registration statement of which this prospectus is a part.

As of March 15, 2004 there were 19,184,444 issued and outstanding shares of our common stock. Our shares of common stock trade on the Over-The-Counter Bulletin Board with the symbol FFRD.OB.

We will not receive any proceeds from the sale of any shares by the selling shareholders. However, we will receive the proceeds of any "put" of our shares to Dutchess under the Investment Agreement and the proceeds of any exercise of warrants held by Compass Capital Group, Inc.

OUR  CAPITAL  STRUCTURE  BEFORE  AND  AFTER  THE  OFFERING

Common  Stock  outstanding:
Before  the  offering                         19,184,444
After  the  offering                          34,884,444  (1)

(1) Assumes that Compass Capital elects to convert all amounts due under its promissory note into 500,000 shares, based upon an assumed market value of approximately $0.27, per share, at the time of conversion. Further, assumes that Compass Capital exercises its warrant to purchase an additional 200,000 shares of our common stock at a fixed price of $0.20 per share. In addition, this assumes that we put 15,000,000 shares of common stock to Dutchess during the term of the Investment Agreement.

SUMMARY  FINANCIAL  INFORMATION

     The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.



                                      March 31, 2003          December 31, 2003
                                        (audited)                (unaudited)
                                      --------------          -----------------

Balance Sheet Data:

Total Assets                          $    1,350,514          $       1,248,107
Total Liabilities                     $       90,606          $         367,049
Total Stockholders' Equity            $    1,259,908          $         881,058

                                      11 Months Ended         9  Months  Ended
                                      March 31, 2003          December 31, 2003
                                        (audited)                (unaudited)
                                      --------------          -----------------

Statement  of  Operations:
Revenues                              $            0          $               0
Expenses                              $    1,605,464          $         526,100
Other  Income                         $            0          $               0
Net  Income  (Loss)                   $   (1,605,464)         $        (526,100)
Income  (Loss)  Per  Share            $         (.17)         $            (.05)

Fully Diluted Shares Used in
Computing Net Income (Loss)
Per Share (1)                              9,291,361                 10,376,061



(1) On a fully diluted basis, the Company had 8,471,000 shares of common stock issued and outstanding and 820,361 shares of convertible preferred stock outstanding as of March 31, 2003. In addition, the Company had 9,556,000 shares of common stock issued and outstanding and 820,361 shares of convertible preferred stock outstanding as of December 31, 2003. Subsequent to this latter date, the Company issued an additional 9,628,444 shares of common stock and all of the shares of preferred stock were converted into common stock, resulting in a total of 19,184,444 shares of common stock issued and outstanding as of the date of this prospectus.


                                  RISK FACTORS

THIS OFFERING INVOLVES MATERIAL RISK. PLEASE CAREFULLY READ THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.


           Risks Relating To Our Status As A Development Stage Company
           -----------------------------------------------------------

OUR LACK OF AN OPERATING HISTORY CREATES SUBSTANTIAL UNCERTAINTY ABOUT FUTURE RESULTS.

We are a development stage company with no operating history. We are just beginning to test market an internet based telecommunications system and our system is not yet fully operational. As a result of our lack of operating history, prospective investors have no operating and financial data about us on which to base an evaluation of our performance and an investment in our stock. Our ability to provide integrated telecommunications services on a widespread basis and to generate operating profits and positive operating cash flow will depend on our ability, among other things, to:

o market our Internet telephony services and generate demand for them among our targeted client categories;
o    develop,  enhance,  promote  and  carefully  manage  our  brand;
o    respond  appropriately  and  timely  to  competitive  developments;
o    develop  our  operational  support  and  other  back  office  systems;
o    attract  and  retain  an  adequate  client  base;
o    secure  additional  financing;
o    attract  and  retain  qualified  personnel;  and
o enter into and implement long term agreements for leased capacity and other services with established telephone companies on satisfactory terms.

We cannot assure you that we will be able to achieve any of these objectives, generate sufficient revenue to achieve or sustain profitability, meet our working capital requirements or compete successfully in the telecommunications industry.

In addition, our success will be particularly dependent on our ability to make further enhancements to our products and services, and to market such products and services in a commercially viable manner, as to which there can be no assurance. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business, including, but not limited to, lack of client acceptance, competition and inadequate marketing. Our failure to raise the maximum amount of funds through this Equity Line of Credit will likely hinder our efforts to fully implement our planned marketing activities in connection with our initial product, the FoneFriend. As a result we would be required to reduce or curtail operations. We can make no assurance that we will be able to generate a profit.

WE HAVE A HISTORY OF LOSSES FROM DEVELOPMENT STAGE OPERATIONS AND NEGATIVE CASH FLOWS, AND WE ANTICIPATE OUR LOSSES TO INCREASE AND CONTINUE FOR THE FORESEEABLE FUTURE.

We have incurred significant losses from development stage operations and negative cash flows each year since inception. Through December 31, 2003, we had an accumulated deficit of $3,016,851. During the fiscal year ended March 31, 2003, we incurred net losses from development stage operations of $1,605,464 and sustained negative cash flows of $207,789, resulting in a loss of $0.19 per share applicable to our common stockholders. During the nine months ended December 31, 2003, we incurred net losses from development stage operations of $526,100 and sustained negative cash flows of $8,368, resulting in a net loss of $0.06 per share applicable to our common stockholders. We expect to make significant expenditures in connection with the development of our business, the acquisition, development and expansion of our Internet telephony infrastructure, and the deployment of our services and systems. As a result, we expect our losses to continue and increase in the foreseeable future, and we expect to incur significant future losses from development stage operations and negative cash flows from our activities.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. During the year ended March 31, 2003, we experienced a net loss from development stage operations of $1,605,464 and had negative cash flows of $207,789. During the nine months ended December 31, 2003, we experienced a net loss from development stage operations of $526,100 and had negative cash flows of $8,368. In addition, we had substantial shareholders' equity operating deficits at March 31, 2003 and December 31, 2003 of $2,490,751 and $3,016,851, respectively. Lastly, we have significant present and future working capital demands, which will require substantial equity and debt financing which, with the exception of the Equity Line of Credit with Dutchess, have not yet been secured. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our independent auditors have also expressed doubt as to our ability to continue as a going concern. The consolidated financial statements included elsewhere herein do not include any adjustments that might result from the outcome of this uncertainty.

In an effort to reverse the negative financial conditions noted above, we have entered into the Equity Line of Credit with Dutchess, which is expected to raise $3 Million dollars in equity capital during the years 2004 through 2005. We believe this financing will help us to further develop our business and facilitate our development of an operating presence in the Internet telephony market.

There can be no assurances that we will be able to successfully implement our plans, including generating profitable operations, generating positive cash flows from operations and obtaining additional capital to meet present and future working capital demands.

WE MAY BE FORCED TO CURTAIL OR DISCONTINUE OUR BUSINESS DEVELOPMENT IF WE ARE UNABLE TO SECURE ADDITIONAL FUNDS TO FINANCE OUR WORKING CAPITAL AND OTHER REQUIREMENTS AND THE COSTS ASSOCIATED WITH THE DEVELOPMENT AND EXPANSION OF OUR BUSINESS ENTERPRISE.

Due to our lack of an operating history and the nature of our industry, we will have substantial future capital needs. Additional capital may be required to fund some of all of the following:

o    day  to  day  working  capital  needs;
o    unanticipated  opportunities;
o    potential  acquisitions;
o    changing  business  conditions;  and
o    unanticipated  competitive  pressures.

We may need to forego business opportunities relating to the above events if we do not obtain additional financing. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business development may be impeded.

WE ARE A START UP VENTURE WITH HIGH DEVELOPMENT COSTS, AND ESTIMATE THAT WE WILL NEED A CUSTOMER BASE OF AT LEAST 20,000 SUBSCRIBERS GENERATING REVENUES OF $10.00 PER MONTH FOR A ONE YEAR PERIOD OF TIME IN ORDER TO ACHIEVE ANY MEASURE OF PROFITABILITY. WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO ACCOMPLISH THIS.

We have never been profitable due to the nature of our start up and infrastructure development expenses. If we continue to incur losses, we may not be able to finance the commercial deployment of our products and services. We estimate that we will need a customer base of at least 20,000 subscribers, that will generate revenues of $10.00 per month for a one-year period in order to achieve any measure of profitability. There can be no assurances that we will be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

THE TECHNOLOGY THAT ALLOWS VOICE COMMUNICATIONS OVER THE INTERNET IS IN ITS INFANCY, AND THE QUALITY OF INTERNET TELEPHONE CALLS NEEDS IMPROVEMENT. CALLERS COULD EXPERIENCE DELAYS, ERRORS IN TRANSMISSIONS OR OTHER INTERRUPTIONS IN SERVICE, ALL OF WHICH COULD NEGATIVELY IMPACT OUR FUTURE REVENUES, REPUTATION AND BRAND.

The technology that allows voice communications over the Internet is still in its infancy. Historically, the sound quality of Internet telephone calls was poor. As the industry has grown, sound quality has improved, but the technology requires additional refinement. Additionally, the Internet's capacity constraints may impede the acceptance of Internet telephony. Callers could experience delays, errors in transmissions or other interruptions in service that are beyond our control. The quality issues inherent in Internet telephony could negatively impact our future revenues, reputation and brand. Furthermore, the FoneFriend technology that we have licensed is unproven and has not been tested in a commercial environment. Therefore, there can be no assurances that our product will function as anticipated when we are able to commence sales.

OUR FUTURE PERFORMANCE WILL DEPEND, IN PART, ON OUR ABILITY TO MANAGE OUR BUSINESS GROWTH EFFECTIVELY. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY GROW OR MANAGE SUCH GROWTH.

Our future performance will depend, in part, on our ability to manage our business growth effectively. Towards that end, we will have to undertake the following tasks, among others:

o effectively develop our operating, administrative, financial and accountings systems and controls;
o establish and continuously improve coordination among our engineering, accounting, finance, marketing and operations personnel; and
o develop and continuously enhance our management information systems capabilities.

If we cannot accomplish these tasks, our chances of achieving profitability may be diminished.


                   Risks Relating To Our Competitive Strategy
                   ------------------------------------------

OUR STRATEGY FOR SUCCESS IS BASED PARTLY ON OUR ABILITY TO PROVIDE DISCOUNTED DOMESTIC AND INTERNATIONAL LONG DISTANCE COMMUNICATIONS SERVICES WITH THE COST SAVINGS OF CARRYING VOICE TRAFFIC OVER THE INTERNET, AS COMPARED TO CARRYING CALLS OVER TRADITIONAL LONG DISTANCE NETWORKS. THE PRICE OF LONG DISTANCE CALLS MAY DECLINE TO A POINT WHERE WE NO LONGER HAVE SUCH A COST ADVANTAGE, WHICH WILL BE DETRIMENTAL TO OUR BUSINESS PROSPECTS.

Our strategy for success is based partly on our ability to provide discounted domestic and international long distance communications services with the cost savings of carrying voice traffic over the internet, as compared to carrying calls over traditional long distance networks, such as those owned by AT&T, MCI and Sprint. In recent years, the price of long distance calls has fallen, especially in the U.S. In response, we may lower the price of our service offerings. AT&T, MCI and Sprint have adopted pricing plans in which the rates that they charge for U.S. domestic long distance calls are not always substantially higher than the rates that we intend to charge for our domestic service. The price of long distance calls may decline to a point where we no longer have a price advantage over these traditional long distance services. Also, other providers of long distance services may begin, or have begun to offer unlimited or nearly unlimited use of some of their services for an attractive monthly rate. We would then have to rely on factors other than price to differentiate our product and service offerings, which we may not be able to do.

COMPETITION COULD REDUCE ANY MARKET SHARE THAT WE MAY BE ABLE TO ACQUIRE IN THE FUTURE AND DECREASE OUR REVENUES.

The market for Internet telephony services is extremely competitive. Many companies offer products and services similar to ours, which are directly competitive to our product and services in our target markets, and many of these companies have a substantial presence in the markets we plan to serve. In addition, many of these companies are larger than we are and have substantially greater financial, distribution and marketing resources than we do. We therefore may not be able to compete successfully with these companies. If we do not succeed in competing with these companies, we may not be able to efficiently acquire customers or we could likely lose any customers acquired and any potential revenue will be substantially reduced.

COMPETITORS MAY BE ABLE TO BUNDLE SERVICES AND PRODUCTS THAT WE DO NOT INTEND TO OFFER TOGETHER WITH LONG DISTANCE OR INTERNET TELEPHONY SERVICES, WHICH WOULD SIGNIFICANTLY REDUCE OUR POTENTIAL TO GENERATE REVENUES AND WOULD DAMAGE ANY BRAND AND NAME RECOGNITION WE MAY BE ABLE TO ESTABLISH IN THE FUTURE.

Competitors may be able to bundle services and products that we do not intend to offer together with long distance or Internet telephony services. These services could include wireless communications, voice and data services, Internet access and cable television. This form of bundling would put us at a competitive disadvantage if these providers can combine a variety of service offerings at a single attractive price. In addition, some of the telecommunications and other companies that compete with our proposed product and services may be able to provide customers with lower communications costs or other packaged incentives with their services, reducing the overall cost of their communications packages, and significantly increasing pricing pressures on the product and services we intend to offer. This form of competition could significantly reduce our potential to generate revenues. Furthermore, if our potential customers do not perceive our services to be effective or of high quality, any brand and name recognition we may be able to establish in the future would suffer.

WE MAY NOT BE ABLE TO ESTABLISH, MAINTAIN OR PROTECT THE QUALITY REPUTATION THAT WE BELIEVE OUR PRODUCT AND SERVICES MAY BE ABLE TO ENJOY IN A COMPETITIVE MARKETPLACE IN WHICH MARKETING AND ADVERTISING EXPENDITURES ARE CRUCIAL. WE DO NOT CURRENTLY HAVE THE FUNDS TO PAY FOR THE REQUISITE LEVEL OF MARKETING AND ADVERTISING SUPPORT, AND OUR CHANCES TO ESTABLISH ANY BRAND AND NAME RECOGNITION MAY SUFFER.

We believe that establishing and maintaining brand and name recognition is critical for attracting and expanding our targeted client base. We also believe that the importance of reputation and name recognition will increase as competition in our markets increases. Promotion and enhancement of our name will depend on the effectiveness of our marketing and advertising efforts and on our potential success in attempting to provide a high quality product and related services, neither of which can be assured. We do not currently have the funds to pay for the requisite level of marketing and advertising support. In addition, our plan to provide both domestic and international communications services will require us to rely on third party distributors to promote and market our product and services. We cannot be assured that these third parties will provide the same level of effort as we believe will be necessary to establish and maintain a quality reputation for our product and services. If they do not, our reputation may be tarnished.

OUR POTENTIAL FOR SUCCESS DEPENDS GREATLY ON OUR ABILITY TO HANDLE A LARGE NUMBER OF SIMULTANEOUS CALLS, WHICH OUR NETWORK SYSTEMS MAY NOT BE ABLE TO ACCOMMODATE. THIS COULD HURT OUR REPUTATION AND WE COULD LOSE CUSTOMERS.

We expect the volume of simultaneous calls to be quite significant as we commence our operations. Our potential for success will depend greatly on our ability to handle a large number of simultaneous calls. Our proposed network hardware and software may not be able to accommodate this volume. If we fail to maintain an appropriate level of operational performance, or if our service is disrupted, our reputation could be hurt and we could lose customers. Additionally, our management team does not have experience with deployment of hardware and software systems of this nature and intends to rely on third parties for their expertise.

OUR INABILITY TO ACHIEVE OR SUSTAIN MARKET ACCEPTANCE FOR OUR SERVICES AT DESIRED PRICING LEVELS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

Prices for telecommunications services have historically fallen and we expect this trend to continue. Consequently, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to generate revenues, which would harm our business, financial condition and operating results.

WE INTEND TO RELY UPON SEVERAL UNAFFILIATED, THIRD PARTY COMPANIES FOR COMPUTER EQUIPMENT AND SOFTWARE, NETWORK SERVICES, COMPONENT PARTS, MANUFACTURING, SYSTEMS INTEGRATION AND OPERATIONAL ASPECTS OF OUR BUSINESS. OUR INABILITY TO MAINTAIN RELATIONSHIPS WITH, OR THE LOSS OF ONE OR MORE OF THESE UNAFFILIATED COMPANIES, OR THE FAILURE OF THEIR SUBCONTRACTORS OR SUPPLIERS TO MEET OUR OPERATIONAL REQUIREMENTS MAY FORCE US TO REDUCE OR ELIMINATE EXPENDITURES FOR DEVELOPING OUR INFRASTRUCTURE, RESEARCH AND DEVELOPMENT, MARKETING OF OUR PRODUCT OR OTHERWISE CURTAIL OR DISCONTINUE OPERATIONS, ALL OF WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.

The Company intends to rely upon several unaffiliated, third party companies, for computer equipment and software, network and telecommunications services, component parts, manufacturing, systems integration and operational aspects of our business. This outsourcing strategy involves certain risks, including the potential lack of adequate capacity and reduced control over delivery schedules, manufacturing yield, quality, and costs. In the event that any significant subcontractor were to become unable or unwilling to continue to supply, manufacture or maintain our product or related services in the required volumes, we would have to identify and qualify acceptable replacements. Finding replacements could take time, and management cannot be sure that additional sources would be available on a timely basis. As a result, we are subject to the risk of interruptions in operations or supplies due to changes in market demand, servicing costs, and competitors' prices. Our ability to maintain relationships with, or the loss of, these unaffiliated companies, or the failure of their subcontractors or suppliers to meet our operational requirements may require us to reduce or eliminate expenditures for developing our infrastructure, research and development, marketing of our product or otherwise curtail or discontinue operations, all of which may have a material adverse affect on out business, financial condition and results of operations.

              Risks Relating To Doing Business In Foreign Countries
              -----------------------------------------------------

MONOPOLISTIC TELEPHONE PROVIDERS IN FOREIGN COUNTRIES MAY CHARGE US ARTIFICIALLY HIGH RATES OR DEMAND TERMS THAT ARE UNSATISFACTORY, ALL OF WHICH MAY MAKE OUR EFFORT TO PROVIDE SERVICE IN SUCH COUNTRIES UNPROFITABLE.

In many foreign jurisdictions in which we plan to conduct business, the primary provider of significant in-country transmission facilities is the national telephone company, which may be the only provider in that country. As a result, we may have to lease transmission capacity or other services at artificially high rates from such a monopolistic provider, and we may not be able to generate a profit on those calls. In addition, national telephone companies may not be required by law to lease necessary services to us or, if applicable law requires national telephone companies to lease facilities to us, we may encounter delays in negotiating leases and interconnection agreements and commencing operations. Additionally, disputes may result with respect to pricing, billing or other terms of these agreements, and these disputes could affect our ability to commence operations or continue to operate in these countries.

REGULATION OF INTERNET TELEPHONY OUTSIDE THE U.S. VARIES FROM COUNTRY TO COUNTRY. WE CANNOT PREDICT HOW A REGULATORY OR POLICY CHANGE IN A PARTICULAR COUNTRY MIGHT AFFECT THE FUTURE PROVISION OF OUR SERVICES. SUCH REGULATORY UNCERTAINTY COULD ADVERSELY IMPACT OUR ABILITY TO PROVIDE INTERNET TELEPHONY SERVICES IN A NUMBER OF FOREIGN COUNTRIES.

Some foreign countries currently impose little or no regulation on Internet telephony services, as in the United States. Other countries, including those in which the governments prohibit or limit competition for traditional voice telephony services, generally do no permit Internet telephony services or strictly limit the terms under which those services may be provided. Still other countries regulate Internet telephony services like traditional voice telephony services, requiring Internet telephony companies to make universal service contributions and pay other taxes. While some countries subject Internet telephony providers to strict regulations, others have moved towards liberalization of the Internet telephony providers sector and have lifted bans on provision of Internet telephony services. We cannot predict how a potential regulatory or policy change in a particular country might affect the future provision of our services. This regulatory uncertainty could adversely impact our ability to provide Internet telephony services in foreign countries.

OUR PLANNED EXPANSION IN INTERNATIONAL MARKETS IS SUBJECT TO A VARIETY OF RISKS ASSOCIATED WITH CONDUCTING BUSINESS INTERNATIONALLY, ANY OF WHICH COULD SERIOUSLY HARM OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS.

Our initial efforts, with respect to the FoneFriend product, are subject to a variety of risks associated with conducting business internationally, any of which could seriously harm our business, financial condition, and results of operation. The risks include: (1) import or export licensing and product certification requirements; (2) tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries, especially on technology; (3) potential adverse tax consequences, including restrictions on repatriation of earnings; (4) seasonal reductions in business activity in certain parts of the world; (5) fluctuations in foreign currency exchange rates, which could make our product relatively more expensive in foreign markets; (6) changes in regulatory requirements; (7) burdens of complying with and enforcing a wide variety of foreign laws, particularly with respect to intellectual property and license requirements; (8) difficulties and costs of staffing and managing foreign operations; (9) political instability; and (10) the impact of recessions in economies outside of the United States. There can be no assurance that fluctuating international market factors will not adversely effect our plan to implement operations in such markets.

 Risks Relating To Our Common Stock And The Equity Line Of Credit With Dutchess
 ------------------------------------------------------------------------------

OUR COMMON STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES FOR A PROFIT.

The trading price of our common stock has been and is likely to continue to be highly volatile. For example, during the 52-week period ended March 15, 2004, the closing price of our common stock ranged from $0.12 to $4.00 per share. Our stock price could be subject to wide fluctuations in response to factors such as:

o    actual  or  anticipated  variations  in  quarterly  operating  results;
o announcements of technological innovations, new products or services by us or our potential competitors;
o changes in our financial estimates or recommendations by securities analysts regarding us or our potential competitors;
o the addition or loss of strategic relationships or relationships with our potential customers, partners or consultants;
o announcements by us or our potential competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
o    legal,  regulatory  or  political  developments;
o    additions  or  departures  of  key  personnel;
o    sales  of  our  common  stock  by  insiders  or  stockholders;  and
o    general  market  conditions.

In  addition,  the  stock  market  in general, and the Over-The-Counter Bulletin
Board, as well as the market for Internet telephony services and telecommunications related companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THIS OFFERING.

The sale of shares pursuant to our Investment Agreement with Dutchess may have a dilutive impact on our shareholders. As a result, our potential net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our "put" options, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then out existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to our Investment Agreement, we will issue our common stock at a 6% discount to the lowest closing bid price of our common stock during the five day period following our notice to Dutchess of our election to exercise our "put" right. These discounted sales could cause the price of our common stock to decline.

OUR COMMON STOCK IS A "PENNY STOCK," AND COMPLIANCE WITH REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

o    deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;
o provide the customer with current bid and offer quotation for the penny stock;
o explain the compensation of the broker-dealer and its salesperson in the transaction;
o provide monthly account statements showing the market value of each penny stock held in the customer's account;
o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's approval; and
o    provide  a  written  agreement  for  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP.

Our common stock trades on the Over-The-Counter Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS. THERE IS A RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any ever arise, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

        Risks Relating To Our Relationship With FoneFriend Systems, Inc.
        ----------------------------------------------------------------

THE PATENTS, SERVICE MARKS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY RIGHTS LICENSED FROM FONEFRIEND SYSTEMS, INC. ("FSI") ARE CRUCIAL TO OUR SUCCESS. IF FSI DEFAULTS IN ITS OBLIGATIONS TO GIVE SUPPORT TO THE FONEFRIEND TECHNOLOGY, WE MAY NOT SUCCEED OR BE FORCED TO FIND AN ALTERNATIVE INTERNET VOICE TRANSMISSION DEVICE OR TECHNOLOGY AT A PROHIBITIVE COST. IN ADDITION, THE TWO FSI PRINCIPALS HAVE INFORMED US THAT THEY MAY NOT CONTINUE THEIR ASSOCIATION WITH EACH OTHER, WHICH COULD CAUSE SIGNIFICANT COMMERCIAL DAMAGE TO OUR COMPANY.

We regard FSI's patents, service marks, trademarks, trade secrets and other intellectual property as crucial to our success. If FSI defaults in its obligations to give support to the FoneFriend technology, we may not succeed or be forced to find an alternative Internet device or technology, which could be prohibitively expensive. FSI founders, Mr. John Wimsatt and Dr. Faramarz Vaziri, have informed us that they may not continue their association with each other. If further difficulties arise between the two principals, it may cause significant economic or commercial damage to our Company.

FSI HAS GRANTED AND MAY CONTINUE TO GRANT ADDITIONAL LICENSES OF ITS TECHNOLOGY TO ONE OR MORE THIRD PARTIES AND/OR POTENTIAL COMPETITORS, WHICH MAY ADVERSELY IMPACT OUR BUSINESS AND OUR POTENTIAL TO CAPTURE ANY MARKET SHARE IN THE INTERNET TELEPHONY MARKETPLACE.

FSI informs us that, presently, we are the only licensee of the FoneFriend technology in the world. However, FSI has the right to grant other licenses at any time, if it desires to do so. If FSI does grant additional licenses of the FoneFriend technology, this may adversely impact our business and our potential to capture any market share in the Internet telephony marketplace. We are aware of two companies who have each tendered a substantial sum of money for a license or other right to use or market the FoneFriend technology. Both of these companies, Iglo-Tel, Inc. (a U.S. company), and Credit Phone International (an Italian company), have defaulted on and lost their licenses to use the FoneFriend technology issued by FSI. Should either of these companies re-instate their license with FSI, this could adversely impact our exploitation of the Internet telephony business with FoneFriend technology.

OUR CONTRACTS WITH DR. FARAMARZ VAZIRI AND WINSONIC HOLDINGS, LTD., FOR TECHNICAL SUPPORT SERVICES RELATING TO THE FONEFRIEND TECHNOLOGY ARE PRESENTLY IN DEFAULT, ALTHOUGH THE PARTIES CONTINUE TO NEGOTIATE IN GOOD FAITH TO RESOLVE ALL ISSUES OF CONTENTION. WE BELIEVE THAT IT IS CRUCIAL TO OUR SUCCESS TO RETAIN THE SERVICES OF DR. FARAMARZ VAZIRI, WHO IS THE INVENTOR OF THE FONEFRIEND TECHNOLOGY AND CO-FOUNDER OF FONEFRIEND SYSTEMS, INC., THE PATENT HOLDER, AND TO MAINTAIN A GOOD WORKING RELATIONSHIP WITH WINSONIC HOLDINGS.

Our contracts with Dr. Faramarz Vaziri and Winsonic Holdings, Ltd., for technical support services relating to the FoneFriend technology are presently in default for lack of timely payments. However, the parties have continue to work and negotiate in good faith to resolve such default in anticipation of future payments conditioned upon the Company's receipt of proceeds from its Equity Line of Credit from Dutchess. We believe it is crucial to our success to retain the services of Dr. Faramarz Vaziri, who is the inventor of the FoneFriend technology and co-founder of FoneFriend Systems, Inc., the patent owner and licensor of the technology rights to the Company. In addition, it would be expensive to obtain alternative services currently provided by Winsonic Holdings, Ltd. However, we have been able to maintain a good working and professional relationship with Dr. Vaziri, who is our senior technology consultant and Winston Johnson, who is the president of Winsonic Holdings and our chief technology consultant.

THE UNAUTHORIZED USE OF OUR INTELLECTUAL PROPERTY BY THIRD PARTIES MAY DAMAGE OUR BUSINESS AND HINDER OUR EFFORTS TO ESTABLISH A BRAND NAME FOR OUR PRODUCT. IN ADDITION, PROSECUTING CLAIMS OR DEFENDING AGAINST INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS COULD BE EXPENSIVE TO FSI, AND COULD DISRUPT OUR BUSINESS.

We rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, partners potential third party suppliers and others to protect our intellectual property rights licensed from FSI. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the laws of some foreign countries may not protect intellectual property rights to the same extent as do the laws of the United States. The unauthorized use of our intellectual property by third parties may damage our business and hinder efforts or all together prevent us from establishing a brand name or product recognition for our product and services. In addition, defending against intellectual property infringement claims could be expensive to FSI, and could disrupt our business. In addition, successful infringement claims against FSI may result in substantial monetary liability or may materially disrupt the conduct of our business.

OUR SOLE PROPRIETARY RIGHTS ARE REPRESENTED BY OUR ACQUIRED INTEREST IN THE FONEFRIEND TECHNOLOGY AND ITS NAME. THE COSTS OF OBTAINING AND ENFORCING PATENTS AND TRADEMARKS AND OF PROTECTING OUR LICENSED PROPRIETARY TECHNOLOGY (IN CONTRAST TO THE COSTS TO FSI WITH RESPECT TO SUCH TECHNOLOGY) MAY INVOLVE A SUBSTANTIAL COMMITMENT OF OUR RESOURCES AND DIVERT RESOURCES FROM OUR OTHER OPERATIONS.

We own no proprietary rights other than our acquired interest in the FoneFriend technology and its name which we obtained through our license agreement with FSI. The key FoneFriend technologies acquired by us are described in the U.S. and international patent applications by FSI to the U.S. Patent and Trademark Office ("PTO"). These patents make approximately 60 separate claims, the most significant of which are: (1) the ability to switch from the PSTN to the Internet without making an initial PSTN toll connection; (2) utilizing a proprietary server and telephone numbers to make an Internet call connection, and (3) the dynamic packet adjustment features utilized by the Internet phone network. To date, and to the best of our knowledge, FSI has had no opposing claims filed with the PTO or received any other opposing claims. The costs of obtaining and enforcing patents and trademarks and of protecting proprietary technology may involve a substantial commitment of our resources and divert resources from our other operations. Infringement claims against us, even if without merit, may be time-consuming, result in costly litigation, or require us to enter into royalty or licensing agreements that may or may not be available on terms acceptable to us. There can be no assurance that (i) litigation will not be commenced seeking to challenge our or our licensors' patents or that such challenges will not be successful, (ii) processes or products of ours do not or will not infringe upon the patents or copyrights of third parties, (iii) the scope of patents that will be licensed to us will successfully prevent third parties from developing similar or competitive products, or (iv) that we or our licensors' patents or patent applications will issue or, if issued, will not be reexamined, opposed, challenged, invalidated or circumvented, or that the rights granted thereunder will provide sufficient protection or competitive advantages to us.

                       Certain Legal And Regulatory Risks
                       ----------------------------------

THE LEGAL AND REGULATORY ENVIRONMENT RELATED TO OUR BUSINESS IS UNCERTAIN AND CHANGING RAPIDLY, AND IT COULD NEGATIVELY IMPACT OUR PROPOSED BUSINESS. NEW REGULATIONS COULD INCREASE OUR ANTICIPATED COSTS OF DOING BUSINESS AND PREVENT US FROM DELIVERING OUR PRODUCT AND SERVICES IN PARTICULAR MARKETS, WHICH WOULD ADVERSELY AFFECT OUR POTENTIAL CUSTOMER BASE AND OUR REVENUE. IN ADDITION, THE GROWTH OF THE INTERNET MAY BE SIGNIFICANTLY SLOWED BY NEW REGULATIONS, WHICH COULD DELAY GROWTH IN DEMAND FOR OUR PRODUCT AND SERVICES. FURTHER, REGULATORY TREATMENT OF INTERNET TELEPHONY OUTSIDE THE UNITED STATES VARIES FROM COUNTRY TO COUNTRY AND IS SUBJECT TO CHANGE.

The legal and regulatory environment related to our business is uncertain and changing rapidly, and it could negatively impact our proposed plan of business. New regulations could increase our anticipated costs of doing business and prevent us from delivering our product and services in particular markets, including foreign countries and over the Internet, which would adversely affect our potential customer base and our revenue. In addition, the growth of the Internet may be significantly slowed by new regulations, which could delay growth in demand for our product and services. Further, regulatory treatment of Internet telephony outside the United States varies from country to country and is subject to rapid changes which may or may not be favorable to our intended plan of business. We cannot predict how the laws and regulations will develop with regard to Internet telephony. New laws and regulations may address issues that include:

o    sales  and  other  taxes;
o    interstate  access  charges;
o    user  privacy
o    pricing  controls;
o    characteristics  and  quality  of  products  and  services;
o    consumer  protection;
o contributions to the Universal Service Fund, which is funded by telecommunications carriers for the purpose of supporting local telephone service in rural and high cost areas;
o    cross-border  commerce;
o    copyright,  trademark  and  patent  infringement;  and
o    other  claims  based  on  the  nature  and  content  of Internet materials.

To date, governmental regulations have not materially restricted use of the Internet in Internet telephony markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. On April 10, 1998, the FCC issued a Report to Congress indicating its intent to regulate certain Internet service providers that use Internet protocols to provide Internet telephony as subject to telecommunications regulation. According to the FCC, Internet phone-to-phone services bear the characteristics of telecommunications, not of an enhanced information service, which has been historically exempt from the payment of access charges to local exchange carriers for originating and terminating calls over the public switched telephone network. While neither Congress nor the FCC has yet formally adopted laws or regulations based on the 1998 FCC Report, several Bell Operating Companies have acted to apply access charges to Internet telephony providers.

THE LAW RELATING TO THE LIABILITY OF ONLINE SERVICES COMPANIES AND INTERNET ACCESS PROVIDERS FOR DATA AND CONTENT CARRIED ON OR DISSEMINATED THROUGH THEIR NETWORKS IS CURRENTLY UNSETTLED.

It is possible that claims could be made against online services companies and Internet access providers under United States and/or foreign law for defamation, negligence, copyright or trademark infringement, or other theories based on data or content disseminated through their networks, even if a user independently originated this data or content. Several private lawsuits seeking to impose liability on online services companies and Internet access providers have been filed in U.S. and foreign courts. While the United States has passed laws protecting Internet access providers from liability for actions by independent users in limited circumstances, this protection may not apply in any particular case at issue. In addition, some countries, such as China, regulate or restrict the transport of voice and data traffic in their jurisdiction. The risk to us, as an Internet access provider, of potential liability for data and content carried on or disseminated through our system could require us to implement measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue some of our services. Our ability to monitor, censor or otherwise restrict the types of data or content distributed through our network is limited. Failure to comply with any applicable law or regulations in particular jurisdictions could result in fines, penalties or the suspension or termination of our services in these jurisdictions. The negative attention focused on liability issues as a result of these lawsuits and legislative proposals could adversely the growth of public Internet use. The imposition of any liability could harm our business and prospects.

THE FCC AND STATE REGULATIONS MAY LIMIT THE SERVICES WE CAN OFFER AND RESTRICT OUR INTENDED OPERATION AND DEVELOPMENT OF OUR BUSINESS.

Our intended Internet telephony operations are not currently subject to direct regulation by the FCC or any federal, state or local governmental agency, other than regulations applicable to businesses generally. However, the FCC recently indicated that the regulatory status of some services offered over the Internet may have to be re-examined. New laws or regulations relating to Internet services, or existing laws found to apply to them, may have a material adverse effect on our intended plan of business, financial condition or results of operations.

Our planned provision of Internet telephony services could become subject to significant regulation at the federal, state and local levels. The costs of complying with these regulations and the delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse effect on our business, financial condition and operating results.

We cannot assure you that the FCC or state commissions will continue to refrain from taking regulatory action against us upon commencement of our business. If they do, we must fully comply with the rules of the FCC or state regulatory agencies, or face challenges to our authority to do business. Such challenges could cause us to incur substantial legal and administrative expenses.

OUR DIRECTORS AND OFFICERS ARE INDEMNIFIED AGAINST CERTAIN LIABILITIES THAT THEY MAY INCUR IN CONNECTION WITH ACTIONS TAKEN ON OUR BEHALF. SUCH INDEMNIFICATION COULD REDUCE THE LEGAL REMEDIES AVAILABLE TO US AND OUR SHAREHOLDERS AGAINST OUR DIRECTORS AND OFFICERS ARISING OUT OF THEIR ACTIONS.

We have executed indemnification agreements that will indemnify each director and officer against certain liabilities that they may incur, and, in addition, our By-Laws provide that our directors and officers are indemnified against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, to the fullest extent provided by the law of the State of Delaware. Each of these measures could reduce the legal remedies available to us and our shareholders against such individuals.

WE DO NOT HAVE PRODUCT LIABILITY INSURANCE AND, AS A RESULT, WE COULD BE SUBJECTED TO CLAIMS FOR PRODUCT LIABILITY RESULTING FROM THE USE OF OUR PRODUCTS.

We do not have product liability insurance and, as a result, we could be subjected to claims for product liability resulting from the use of our products. In the event product liability claims are filed, they could have a material adverse effect on our financial condition and on the marketability of any affected products. Although we intend to acquire adequate liability insurance, the cost of such insurance may be prohibitive and we may not be able to purchase such insurance. Even if we do purchase the insurance, there is no assurance that any potential claims will not exceed the insurance coverage or that all claims will be within the coverage afforded.

                              Other Business Risks
                             ----------------------

INTERNET TELEPHONY IS AT AN EARLY STAGE OF DEVELOPMENT, AND IT IS DIFFICULT TO PREDICT THE SIZE OF THIS MARKET AND ITS GROWTH RATE. WE BELIEVE THAT OUR INTENDED BUSINESS WILL NOT GROW WITHOUT INCREASED USE OF THE INTERNET. DEMAND AND MARKET ACCEPTANCE FOR RECENTLY INTRODUCED PRODUCTS AND SERVICES OVER THE INTERNET ARE STILL UNCERTAIN. THE INTERNET MAY NOT PROVE TO BE A VIABLE COMMERCIAL MARKETPLACE FOR A NUMBER OF REASONS, ANY OF WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

Internet telephony is at an early stage of development, and it is hard to predict the size of this market and its growth rate. We believe that our intended business will not grow without increased use of the Internet. Demand and market acceptance for recently introduced products and services over the Internet are still uncertain. We cannot predict whether potential customers will be willing to shift their traditional international or long distance calling activities to an Internet based solution like we intend to offer. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including:

o    concerns  about  security;
o    Internet  congestion;
o    inconsistent  service;  and
o    lack  of  cost-effective,  high-speed  access.

If the use of the Internet as a commercial marketplace does not continue to grow, we may not be able to grow our customer base, which could prevent us from increasing revenues or achieving profitability.

OUR BUSINESS PROSPECTS MAY SUFFER IF WE ARE NOT ABLE TO KEEP UP WITH THE RAPID TECHNOLOGICAL DEVELOPMENTS IN OUR INDUSTRY.

The communications industry is subject to rapid and significant technological changes, such as continuing developments of alternative technologies for providing high-speed voice communications. We cannot predict the effect of technological changes on our intended plan of business. We may rely in part on third parties, including some of our potential competitors, for the development of and access to communications technologies. We expect that new services and technologies applicable to our proposed markets will emerge. New products and technologies may be superior and/or render obsolete the products and technologies that we currently intend to use to deliver our services. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and evolving industry standards. We may be unable to obtain access to new technologies on acceptable terms or at all, and we may be unable to obtain access to new technologies and offer services in a competitive and/or efficient manner. Any new products and technologies may not be compatible with our technologies and intended business plan. We believe that the global communications industry should set standards to allow for the compatibility of various products and technologies. The industry, however, may not set standards on a timely basis or at all.

WE  DEPEND  ON  THE  SERVICES OF OUR SENIOR MANAGEMENT TEAM AND KEY CONSULTANTS.

Our future success depends to a significant extent on the continued services of our senior management, particularly Jackelyn Giroux, our President, and Gary A. Rasmussen, our business consultant, as well as Dr. Faramarz Vaziri, our technology consultant. The loss of the services of any of these executives or consultants, or any other present or future key employee, could have a material adverse effect on the management of our intended business. We do not maintain "key person" life insurance for any of our personnel or consultants.

COMPETITION  FOR  HIGHLY-SKILLED  PERSONNEL  IS  INTENSE  AND THE SUCCESS OF OUR
FUTURE BUSINESS DEPENDS ON OUR ABILITY TO ATTRACT, RETAIN AND MANAGE KEY PERSONNEL.

The success of our future business depends on our continuing ability to attract, retain and motivate highly-skilled employees. As we start to grow, we will need to hire additional personnel in all areas. Competition for personnel throughout the voice communications industries is intense. We may be unable to attract or retain key employees or other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting sufficient new personnel or retaining and motivating our current personnel, our ability to provide our services could be adversely affected.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our principal stockholders, Jackelyn Giroux, Gary A. Rasmussen and Dennis Johnston, own or control approximately 42% of our common stock. In addition, the Company's agreements with Jackelyn Giroux and Gary A. Rasmussen, as amended, contain anti-dilution clauses which entitle them to maintain their equity positions in the Company at 21.2% and 25%, respectively. As a result, these individuals, have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they are able to elect all of the members of our Board of Directors, which allows them to significantly control our affairs and management. They are also able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

OUR INABILITY TO DEVELOP OR FINANCE STRATEGIC ALLIANCES OR ACQUISITIONS NEEDED TO COMPLEMENT OUR INTENDED PLAN OF BUSINESS COULD IMPEDE OUR ABILITY TO EXPAND AND HARM OUR FUTURE BUSINESS.

As part of our growth strategy, we may seek to develop strategic alliances and to make investments or acquire assets or other businesses that will relate to and complement our intended plan of business. We are unable to predict whether or when any strategic alliance will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to finance acquisitions and strategic alliances may be constrained by our degree of leverage at the time of such acquisition.

 We cannot assure you that any acquisition will be made or that we will be able to obtain the funds necessary to finance the costs associated with any such acquisition. We currently have no definitive agreements with respect to any material acquisition, although from time to time we may have discussions with other companies and assess strategic alliances and acquisition opportunities on an ongoing basis. However, there can be no assurance that we will complete successfully any or all of the such activities being contemplated or what the consequences thereof would be.

                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 94% of the lowest closing bid price of our common stock on the Over-The-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes estimated offering expenses of $25,000.



                                   Proceeds              Proceeds
                                   If 100% Sold          If 50% Sold
                                   ------------          -----------

Gross Proceeds                     $  3,000,000          $ 1,500,000

Estimated remaining
accounting, legal and
associated expenses of Offering    $     25,000          $    25,000
                                   ------------          -----------
Net Proceeds                       $  2,975,000          $ 1,475,000
                                   ============          ===========

                                      Use of               Use of
                                     Proceeds             Proceeds
                                   ------------          -----------
Deployment of Technology &
Infrastructure                     $    600,000          $   300,000
Product Inventory & Manufacturing  $    600,000          $   600,000
General Marketing                  $  1,000,000          $   300,000
Working capital and general
corporate expense                  $    775,000          $   275,000
                                   ------------          -----------
                                   $  2,975,000          $ 1,475,000
                                   ============          ===========



The amounts set forth above indicate our proposed use of the proceeds we may receive from our equity credit line with Dutchess. However, our actual expenditures may vary substantially depending on various factors, many of which cannot be predicted at this date. Accordingly, we reserve the right to reallocate all or a substantial portion of any part of the proceeds as our management deems appropriate to meet future business conditions.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds or other high-grade short-term interest-bearing investments.


                         DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-The-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.


                                    DILUTION

Our net tangible book value as of December 31, 2003 was $880,238 or $.092 per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities and preferred stock) by the number of outstanding shares of our common stock. However, subsequent to December 31, 2003, we issued an additional 9,628,444 shares of common stock and no longer have any preferred stock outstanding. As of March 15, 2004, we had a total of 19,184,444 shares of common stock outstanding and no shares of preferred stock outstanding. Accordingly, our current pro forma book value per share of common stock, adjusted as of December 31, 2003, would be about $.046.

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under our Investment Agreement with Dutchess. Higher offering prices result in increased dilution to new investors. The amount of dilution will depend on the offering price and number of shares to be issued under the Investment Agreement.

For example, if we were to issue 15,000,000 shares of common stock under the Investment Agreement at an assumed average offering price of $.20 per share (less offering expense of $25,000, or a net of $2,975,000), plus an additional 700,000 shares issued to Compass Capital at an assumed price of $.20 per share (increasing our book value by $140,000) our pro forma book value adjusted as of December 31, 2003, would have been $3,996,058, or about $.115 per share (assuming a total of 34,884,444 shares of common stock outstanding after this offering). This example would represent an immediate increase in our pro forma book value to our existing shareholders of $.069 per share and an immediate dilution to new shareholders of about $.085 per share, or 42.5%.

The  following  table  illustrates the per share dilution based on this example:

Assumed  Average  Offering  Price  Per  Share                              $.200
Net  Tangible  Book Value Per Share Before This Offering (1)               $.046
Increase  Attributable  To  New Investors (2)                              $.069
                                                                           -----
Net  Tangible  Book Value Per Share After This Offering                    $.115
                                                                           -----
Dilution  Per  Share  To  New  Shareholders                                $.085
                                                                           -----
_______________

(1) Assumes a pro forma adjusted book value of $881,058 on December 31, 2003, and 19,184,444 shares of common stock outstanding, and no shares of preferred stock outstanding, as of March 15, 2004.

(2) Assumes a net increase of $3,115,000 in pro forma adjusted book value (attributable to new shares issued to Dutchess and Compass Capital) and 34,884,444 shares outstanding after this offering.

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share assuming the Company receives the maximum amount of proceeds from the Investment Agreement with Dutchess and at various assumed trading prices (i.e., 94% of the lowest closing prices during the applicable five day pricing period):

Assumed  Per  Share        Number  Of                    Dilution  Per  Share
Offering  Price            Shares  To Be Issued (1)      To New Investors (2)(3)
-------------------        ------------------------      -----------------------
     $ .05                    60,000,000                    $.00
     $ .10                    30,000,000                    $.02
     $ .15                    20,000,000                    $.05
     $ .20                    15,000,000                    $.09
     $ .25                    12,000,000                    $.12
     $ .30                    10,000,000                    $.17
     $ .40                     7,500,000                    $.25
     $ .50                     6,000,000                    $.35
     $ .75                     4,000,000                    $.58
     $1.00                     3,000,000                    $.83

_______________

(1) We currently have no intent to exercise the put right in a manner that would result in the issuance of more than 15,000,000 shares, but if we were to exercise the put right in such a way that would exceed 15,000,000 shares, we would be required to file another registration statement in order to register additional shares.

(2) Assumes a pro forma, net tangible book value of $881,058, or $.046 per share (adjusted for 19,184,444 shares outstanding) before this offering, and a pro forma, net tangible book value of $3,856,058 after this offering.

(3)  Assumes  that  Compass  Capital is issued 700,000 shares at $.20 per share.


                                 CAPITALIZATION

The following table sets forth our pro forma capitalization as of December 31, 2003, which information includes and accounts for the effects of the anticipated results of the completion of the sale of 7,500,000 shares of our common stock, in the event that we realize 50% of the $3 Million credit line under our Investment Agreement with Dutchess, on the one hand, and 15,000,000 shares of our common stock, in the event that we realize 100% of the $3 Million credit line under our Investment Agreement with Dutchess, on the other hand, both scenarios of which are presented at an assumed offering price of $.20 per share (after deduction of the estimated expenses of the offering).

This table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements in the accompanying notes and other financial information in this prospectus.


                                           50% or                     100% or
                                         7,500,000                  15,000,000
                                           shares                     shares
                                      -----------------          -----------------
                                      December 31, 2003          December 31, 2003
                                          (audited)                 (unaudited)
                                      -----------------          -----------------

Cash                                  $       1,486,853          $       2,986,853

Liabilities:
   Current Liabilities                          342,049                    342,049
      Total Liabilities                         367,049                    367,049

Shareholders' Equity:
   Preferred Stock, 50,000,000 shares
     authorized: 820,361 issued                     820                        820
   Common Stock, 200,000,000 shares
     authorized: 17,056,000 and
     24,556,000, respectively, issued            17,056                     24,556
   Accumulated deficit                       (1,541,851)                   (41,851)

      Total shareholders' equity              2,356,058                  3,856,058

      Total capitalization            $       5,405,409          $       6,912,909




                                DIVIDEND POLICY

We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.


                      ORGANIZATION WITHIN LAST FIVE YEARS

We are a development stage company which currently has no revenues. Our primary business is to market an Internet telephony device and related services to consumers and businesses worldwide, called the "FoneFriend." The underlying technology of the FoneFriend device has been licensed by the Company from FoneFriend Systems, Inc., and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet by using their standard residential telephone set.

We were originally incorporated in 1992 in Delaware under the name Picometrix Inc, and soon thereafter became a publicly traded company. In 1997, Picometrix, Inc. merged with another business and changed its name IJNT.Net, and finally to Universal Broadband Networks, Inc. ("UBN"). On October 31, 2000, UBN filed a voluntary petition for reorganization pursuant to Chapter 11, Title 11 of the United States Code, 11 U.S.C. 101 et seq., in the United States Bankruptcy Court for the District of Eastern California. Pursuant to an Amended and Restated Plan of Merger dated as of June 12, 2002, between FoneFriend, Inc., a Nevada corporation founded in April, 2001 ("FoneFriend Nevada") and UBN, which was approved by the Bankruptcy Court and on November 21, 2002, UBN completed its acquisition of all the assets of FoneFriend Nevada. Subsequent to this acquisition, FoneFriend Nevada was dissolved and UBN, a Delaware corporation, changed its name to FoneFriend Inc.

On November 20, 2002, we issued 4,600,000 shares for cash consideration of $4,600 to two executive officers and a consultant. These shares were acquired by the individuals in connection with their agreements to provide personal services to the Company.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

On November 20, 2002, we issued 423,000 shares to Dennis Johnston, our Director and Secretary, as consideration for his services in connection with the merger.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

On November 20, 2002, pursuant to the terms of a statutory merger, we issued 2,200,000 shares of common stock and 820,361 shares of preferred stock (each share of which was convertible into one share of common stock) to FoneFriend, Inc., a Nevada corporation, in exchange for all of its assets. The Nevada corporation then distributed these shares, on a pro-rata basis, to about 300 shareholders. The Nevada corporation was then liquidated. Also, pursuant to the merger, we issued 423,000 shares of common stock to the Liquidating Trust for the benefit of creditors of Universal Broadband Networks, Inc., a Delaware corporation of which we are the successor.

Pursuant to U.S. Bankruptcy Code Section 1155(a), the shares of common stock we issued in connection with the bankruptcy have been ordered exempt from Section 5 of the Securities Act of 1933 and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security. In addition, all of the shares were issued to "accredited investors" within the meaning of Rule 501 of the Securities Act of 1933, and the issuance met the other requirements of, and therefore qualifies as, an exempt private placement pursuant to Rule 506 of the Securities Act of 1933.

In July, 2003, we issued 60,000 shares of common stock to an option holder of our predecessor company to settle litigation.

The Company believes that the issuance of these shares was exempt from registration under the
Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

In December, 2003, we issued 70,000 shares of common stock to a consultant in exchange for personal services provided to the Company which we valued at $3,500.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

In January, 2004, we issued 1,000,000 shares of common stock for cash consideration of $1,000 to our President, Jackelyn Giroux, to cure a breach of her employment agreement. In addition, in January, 2004, we issued 3,000,000 shares of common stock for cash consideration of $3,000 to our Chairman and consultant, Gary Rasmussen, to cure a breach of his consulting agreement.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

In January, 2004, we issued a total of 2,443,083 shares of common stock as a special dividend on our Series A Convertible Preferred stock. Further, the preferred stock was converted into 814,361 shares of common stock.

The Company believes that the special dividend on our Series A Convertible Preferred stock was exempt from registration by reason of the provisions of Rule 144 under the Securities Act. In addition, the Company believes the conversion of preferred stock into common stock was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

In January, 2004, we also issued 12,500 shares to Dutchess Advisors, LLC., for legal services rendered in connection with the financing agreement entered into with Dutchess.

In January, 2004, we also issued 150,000 shares to Danzig, Ltd., for consulting services to be rendered to us in connection with finding financing and implementing financial strategies and planning.

In January, 2004, we also issued 250,000 shares to Greentree Financial Group, Inc. for professional services to be rendered to us in connection with this offering, the preparation of a registration statement, review of quarterly reports, edgarizing of all filings with the Commission and general consultation on securities matters.

In January, 2004, we also issued 900,000 shares to RR Inv Holdings, Inc. for services to be rendered to us in connection with our securities markets, research reports, investor relations and public relations.

In January, 2004, we also issued 350,000 shares to The Bulletin Board Productions, LLC for marketing and media production services to be rendered to us in connection with creating television commercials and purchasing of air-time.

In January, 2004, we also issued 300,000 shares to Lothar Elsaessar for consulting services to be performed for us in Europe relating to marketing.

In January, 2004, we also issued 300,000 shares to Hans Georg Huetter for consulting services to be performed for us in Europe relating to business development.

In January, 2004, we also issued 170,000 shares to Winston Johnson for services performed as our technology consultant for the 3-month period from November 1, 2003 through January 31, 2004.

The Company believes that all of the above-listed issuances in January, 2004 of shares of common stock were exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

Sales  of  Unregistered  Securities  by  Predecessor  Company

From May, 2001, through May, 2002, the Company's predecessor, FoneFriend, Inc., a Nevada corporation, conducted a limited, private offering of its common stock, intended to comply with Rule 506 of Regulation D, to accredited investors only. No sales were made to any non-accredited investors. This offering raised a total of $3,439,945 in gross proceeds from the sale of 687,989 shares of common stock to approximately 280 investors. The Company believes that the offering was exempt from registration under the Securities Act as these prior sales were conducted in reliance upon exemptions set forth under Sections 3(B), 4(2), 4(6) and Regulation D of the Securities Act as an exempt sale of securities due to the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

During the calendar year of 2003, Jackelyn Giroux, the Company's President, along with a member of her family, and Gary Rasmussen, then a consultant to the Company, made several short term loans of various amounts to the Company to cover its operating expenses. The aggregate amount of such loans did not total over $60,000 and were repaid to these individuals without interest in December,
2003.   The  effects  of  imputed  interest  on  the  shareholders  loans  were immaterial.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Overview
--------

We are a development stage company which currently has no revenues. Our primary business is to market an Internet telephony device and related services to consumers and businesses worldwide, called the "FoneFriend." The underlying technology of the FoneFriend device has been licensed by the Company from FoneFriend Systems, Inc., and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet by using their standard residential telephone set (without the need for a computer), for a low monthly fee of $9.95. Due to the low cost of transmitting calls over the Internet, the Company anticipates that it may realize significant profit margins, in excess of those in the traditional telecommunications industry.
However, there can be no assurance that these profit margins, or any profit margin, will ever be realized.

We were originally incorporated in 1992 in Delaware under the name Picometrix Inc, and soon thereafter became a publicly traded company. In 1997, Picometrix, Inc. merged with another business and changed its name IJNT.Net, and finally to Universal Broadband Networks, Inc. ("UBN"). On October 31, 2000, UBN filed a voluntary petition for reorganization pursuant to Chapter 11, Title 11 of the United States Code, 11 U.S.C. 101 et seq., in the United States Bankruptcy Court for the District of Eastern California. Pursuant to an Amended and Restated Plan of Merger dated as of June 12, 2002, between FoneFriend, Inc., a Nevada corporation founded in April, 2001 ("FoneFriend Nevada") and UBN, which was approved by the Bankruptcy Court and on November 21, 2002, UBN completed its acquisition of all the assets of FoneFriend Nevada. Subsequent to this acquisition, FoneFriend Nevada was dissolved and UBN, a Delaware corporation, changed its name to FoneFriend Inc.

Our plan of operations is to grow our development stage company to the point where we can sell the FoneFriend device to consumers and generate revenue from operations. The timing and feasibility of this plan will depend primarily on the availability of capital to finance our growth, and we can make no assurances that our plan of operations will ever be realized. Our strategy for implementing our plan includes the following:

1. Depending on the availability of financing, we plan to order and initiate the manufacturing of the first 10,000 FoneFriend units over the next 12 months, at a total cost of approximately $600,000.

2. Depending on the availability of financing, we plan to build out a technological infrastructure for our company, including software and hardware that will efficiently operate and service our customers. We estimate this will cost approximately $300,000 for software and $150,000 for Dr. Vaziri to provide, among other things, engineering support in building the infrastructure, product enhancements and integration of software to our hardware. In addition, depending on the availability of financing, we may spend approximately $150,000 or more in hardware purchases, such as servers and gateways.

3. Depending on the availability of financing, we plan to concentrate on marketing our product. We will produce TV and radio commercials and acquire air time. We have already contracted with a media production and consulting firm to handle this work in exchange for 350,000 shares of our common stock. We will also develop other channels of marketing such as resellers and affinity groups. Initial marketing efforts will start in the U.S. and spread to foreign markets such as Europe, where the consumer opportunity also looks promising. Depending upon cash flow, product acceptance and/or financing options available to us, we estimate spending $1,000,000, or more on marketing and product promotion over the next 12 to 24 months. We have also hired two business consultants to help establish marketing channels through strategic partners or resellers internationally.

4. Depending on the availability of financing, we plan to spend approximately $800,000 for General & Administrative Expenses over the next 12 months as we commence and expand operations and personnel.

5. We plan to pursue equity financings, equity participation arrangements and debt financings to cover our marketing expenses and business expansion. We estimate that we will require a minimum of approximately $2,000,000 in financing to actively pursue our intended strategy over the next 12 months. We are actively seeking various financing alternatives for manufacturing, development of our infrastructure, marketing, equipment purchases and overhead. In this regard, we recently entered into an Equity Line of Credit with Dutchess Private Equities Fund, L.P., whereby we can "put" to them up to $3 million in our common stock over a three year period of time for cash. This equity financing will increase our chances of succeeding at our growth plans. However, there is no assurance that we will be able to "put" shares under this Equity Line of Credit once this registration statement is declared effective by the Commission, or at what level we will be able to "put" shares, since there are numerous conditions precedent for each "put" of our shares to Dutchess, all of which has been described elsewhere in this prospectus. Therefore, we continue to explore additional equity and debt financings, vendor financing programs, letters of credit for manufacturing, leasing arrangements for our product and equity participation for media purchases that will advertise our product. Also, we believe that marketing and consumer awareness is central to generating monthly revenues. And, we believe that our product may have greater appeal to foreign consumers due to the greater amount of savings they may realize over typically expensive rates of foreign telephone companies.

Results  of  Operations.
------------------------

For the nine month periods ended December 31, 2003 and 2002, and for the years ended March 31, 2003 and 2002.

Sales.
------

We are a development stage company.  Since inception, we have not had any sales.

Cost  of  Goods  Sold.
----------------------

We are a development stage company. We do not have a Cost of Goods Sold inasmuch as we have not sold any products to date.

Expenses.
---------

Expenses from Development Stage Operations for the nine months ended December 31, 2003 and 2002 were $526,100 and $610,515, respectively, a decrease of $84,415. The decrease in expenses was primarily attributable to a reduction in salaries and payroll expense during the 2003 period. During the period ended
December 31, 2003, we paid no salaries and payroll expense and accrued reduced consulting fees compared to $127,283 for the period ended December 31, 2002.

Expenses from Development Stage Operations for the eleven month period ended March 31, 2003 and for the year ended April 30, 2002 were $1,605,464 and $885,288, respectively, an increase of $720,176. The increase was primarily attributable to the write down in carrying value of previously capitalized development costs of $865,108. Other notable expense account differences included the following: (i) a decrease in rent expense of $86,244, and (ii) a decrease in telephone expense of $69,275.

Our other Expenses from Development Stage Operations remained either fixed or relatively constant during the year ended March 31, 2003.

We expect increases in expenses through the fiscal year 2005 as we move towards implementing our plan of operations. We expect the increase to be primarily in marketing related expenses, such as advertising and consultant's fees, and additional salary expense as we increase our personnel commensurate with the growth of our operations.

Income/Losses.
--------------

Net loss for the nine months ended December 31, 2003 was $526,100 versus a loss of $610,515 in the same period in 2002, a decrease of $84,415. The decrease was primarily attributable to the reduction in salaries and payroll expense.

Net loss for the eleven month period ended March 31, 2003 was $1,605,464 versus $885,288 in 2002, an increase of $720,176. The increase was also primarily attributable to the write down in carrying value of previously capitalized development costs. We expect to continue to incur losses at least through the fiscal year 2005.

Impact  of  Inflation.
----------------------

We believe that inflation has had a negative impact on our results of operations since inception. Until we are able to sell products and generate revenue we will be unable to pass on inflationary increases in our Expenses from Development Stage Operations through increases in revenue.

Liquidity  and  Capital  Resources.
-----------------------------------

Cash flows used in operations were $177,422 for the nine months ended December 31, 2003 versus cash used in operations of $764,902 in 2002. Net cash flows for 2003 were primarily from $169,912 from financing offset by the cash used for the period of $177,422. Net cash flows for the nine months ended December 31, 2002 were primarily attributable to proceeds of $244,199 from newly issued common stock, offset by increases in cash used in operations of $764,909.

Cash flows used in operations were $880,310 for the eleven month period ended March 31, 2003, versus $2,350,128 for the year ended April 30, 2002. Cash flows used in operations for both periods were primarily attributable to our net loss from operations partially offset by funds raised through the sale of common stock.

Cash flows provided by financing activities were $169,912 for the nine months ended December 31, 2003 versus $259,189 during the same period in 2002.

Cash flows generated from financing activities were $672,521 for the eleven month period ended March 31, 2003 versus $3,078,138 for the year ended April 30, 2002. Cash flows for the eleven month period ended March 31, 2003 included $671,701 in proceeds from sales of common stock to various investors pursuant to limited, private offerings.

Going  Concern  Opinion.
------------------------

As shown in our accompanying financial statements, our independent auditors have stated that our losses from initial startup costs and our lack of substantial capital raise doubt about our ability to continue as a going concern. The ability of our Company to continue as a going concern is dependent on obtaining new capital, developing our operations, implementing our marketing plan, building our infrastructure, containing our costs and generating revenues from the sale of our product and services. Management intends to undertake the following to address these issues: (1) endeavor to obtain equity funding from new investors to alleviate our capital deficiency, (2) obtain debt funding from new investors to alleviate our capital deficiency, (3) seek vendor financing programs for equipment and services, (4) pursue letters of credit for manufacturing, (5) implement leasing arrangements to finance the cost of placing our product in the market, and (6) structure equity participation arrangements with vendors and suppliers in exchange for their services.

We estimate we will need approximately $2,000,000 in additional capital during the next 12 months. This offering is intended to address that problem. If we develop revenues from operations during 2004, the need for capital at the projected level will decrease.

Overall, we have funded our cash needs from inception through December 31, 2003, with a series of debt and equity transactions. With this equity financing, we are attempting to raise capital through an Equity Line of Credit. The failure of this equity financing to materialize as anticipated could have a material adverse effect on our operations and financial condition.

We had cash on hand of $11,853 and a working capital deficit of $262,521 as of December 31, 2003. We had cash on hand of $15,966 and working capital of $52,685 as of December 31, 2002. Our current working capital deficit is primarily due to current obligations in accounts payable and accrued consulting expense. We can not yet, and may never be able to, rely on the existence of revenue from our business, however, we have no current or projected capital reserves that will sustain our business for any length of time. In addition, there can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to FoneFriend.

On a long-term basis, liquidity is dependent on continuation of successful financing activities. The funds raised from this offering will also be used to market our product as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

-    Curtail  our  product  launch
-    Forego  or  postpone  marketing  expenditures
- Limit our future marketing efforts to areas that we believe would be the most efficient and profitable.
-    Outsource  goods  and  services  as  much  as  possible.

Demand for our product and services will be dependent on, among other things, market acceptance of our product, our ability to build consumer awareness and stimulate consumer purchases, the internet telephony market in general, and general economic conditions, all of which are cyclical in nature. Overall, our success will be dependent upon implementing our plan of operations in a timely fashion, managing the risks associated with our business, contain our expenses and generate revenues and profits from the sale of our product and related services.

                            DESCRIPTION OF BUSINESS

ORGANIZATION
FoneFriend, Inc. ("FoneFriend" or the "Company") is a development stage company and currently has no revenues. It was originally incorporated in 1992 in Delaware under the name Picometrix, Inc., doing business in an industry other than Internet telephony. The Company merger with IJNT.Net, which was engaged in the provision of wireless communications services, including Internet access services. Soon thereafter, it became a publicly traded company under the name IJNT.Net. In 1997, it acquired another business and changed its name to
Universal  Broadband  Networks,  Inc.  ("UBN"),  whose  primary business was the provision of Internet and related services using microwave technology. On October 31, 2000, UBN filed a voluntary petition for reorganization pursuant to Chapter 11, Title 11 of the United States Code, 11 U.S.C. 101 et seq., in the United States Bankruptcy Court for the District of Eastern California. Pursuant to an Amended and Restated Plan of Merger dated June 12, 2002, between FoneFriend, Inc. a Nevada corporation founded in April, 2001 ("FoneFriend Nevada") and UBN, which was approved by the Bankruptcy Court and, on November 21, 2002, UBN completed its acquisition of all the assets of FoneFriend Nevada. Subsequent to this acquisition, FoneFriend Nevada was dissolved and UBN, a Delaware corporation, changed its name to FoneFriend Inc. ("FoneFriend Delaware" or the "Company"). Shares of FoneFriend's common stock are currently quoted in the Over-The-Counter Bulletin Board market under the stock symbol "FFRD.OB". The Company maintains its corporate office in the State of California at 14545 Friar Street, Suite 103, Van Nuys, California 91411. The Company's telephone number is: (818) 376-1616. The corporate e-mail address is: mail@fonefriend.biz.

Pursuant  to  the  express  terms  of  the  Plan  of  Merger:
1. All of UBN's previously issued and outstanding shares of capital stock were cancelled and extinguished and the stockholders of UBN prior to the Merger shall have no further interest or rights in UBN.
2. The Company issued 2,200,000 shares of newly created common stock in favor of FoneFriend Nevada, in exchange for all of FoneFriend Nevada's assets and 115,750 shares of newly created common stock in favor of a Liquidating Trust. As a result, the Company had a total of 2,315,750 shares of newly created common stock issued and outstanding of which former shareholders of the dissolved FoneFriend Nevada owned ninety-five percent (95%) and J. Michael Issa, Esq., as Trustee of the Liquidating Trust (which was created under the Plan), owned five percent (5%).
3. Additionally, the Liquidating Trust was granted a conditional put option under the Plan whereby it could sell its shares back to the Company for up to $3 Million dollars, contingent upon the Company having sufficient available capital surplus at the time of such transaction.
4. FoneFriend Nevada's management distributed the Company's shares received, to its shareholders, on a pro-rata basis. Each shareholder of FoneFriend Nevada received one (1) share of the Company's common stock for every four
     (4)  shares  of  FoneFriend  Nevada  common  stock  held  by  him  or  her.
5. Immediately subsequent to the merger, the Company authorized and issued of 820,361 shares of a newly created Series A Preferred Stock (each share of which is convertible into one share of common stock) to those FoneFriend Nevada shareholders who held shares of preferred stock prior to the merger.
6. The Company then issued additional shares of common stock to various personnel in management and consultant positions in order to hire and/or retain their services.
7. Following the merger transaction on November 21, 2002, and pursuant to the Plan of Merger, the Company had 7,646,000 shares of common stock and 820,361 shares of Series A preferred stock (convertible into common stock on a one for one basis) issued and outstanding.
8. As of February 12, 2004, the Company has 19,184,444 shares of common stock outstanding and no shares of preferred stock outstanding. On November 22, 2003, the 820,361 shares of Series A preferred stock were converted into shares of common stock pursuant to the provisions thereof.

PURPOSE AND GOAL

The Company is in the process of becoming a provider of Internet-based telecommunications services in the U.S. and worldwide by seizing on the current and future opportunities in Voice-over-Internet-Protocol ("VoIP") telephony technology and voice-data integrated communications services in the e-commerce market place.

The management believes it has the vision, insight, and expertise to develop a unique, highly profitable venture in the Internet telephony marketplace. The Company seeks to raise additional capital, using this Registration Statement for funding its continued operation, as well as its growth/capital needs. Subsequent to this Offering, the Company may raise additional funding through succeeding public offerings of its securities, or other sources of private capital and/or debt financing, in the event a further need is discerned.

BUSINESS OF THE COMPANY

OVERVIEW

The primary business of the Company is to market an Internet telephony device and related services to consumers and businesses worldwide, called the "FoneFriend." The underlying technology of the FoneFriend device has been licensed by the Company from FoneFriend Systems, Inc., and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet by using their standard residential telephone set (without the need for a computer or any software), for a low monthly fee of $9.95. Due to the low cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins in excess of those in the traditional telecommunications industry.

Once funding is obtained, the Company will focus its efforts towards establishing contractual relationships with third party suppliers to provide the infrastructure necessary to support operations of the FoneFriend product, suppliers to handle customer relationship management and product fulfillment, and the development and implementation of a high profile marketing campaign to advertise the FoneFriend product through direct response television marketing and coordinated radio and print advertising, to quickly penetrate targeted markets and create substantial consumer awareness, stimulating demand for the FoneFriend. Accordingly, the Company intends to allocate a large portion of the proceeds from the sale of its its common stock to fund marketing activities, to purchase infrastructure required to support the FoneFriend product, and corporate overhead.

In addition, information regarding the FoneFriend product can be viewed on the Internet at: "www.fonefriend.com", a web site that is currently maintained and operated by FoneFriend Systems, Inc. The Company has a conditional option to acquire all rights to this web site. No information contained on such web site shall constitute a part of this Registration filing.

TECHNOLOGY  LICENSE  AGREEMENT

Shortly after formation of FoneFriend Nevada in 2001, that company entered into a certain "Technology License Agreement", dated April 30, 2001, with FoneFriend Systems, Inc., a District of Columbia corporation ("FSI"), wherein it acquired a license to manufacture, market, sell and utilize in any manner, a proprietary, patented technology which is commonly referred as the "FoneFriend." Pursuant to said agreement, FSI agreed to provide selected support services, related to the operation of the FoneFriend product, as well as assist the Nevada company in arranging third party suppliers to provide infrastructure services for the FoneFriend product, such as internet service providers (ISP) and connectivity to long distance carriers to enable the FoneFriend product to place "gateway" type calls. Additionally, FSI agreed to provide access to its global network servers, which connect FoneFriend-to-FoneFriend calls over the Internet, and coordinate the manufacturing, procurement and quality assurance of the FoneFriend Internet telephone devices. This Technology License Agreement was among the assets of FoneFriend Nevada which were acquired by the Company for stock in a merger completed on November 21, 2002. The Company also has the right to develop its own brand of Internet telephony appliance using the licensed technology.

AGREEMENT WITH DR. VAZIRI.

The Company has recently entered into a six-month consulting services agreement, commencing January 30, 2004, with Dr. Faramarz Vaziri to assist FoneFriend in:
(i) deploying its technology infrastructure, (ii) making strategic design modifications to the FoneFriend product, and (iii) implementing improvements to the FoneFriend technology and ongoing developments. Dr. Vaziri is the inventor of the "FoneFriend" and co-patent holder of the technology. Dr. Vaziri will, in turn, contract with a team of three additional professional engineers who were instrumental in creating the FoneFriend technology while employed at FSI, the licensor of the technology.

Pursuant to this agreement, the Company is obligated to pay Dr. Vaziri $15,000 per month, for the term of the agreement. In addition, the Company issued Dr. Vaziri 50,000 shares of registered common stock under the terms of its 2002 Stock Plan. The Company has not made any cash payments due and owing under the agreement due to financial constraints. However, the agreement provides that the stock compensation will be given in consideration of late payments until the Company obtains sufficient financing to make these payments.

Dr. Faramarz Vaziri is a veteran architect and designer of telecommunication systems. He holds a Ph.D. in Electrical Engineering and is a tenured professor at the State University of New York, teaching Telecommunications and Digital Signal Processing. He is the co-founder of FSI and holds two U.S. and international patents in telephone switching and VOIP.

Other members of the team assembled by Dr. Vaziri pursuant to the agreement include Jeffrey Paige, B.S. in Electrical Engineering from the State University of New York, Kevin Zheng, M.S. in Electrical Engineering from the State University of New York, and Herb Graefe, B.S. in Electrical Engineering from the State University of New York, New Paltz. However, the Company is not obligated to these other team members for compensation, as their services are under contract to Dr. Vaziri.

Jeff Paige is the Senior Hardware Design Engineer and FoneFriend project manager handling design and development of the FoneFriend hardware, as well as development and management of the FoneFriend firmware. Kevin Zheng is a Senior Software Design Engineer handling design and development of the FoneFriend Servers including the Gateway Server, Upgrade Server, and Connections Servers, as well as gateway and billing integration. Herb Graefe is a Senior Software Design Engineer handling the design and development of the FoneFriend firmware and TCP/PPP stack as well as management of the FoneFriend Firmware. Management will use the expertise of this team to develop its own infrastructure and technology base over time, with the intention of ultimately bringing much of this activity in house.

INTEREST  IN  FSI'S  LICENSEES  AND  DISTRIBUTORS

In addition, predicated on the receipt of financing in the aggregate amount of $5 Million, the Company will have an irrevocable option to acquire FSI's right, title and interest in all other agreements (if any) that it has in place with other distributors and licensees for a one-time payment of $250,000. The Company believes this provision could provide a strategic marketing advantage in that it will allow the Company to coordinate all marketing activities of the FoneFriend, worldwide, and generate revenues from all other such distributors and licensees. Additionally, said option entitles the Company to acquire all rights to FSI's web site on the Internet, located at: www.fonefriend.com, for a
                                                       ------------------
one-time  payment  of  $250,000.

The "FoneFriend" product is an Internet "appliance" that will deliver high quality, low cost, voice communications services, including worldwide long-distance calling, conferencing, voice encryption, messaging, Internet faxing and various other value-added "e-commerce" services such as access to voice enabled web sites, etc.

PLEDGE OF FONEFRIEND SYSTEMS STOCK FOR BENEFIT OF INVESTORS

As part of its "Technology License Agreement" with FoneFriend Systems, Inc. ("FSI"), the Company acquired two hundred twenty five thousand (225,000) shares of common stock of FSI, which said agreement represents was approximately four and one-half percent (4.5%) of FSI's total authorized and outstanding common stock. This percentage has been diluted by FSI through the issuance of additional securities in an amount unknown to the Company. The Company's Board of Directors has previously agreed to honor a pledge of these shares of FSI, which was made by the Board of Directors of FoneFriend Nevada, for the benefit and protection of investors who purchased shares of FoneFriend Nevada's common stock under its previous private offering, in the event of liquidation. This pledge will terminate at such time as the Company has attained a positive cash flow for two consecutive calendar quarters.

PENDING  STRATEGIC  AGREEMENTS

The Company is in negotiations with several knowledge-based, customer relationship management firms that can fulfill the Company's requirements for customer service, product fulfillment, and telemarketing support. Additionally, the Company is negotiating with several direct response advertising agencies that are considered the best and that offer full service direct response television advertising. We also are looking at agencies that specialize in creative production, media and integrated marketing. The Company's potential arrangement with these companies will include the production and marketing of its television commercials for the "FoneFriend" product and services, as well as the coordination, purchase and selection of media airtime for the Company's direct response, television marketing campaign. As these agreements are pending, however, there can be no assurance that they will ever materialize.

In connection with the Merger with FoneFriend Nevada, the Company assumed a letter of intent to form a joint venture with Credit Phone International, S.r.i, to provide both marketing and customer support services to FoneFriend customers in Europe, including the billing of the minutes and customer service. Also, the Company assumed an agreement with former NBA champion basketball star and Gold Medal recipient, Spencer Haywood, to help market and promote visibility of the FoneFriend product through its corporate video and planned television commercials. Management plans to reevaluate the merits of these agreements and renegotiate the terms to fit current circumstances.

INTERNET  TELEPHONY  INDUSTRY  BACKGROUND

In the past few years, the development of the Internet and the World-Wide Web has been one of the most dynamic, and exciting areas of business and technology development in the history of mankind. The opportunities for business and technology creators are vast.

The VoIP industry has grown dramatically from the early days of calls made through personal computers. According to a research study from Insight Research, VoIP-based services will grow from $13.0 billion in 2002 to nearly $197.0 billion in 2007, representing a significant opportunity for VoIP providers.

Internet telephony ("IT") has emerged as a low cost alternative to traditional long distance telephone services and is rapidly catching the attention of the general public as well as corporate users. As quality of service improves, technology matures, e-commerce develops and the cost (savings) become compelling, people worldwide will begin to use the Internet as a primary source for telephony applications. Replacing traditional long distance telephony with Internet telephony will yield significant cost savings to users worldwide. In fact, these costs have been dropping over time, falling from approximately $0.30 per minute in 1988 to approximately $0.15 per minute in 1998, and it is estimated that these costs will continue to drop as IT technology advances. Whereas the IT market was less than 1% in 1997, analysts have predicted that Internet telephony could account for more than 25% by 2005. International Data Corporation projects that the Internet telephony market will grow rapidly with call minutes from businesses reaching nearly 230 billion minutes in 2005, up from only 328 million minutes in 2000. According to industry research conducted by several marketing research firms, such as Frost & Sullivan, International Data Corporation and Probe Research, significant growth is forecasted for the Internet telephony industry. Highlights of recent reports include the following predictions:

- An estimated Sixty million personal computer (PC) users made one or more calls over the Internet in 2002.
- International telephone long-distance revenues were estimated at over $80 Billion worldwide in 2002.
- Twenty-five percent of the world's phone calls will likely be over the Internet networks by 2005.
- Internet telephony sales are forecast to explode to $349 billion in 2006, as quality and services improve.

Internet telephony has the potential to enable companies to substantially reduce their telecommunications costs. Internet telephone calls are less expensive than traditional international long distance calls primarily because they are routed over the Internet, bypassing a significant portion of international long distance tariffs. Packet-based networks, unlike circuit-based networks, do not require that a fixed amount of bandwidth be reserved for each call. That allows voice and data calls to be pooled, which means that packet networks can carry more calls with the same amount of bandwidth. This greater efficiency creates network cost savings that can be passed onto the consumer in the form of lower long distance rates.

COMPETITION

THE INTERNET TELEPHONY MARKET IS HIGHLY COMPETITIVE.

Many other companies offer products and services similar to the Company's product, and many of those companies have already established a substantial presence in the IP telephony market. Competitor companies currently have substantially greater financial, distribution and marketing resources than the Company. As a result, we may not be able to compete successfully in the Internet Telephony market. There is a risk that new product introductions or enhancements by competitors could reduce the sales or market acceptance of our product and services, increase price competition or render the Company's FoneFriend product obsolete. To become and remain competitive, we plan to continue to invest significant resources in research and development, sales and marketing and customer support. However, given the formidable competition, the Company continues to run the risk that it will not have sufficient resources to withstand these market forces and may seek a consolidation or strategic alliance with one or more of its competitors.

INTERNATIONAL COMMUNICATIONS SERVICES

Internationally, the competitive marketplace varies from region to region. In markets where the telecommunications marketplace has been fully deregulated, the competition continues to increase. Even a newly deregulated market, such as India, allows for new entrants to establish a foothold and offer competitive services more easily. Competitors include both government- owned phone companies as well as emerging competitive carriers. As consumers and telecommunications providers have come to understand the benefits that may be realized from transmitting voice over the Internet, a substantial number of companies have emerged to provide VoIP services. The principal competitive factors in the market include: price, quality of service, breadth of geographic presence, customer service, reliability, network capacity, the availability of enhanced communications services and brand recognition.

COMPETITORS

Domestic state-to-state rates for typical VoIP competitors such as DeltaThree is
1.1 cents per minute, and Net2Phone is 2.0 cents per minute and have dropped considerably since 2002. These rates are for calls made from a customer's computer to a telephone within the continental U.S. Calls made with a VoIP device (such as the FoneFriend product) are more expensive; ranging from 2.9 cents for DeltaThree to 3.9 cents for Net2Phone. Although these rates do not include any access charges or monthly service fees (if any), and the customer is required to purchase a VoIP device (and other equipment for broadband connections), both Net2Phone and DeltaThree are public companies and have lost money in their last quarter filings with their share prices falling below 12-month highs. Both companies are branching out in the software sector, which enables the customer to either place calls through a computer or use a virtual calling card from any telephone.

Dialpad Inc., a startup Internet telephony company with more than 11 million registered users, carries online advertising to offset its 0-a-minute rate for basic domestic long-distance service. This company offers software that is downloaded to a users computer and telephone calls are then placed through the computer while the user is online.

BestIP offers its BestIP 1000+ call box router priced at $195.00 with full-duplex service and per-minute calling plans for international and domestic calls ranging from $.04/minute to UK, to $.15/minute to Iran, $.25/minute to Saudi Arabia, $.30/minute to Egypt and $.04/minute within the US.

The Company anticipates that it will offer the FoneFriend product free to consumers who sign a 12-month contract for services. The Company plans to chares a one-time account set-up fee (to help offset the cost of the product) and a nominal monthly subscriber fee of $9.95. This monthly fee will include unlimited, worldwide calling when both parties have a FoneFriend. FoneFriend subscribers placing calls to any standard telephone will be charged a "per minute" rate at substantial savings over traditional long-distance networks.

Overall,  the  Company's  competition  is  from:

(1)  incumbent  wired  PSTN  network  Providers  and  resellers.
(2)  new  entrant  Internet  gateway  service  providers,
(3)  Internet  telephony  software  providers,  and
(4)  Internet  telephony  appliances  similar  to  FoneFriend.

With respect to the bulk of all calls made via PSTN (the "telephone company"), in 1997, the average domestic toll call cost 17 cents per minute and the average international call cost 74 cents per minute. Current pricing schemes by the largest providers-AT&T, MCI and Sprint-as well as competition from newer entrants such as Qwest and IXC continue to push pricing downward for domestic calls, but not dramatically for international calls, which FoneFriend intends to do internationally and domestically. Regarding Internet telephony gateway providers, numerous companies have entered the Internet telephony marketplace recently, and are focusing on corporate users to whom the cost savings resulting from infrastructure gateway switches are sold, as opposed to the residential or small home office user. These companies, such as IDT/Net2Phone, AT&T Jens, USA GlobalLink, and next generation telecommunications companies like Delta Three, Global Net and DotCom, provide a quality of service which is comparable to that of the Company, however, at a substantially higher cost to the heavy toll caller or international caller. Internet telephony software companies, of which Net2Phone is the leading provider, target the technical PC user. Cost savings are the major benefit to the user who already has incurred the cost of a PC and only needs to add telephony software and the cost of an Internet service provider (ISP) account.

The Company's direct competition primarily comes from companies with a stand-alone VoIP product like Aplio, Inc., a California based company, with offices in Paris, France (which was acquired by Net2Phone), Deltathree, a New York based company with offices in Israel, InnoMedia, a San Jose, California company, with offices in Singapore and Taiwan, Net2Phone and Vonage, both U.S. companies based in New Jersey. Aplio uses a "meeting" process, whereby users can transfer calls through the Internet by pushing a button. Deltathree has its own proprietary network and broadband VoIP product. InnoMedia's InfoTalk employs two different technologies relating to packet compression and recovery to achieve improved voice quality as Internet traffic conditions and bandwidth constraints change. Net2Phone uses its own proprietary network infrastructure and Vonage is limited to customers who elect to purchase broadband internet service such as DSL or high-speed internet cable service. For the most part, the Company's competitors currently utilize similar technologies. However, they generally have a higher product cost, are higher priced in the consumer market, require programming and/or some computer knowledge and typically market a broadband VoIP product.

The primary advantage that the FoneFriend product has over these direct competitors is price, both in terms of initial cost of the product and in terms of long-distance charges. In addition, the FoneFriend device utilizes a "proprietary" design in software and is protected, worldwide, by patented technology licensed by developer FSI. The Company believes its FoneFriend VoIP device has the potential to deliver the lowest retail pricing by offering its product and telephone calling rates lower than competition, especially International calling rates from foreign countries to the U.S.

An example of an internationally based service that is becoming more competitive is: PeopleCall by PeopleTel, S.A., a Spanish based Internet telephony company, but it is not offering the same value package as FoneFriend to its international callers. Also, it too requires a DSL or cable-modem connection, whereas the FoneFriend product does not. An introductory offer for Internet voice communications services (1/10/04 web-advertisement) by PeopleCall, using their ADSL or cable-modem-connected, call-box router, is priced at 159 Euros, with 1,000 free minutes per month, and with regular per minute charges ranging from ..02 Euros to .90 Euros, for calls within the EU, Spain, and worldwide, plus set-up fee minutes from .02 to .06 Euros per minute.

During the past several years, a number of other companies have introduced services that make Internet telephony services available to businesses and consumers. For example, Net2Phone, Microsoft, Deltathree, DialPad, AT&T Jens (a Japanese affiliate of AT&T), ICG Communications, IPVoice.com, ITXC, OzEmail and VIP Calling provide a range of voice-over-the-Internet services. These companies offer PC-to-phone or phone-to-phone services that are similar to the services the Company offers. Some, such as AT&T Jens and OzEmail, offer these services within limited geographic areas. Additionally, a number of companies have recently introduced Web-based voice-mail services and voice-chat services to Internet users. Other companies focus on software that may be installed on a user's computer to permit voice communications over the Internet. Representative companies include VocalTec and Netspeak. While Net2Phone and VocalTec are leading providers of IP telephony software, their products are primarily targeted at the technical PC user. Also, Netspeak focuses on delivering solutions targeted at traditional call centers that require significant customization.

In addition, PSTN network companies, including, AT&T, Deutsche Telekom, and Qwest, currently maintain, or plan to maintain, packet-switched networks to route the voice traffic of other telecommunications companies. These companies are large entities with substantial resources, and large budgets available for research and development which may eventually further enhance the quality and acceptance of voice transmission over the Internet. However, many of these companies are new to the Internet telephony market, and may not build brand recognition among consumers for these services. These companies also may not provide the range of products and services that are necessary to independently provide a broad set of voice-enabled web services. AT&T, for example, has attempted to enter the market but has focused its effort on the cable market and it is unclear if it will continue to pursue voice over the Internet. Qwest has taken steps to enter the market by building a high capacity network in the United States. In addition, Qwest has also entered into a three-year strategic alliance with Netscape to provide one-stop access to Internet services including long distance calling, e-mail, voice mail, faxes, Internet access and conference calls.

Several of the world's major providers of telecommunications equipment, such as Alcatel, Cisco, Lucent, Northern Telecom and Dialogic have developed or plan to develop network equipment that may be used in connection with providing voice over the Web services, including routers, servers and related hardware and software. These manufacturers may exert substantial influence over the technology that is used with transmission of voice over the Web, and may develop products that facilitate the quality and timely rollout of these networks.
However, these companies are dependent both upon the operators of Internet telephony networks to purchase and install their equipment into their networks and, upon hardware and software developers to market their systems to end-users. Cisco Systems currently manufactures Internet telephony equipment for low to medium scale networking, but does not manufacture high-end Internet telephony equipment for large networks. However, Cisco recently acquired two companies that produce devices to help Internet service providers' transition voice and data traffic to packet networks while maintaining traditional phone usage and network equipment. Lucent has co-developed with VocalTec a set of industry standards that have been adopted by major competitors and is currently marketing Internet telephony hardware, including servers that allow the transmission of calls and faxes over the Internet. Lucent also offers related support products, such as billing centers and ''Internet call centers,'' which allow Internet access and conversation with a customer support agent on a single line.

FONEFRIEND'S  INTERNET  TELEPHONY  SOLUTION

The Company's Internet telephony product is based on the FoneFriend technology. The product consists of a single circuit board, mounted inside a low-profile modem-like enclosure, that contains microprocessors, digital signal processors and associated circuitry to connect to, by dial-up via a standard analog telephone line, an Internet service providers network and to the Internet and then authenticates and authorizes the user with the Company's accounting system. The firmware of the unit then queries the user for various functions that it can perform. For a telephone call, it will query for a telephone number to call, and place the call via the Internet, the Company's information system, and other components. The destination party can receive the call with either another FoneFriend unit, or with only a standard phone. In the former case, the call transverses the Internet directly from FoneFriend to FoneFriend. In the latter case the call is completed via the receiver's local public switched telephone network (PSTN) through an Internet-to-PSTN gateway provider, for which a small charge is applied to the originating users account. Phone calls from FoneFriend to FoneFriend, however, are completely covered by the monthly subscription fee.

The Company anticipates it will attract a large number of subscribers for its Internet telephony services (i.e., the "FoneFriend" product and related services) through direct response television, radio and print media advertising within three years after commencement of its marketing activities. Also, the Company intends to partner with foreign based ISP networks to offer the FoneFriend service to a broader base of local populations with a more affordable price basis.

The following is a brief summary of FoneFriend's "Phone-to-Phone" Internet phone system:

o    Users  do  not  need  a  computer  or  software, or any computer knowledge.
o    Low  monthly  flat  rate  for  worldwide  long-distance  calls.
o    The  FoneFriend  will  work  internationally  in  most  countries.
o    Simple  to  install,  and  pre-programmed. Ready to use out of the package.
o    The  FoneFriend  unit  does  not interfere with the existing phone service.
o    Full-duplex  communications  with  minimum  latency.
o    Good  quality  communications  because  of "dual packetization" technology.
o    The  service  provider  can  remotely  program  the  FoneFriend  unit.
o Automatic upgrades can be implemented remotely from the Company's web server.
o    The  FoneFriend  unit  has  built-in  message  software  for  voice-mail.
o    There  is  encryption  for  complete  privacy.
o    Broadcast  services  are  available.
o Internet faxing will be available soon, by simply connecting a fax machine to the unit.
o    Advertising  can  be  sold  in  place  when  initiating  a  call.
o    The  FoneFriend  is  small,  lightweight  and  portable  for  traveling.

FONEFRIEND  PRODUCT  AND  SERVERS

     As  currently  featured  on www.fonefriend.com (owned and operated by FSI),
                                 --------------
the FoneFriend product holds FCC Registration Certificate No. B11 USA-25483-MD-E. A first patent application for the FoneFriend appliance was filed on February 25, 1997, and on February 25, 1998, an improved continuation-in-part application, based thereon, was filed as an International Application under the Patent Cooperation Treaty (PCT), providing the right to file applications in the United States and Europe. The U.S. application was filed on March 9, 1998, and FoneFriend Systems, Inc., filed its European application on September 22, 1999. Finally, a trademark application for the name "FoneFriend" was filed on March 28, 1998, in the U.S. Patent & Trademark Office ("PTO") for telecommunications devices for long-distance Internet telephony. This application was cleared by the PTO for publication in the fall of 1998.

On October 1, 2001, FoneFriend Systems, Inc. ("FSI") received notice of allowance from the U.S. Patent Office covering all aspects of the FoneFriend system, 47 claims in all. U.S. Patent No. 6377570 was issued on April 23, 2002. A Patent Application covering 11 additional claims (No. 10/003,047) was filed by FSI on November 30, 2001 and approved on June 30, 2003. A Patent Application covering 32 additional claims (No. 10/621,383) was filed by FSI on July 18, 2003 and is pending.

Included in the Company's license agreement with FSI is the use of its computer server network comprised of Sun Microsystems servers that is easily scaleable to accommodate millions of users and is currently deployed in two secure and separate locations to provide true network redundancy.

Management believes a strategic competitive advantage of the FoneFriend devise is the method by which the system measures the bandwidth of the call from both ends throughout the call. When packet loss occurs, instead of buffering the packets like many other systems, the FoneFriend technology dynamically double packetizes the voice. This means that users do not detect latency in voice transfer. Along with making Internet calls, FoneFriend system enables users to send and receive Internet voice mails using the users' e-mail address, as well as to listen to radio stations that broadcast over the Internet. In the planning stages at FoneFriend Systems is also the ability of the computer network to communicate over larger bandwidth (such as ISDN, cable, and DSL), as well as to send and receive Internet faxes.

FONEFRIEND  SYSTEMS  PROPRIETARY  TECHNOLOGY

FoneFriend uses innovations, including its Double-Packetization technology, which was developed by FoneFriend Systems, Inc. The Company perceives a strong competitive advantage in the marketplace as a result of the superior clarity of communications using this technology and the Company's marketing strategy.

HOW  THE  FONEFRIEND  SYSTEM  WORKS

The Company's system measures the bandwidth of the call from both ends throughout the duration of the call. When high packet loss occurs (possible with Internet connections during peak network utilization), instead of buffering the packets like most inferior systems do, the FoneFriend technology dynamically double-packetizes the voice and assembles the needed data from either of the packets at the other end, thus ensuring the integrity of the voice communication. FoneFriend, is a stand-alone device for Internet phone calling. Unlike other external products, the FoneFriend System uses the Company's web server to establish and coordinate all connection services (charging a flat, monthly rate) with each piece of hardware in use. This is done to avoid PSTN charges when initially connecting a call. The FoneFriend device communicates directly with the Company's web server so the call runs over the Internet.

This technology provides the foremost and finest phone-to-phone voice reception, via the Internet (with no computer needed), available within the telephony industry. This new and innovative system provides the consumer with a flat monthly fee as an alternative to the typical "minute-to-minute" fees charged by present long-distance services (e.g., MCI, Sprint, etc.), with a low cost entry cost for the FoneFriend device, as opposed to more costly hardware requirements and higher monthly service fees that competitors are now offering. The consumer simply attaches the FoneFriend unit to their existing personal telephone; they follow some simple instructions and, within about 8-minutes, the FoneFriend unit is ready to begin making calls to anyone with similar service.

                                    MARKETING

CUSTOMER  VALUE  PROPOSITION

The Company's value proposition to its primary targeted customers is that both domestic and foreign based international callers can make FoneFriend long distance and international calls through the Company's network of partnered systems world-wide, as if the calls originated in the United States at much reduced costs over traditional circuit based telephone systems. By routing calls through the Company's Internet web server the caller will avoid the usual very costly domestic and international phone systems' long distance toll charges, and incur the lower Internet telephony gateway charges instead. So, no matter where you are calling from, in the World, FoneFriend will enable the customer to pay U.S. long distance rates.

The ideal FoneFriend customer is anyone who spends over $100 per month on domestic long distance or international calls and wants to make easy, unlimited long-distance calls for a flat monthly fee. The FoneFriend device is a stand-alone device that turns any standard phone into an "Internet phone," capable of calling any phone in the world. It is lightweight and portable for traveling, and easy to use. The customer will subscribe to the FoneFriend service for $9.95 per month, which will allow the subscriber to make unlimited worldwide calls to another FoneFriend device without incurring per-minute charges. FoneFriend customers can also call any standard telephone anywhere in the world (without the other party having a FoneFriend device) for competitively low, per-minute rates at substantial discounts over traditional long distance providers such as AT&T, Sprint, etc. The FoneFriend unit is simple to install and operate. The Company will promote the fact that the service can pay for itself within a few months.

FOREIGN  MARKETS  VALUE  STRATEGY

The distinctive advantages of FoneFriend's value solution to its main targeted markets of both foreign-born US based and foreign based callers are:

- Introducing a much broader base of customers (lower socio-economic users) to low cost Internet Telephony in many third-world countries at a low monthly flat-fee which is more affordable and has better voice quality than existing broadband wireless services.
- Partnering with foreign- based local ISP networks which provide customer-billing and customer management capabilities locally to FoneFriend subscribers on a more cost-effective and expedient basis.
- Utilizing the phone hardware available in foreign countries to make a reliable international voice connection through the FoneFriend unit directly to an Internet service provider at a lower cost, with better sound quality than either local wireless broadband or existing telephone systems (PSTN's), that are operated as large, monopolistic state-owned companies, with much higher "per-minute" calling charges.
- Providing US callers and their foreign counterparts' virtually free calling, with no per minute charges, worldwide by using a FoneFriend-to-FoneFriend unit connection.
- No costly PC hardware or software is needed to make an Internet Telephony connection, which dramatically increases FoneFriend's foreign market penetration to areas that can not afford personal computers, wireless broadband service, or traditional long distance calling.

MARKETING STRATEGY

The  Company's  market  strategy  will  be  developed  in  several  phases.

First, will be establishing a strong domestic base, by selling monthly fees to the vast foreign-born, U.S. resident, who makes frequent monthly international calls to friends, family, and businesses, by enrolling them as "FoneFriend-to-Phone" subscribers. This will provide the Company with immediate revenues from the domestic callers, and also expand the marketing base into their counterpart overseas callers, for companion FoneFriend to FoneFriend units and service.

Secondly, a campaign, will be initiated, and directed toward converting existing FoneFriend-to-Phone subscribers to FoneFriend-to-FoneFriend subscribers, who can make calls internationally , with no per-minute charges for only $9.95 monthly, by signing up additional FoneFriend clients/unit(s) for their overseas counterparts. New entrants can be brought in by offering introductory special pricing programs to purchase two units for the price of one, should the client wish to purchase their box as a "gift" for a loved one.

A third phase will be to market directly to the overseas subscribers, through possible joint campaigns with local market foreign ISP's for expansion of the FoneFriend base to their friends, relatives, business associates, etc. living in other countries . As more FoneFriend units are put into service internationally, the opportunities for new subscribers will continue to grow.

The Company's primary media strategy is a highly visible marketing campaign utilizing "Direct Response Television", (DRTV) advertising (e.g., 30, 60 and 120 second spots, infomercials, shopping channels, etc.). This will be supported with traditional radio and print media advertising designed to capture a large audience within mainstream America, primarily the 'heavy' long distance user, as well as target the "foreign-born" U.S. resident who frequently makes international calls. The DRTV campaign will support the Company's secondary marketing efforts for "e-commerce" marketing and retail distribution.

In addition, the Company is in discussions with several organizations who have expressed an interest in establishing an alliance or joint venture with the Company using our technology and independently marketing the FoneFriend in various parts of the world. The Company would receive significant income from any such arrangement, should they be concluded.

THE  COMPANY  HAS  FIVE  PRIMARY  GOALS  TO  ITS  MARKETING  AND  SALES  PLAN:

- MAINSTREAM BRANDING. We will market to mainstream America, while identifying our primary target consumer, the 'heavy' long distance user, such as the Foreign Born U.S. resident.
- REGIONAL SATURATION. We will aggressively penetrate and target our Media and Reseller Direct Marketing Areas (DMA's) and initiate the Company's Ethnic Regional Marketing Program, then form our Retail campaign.
- REFERRALS. We will implement "tell a friend" incentives for referral sourcing.
- CUSTOMER SERVICE. We will provide a comprehensive customer service program that will focus on technical and general customer issues, through strategic alliances or partnerships.
- INTERNATIONAL MARKETS. We will enter each international direct response and retail market by partnering with distributors for each territory.

MARKET  SEGMENTATION  AND  SIZE  OF  MARKETS:

FoneFriend's market is the world. FoneFriend has potential in every country where expensive long-distance calls are made. Easy and affordable access to the Internet Telephony of FoneFriend would be well received in Asian, European and Latin American countries where millions of dollars are spent each month on international calls to the U.S. and elsewhere.

However, FoneFriend intends to market to the United States first, and lists the following as its primary U.S. market segments:

-    Foreign-born  U.S.  Residents;
-    Heavy  interstate  and  intrastate  long-distance  users;
-    U.S.  households  that  have  no  computer  or  Internet  service;
-    Current  Internet  telephony  users;
-    U.S.  Business  travelers;
-    Families  separated  due  to  Military  or  Government  service;  and
-    FoneFriend  user's  friends.

FoneFriend will initially target selected metropolitan areas in the U.S. with the largest population of foreign-born residents such as Los Angeles, New York, Miami, etc.

Hispanic Americans account for one-tenth of the U.S. total population and nearly two-thirds of all Hispanics in the U.S. are of Mexican origin (65.2%) and will be one of the key focus group of foreign-born residents for FoneFriend. Puerto Ricans, Cubans, and people of Central and South American origin will also be targeted amongst the Hispanic communities.

The Asian and Pacific Islander population is growing rapidly as demographics state by 2000 the Asian population had grown to over 12 million; representing about 4% of the total population. The largest proportions of Asian Americans were Chinese (24%), Filipino (20%), Japanese (12%), Asian Indian (11.8%), Korean (11.6%), and Vietnamese (8.9%). Approximately 75% of Pacific Islanders live in the states of California and Hawaii alone, and will be targeted as subscribers by FoneFriend.

FoneFriend-to-FoneFriend calls account for the most savings for FoneFriend subscribers and FoneFriend plans to extend its services and distribution of FoneFriend devices into those countries where a majority of the "friends" reside, as well as to the countries where the majority of Friend-to-Phone (gateway) calls are terminated.

REVENUE  SOURCES

Upon implementation of its marketing campaign, the Company anticipates that it will generate revenues from the following sources:

- MONTHLY SUBSCRIPTION FEE: The Company currently plans to offer its customers a flat, monthly rate as low as $9.95 for unlimited, long-distance telephone service when calling another FoneFriend subscriber anywhere in the world via the Internet.
- COMPETITIVE LONG DISTANCE GATEWAY FEES: Subscribers with a FoneFriend unit communicating to recipients without a FoneFriend unit at the other end, still save on call origination; however, they will incur "per minute" usage fees on the originating end at competitively low rates compared to what the traditional long-distance carriers such as AT&T, MCI, Sprint, etc., charge their residential customers. The Company plans to acquire minutes at a wholesale rate from major telecommunications carriers, using large volumes, creating certain economies of scale that it will pass on to its customers;
- PROGRAMMING/SET-UP FEE: The Company plans to charge a one-time, upfront fee that will help offset the cost of the FoneFriend device. This fee will be characterized as a "programming" or "setup" fee to cover the initial cost of programming the unit with ISP information specific to each subscriber and initiating the FoneFriend service;
- ADVERTISING INCOME: The Company can offer businesses the opportunity to broadcast their advertisements directly to FoneFriend's Internet phone users. This advertising message can be played during the 15- 40 seconds that the unit dials an Internet service provider and establishes communication with the network.

The Company plans to bundle additional services with the "FoneFriend", such as encryption (available now), fax, voice-enabled web site access, and 3-way calling, which services can be implemented remotely, through the web server, and will generate additional revenue for the Company.

CHANNELS OF DISTRIBUTION

-    Orders  received  through  DRTV-Radio-Print-Web  and  telemarketing  by CRM
     Centers
-    International  Distributors  in  selected  countries
-    Cultural,  Educational,  and  Business  Associations  (International)
-    Corporate  Accounts  (Corporations  who  employ  foreign  workers)
-    Solution  Partners  (vertical  applications)  and  Multi-Level  marketing

BRANDING PLAN

Employing a unique Foreign Born Regional Marketing Program together with Direct Response Television (DRTV) marketing program, the Company plans to differentiate its services from its competition. The Company believes the unique FoneFriend technology and marketing strategy, advertising approach, and outsourcing mode of operation will yield short-term profitability and sustained growth. FoneFriend's Foreign Born Regional Marketing Program, which will employ foreign-language media (television, radio, print and Internet), and foreign-language retail outlets and distributorships, is flexible, pays its own way and reduces risk.

The  following  are  particular  advantages  of  our  unique marketing strategy:

     FLEXIBILITY: The Company's Foreign Born Regional Marketing Program will initially target the eleven regions in the U.S. with the largest population of foreign-born residents. By capturing regional markets one at a time, the campaign can be measured and fine-tuned before it advances.

     PAYS ITS OWN WAY: Subscriber revenue, from captured areas, will fund subsequent market penetrations.

     MINIMUM RISK TO CAPITAL: Regional marketing doesn't commit the entire marketing budget to a vast, fixed campaign. FoneFriend will employ direct response television marketing to create initial demand for FoneFriend. DRTV has several advantages over traditional "image" spot television campaigns; among them are greater efficiency, measurability, and accountability. DRTV creates demand: Infomercials often produce substantial annual revenues. DRTV also drives retail sales; "as seen on TV" is an effective point-of-sale tool.

     EFFICIENCY: DRTV can reach very large numbers of new, potential customers and present a complete product story for a fraction of the cost of 30-second commercial spots. ("The more you tell, the more you sell.")

     MEASURABLE AND FLEXIBLE: DRTV campaigns can accurately report success or failures within 24 hours of a media run, and adjust themselves "on the fly." Response - measured as a ratio of sales-generated to media-spent - is analyzed; script, price, or call center pitch is fine-tuned; media strategy adjusted; and the "new" campaign re-launched within 24 hours.

     ACCOUNTABILITY: Unlike traditional image spot campaigns, infomercial campaigns have no established media budget; campaigns remain on air only as long as they continue to produces profits (from several months to several years).

SUPPORT SERVICES

FULFILLMENT  &  CUSTOMER  SERVICE

The Company will outsource major functions (such as R&D, manufacturing, network infrastructure and services, and Customer Relationship Management (CRM) to eliminate the need for initial capital outlay, and minimize the requirement for in-house resources, facilities, and competencies. Management has identified the third party resources for our back-end infrastructure and Customer Relations Management.

     CUSTOMER  SERVICE: The Company plans to contract with a proven and reliable
     -----------------
     third party supplier to provide fulfillment services such as warehousing, shipping and customer follow up. To this end, the Company is currently negotiating an agreement with several premiers, knowledge-based, customer relationship management firms that can fulfill the Company's requirements for Customer Service, product fulfillment, and telemarketing support.

     When a caller orders the unit, the telemarketer could ask for additional individuals that the caller believes would appreciate and value a similar unit, also requesting that the caller, call each such person to inform them of our call. The Customer service representative would then call the individuals on the list and attempt to capture an order through the referral, by stating who made the referral. If an order is not received, then a brochure will be mailed that day, to register that person for follow up at another time. This process results in a "domino effect", as each person who orders the FoneFriend unit will call other persons whom they want to add to their personal directory and will provide names for our telemarketer to call. This process increases the number of subscribers, which could occur on an on-going basis, thus allowing the Company to realize its marketing objectives. The telemarketer will also remind the caller to inform others that they regularly call, to order the FoneFriend unit, by calling the toll free number or by visiting our web sites.

     FULFILLMENT:  Fulfillment  centers  primarily  receive the product from the
     ------------
     manufacturer and ship to the consumer. Additionally, these facilities can provide warehousing and customer service. The uniqueness of these customer service representatives is that they have ability to "make the sale". Most telemarketing and fulfillment companies have well trained customer service personnel who have the capability to either initiate follow-up calls or call potential subscribers. The Company is in discussions with a full service fulfillment and telemarketing facility that is positioned in the West and East Coast, thus providing on time delivery and shipping & handling cost savings to the Company.

TECHNOLOGY INFRASTRUCTURE

As a marketing company providing a service-oriented product, management decided to approach its technological, backend infrastructure through third party relationships, thus assuring that the Company's resources are primarily utilized for marketing and acquisition of product inventory. To this extent, the Company has retained the services of Dr. Vaziri and his team of engineers to oversee the development and implementation of the Company's infrastructure. The technology infrastructure for FoneFriend is both unique and cost effective. Its uniqueness and value is found in both its patented technology inside the FoneFriend product, and in the unique selection and implementation of the infrastructure network to optimize our quality, while being very cost effective. The Company plans to utilize state-of-the-art facilities and equipment that is in place through world-class telecom vendors. This allows for rapid development and aggressive expansion of our system architecture, while reducing the risk and cost of buying and building a world-class network, or investing and developing the Company's own software and hardware components.

The Company is presently considering several vendors that can provide complete turnkey solutions for the Company's back-end, technology infrastructure. This turnkey solution will provide the Company access to gateways, routers, servers, etc., saving the Company substantial upfront costs. The services furnished by such turnkey providers are infinitely scalable, at an affordable cost, to accommodate the Company's anticipated growth in subscribers.

This technology infrastructure will afford the Company an opportunity to quickly and economically gain access to a global gateway system, call termination services (both domestically and internationally), Internet Dial-up service
(ISP),  and  a  complete  customer  billing  solution.

MANUFACTURING

FSI has provided the Company detailed design specifications for third party manufacturing. The Company intends to employ third-party manufacturing because:
(1) it does not believe that incurring the costs of manufacturing infrastructure would be cost effective, (2) the quality from a third party manufacturing source is consistent with the quality of product the Company can manufacture and (3) using third party manufacturing provides the Company with product volume flexibility. The "FoneFriend" product is currently manufactured in Malaysia. Alternative manufacturing sources have also been identified which can provide comparable quality, and production volume flexibility. The Company has retained a knowledgeable manufacturing consultant who has substantial connections in the manufacturing industries of the Far East to obtain better pricing. Management intends to source state-of-the-art facilities that have the capacity to accommodate large volume orders which the Company anticipates will occur from its marketing campaign.

The Company, with Credit Phone International, received approximately 200 "FoneFriend" units from its Malaysian manufacturer at a cost of $100 per unit. These initial units were used to "beta" test the viability of the Company's product and operating systems. A subsequent order for about 10,000 units is planned at a quoted cost of about $60 per unit. The Company is also discussing a possible relationship with another foreign manufacturer that has quoted a price of just under $50 per unit in larger quantities (i.e., 25,000 units).

EMPLOYEES

The Company currently has three officers and several business, professional and technical consultants. We believe our relationships with all personnel are good. The Company plans to hire additional personnel at such time as our business growth demands.

                            DESCRIPTION OF PROPERTY

Our principal offices are located at 14545 Friar Street, Suite 103, Van Nuys, California 91411. Since February 1, 2004, we have received free rent while we negotiate the terms of a month to month lease. We presently occupy about 1,000 sq. ft., and anticipate we will negotiate the lease of about 2,000 sq. ft. by April 30, 2004, at a monthly rate of approximately $1.25, or more, per sq. ft. The current facilities are of adequate size to allow us to grow to approximately five in-house people, after which time we will need to seek larger space. Our month-to-month agreement will allow us flexibility in moving if we employ more personnel.

Our previous office lease covered facilities located in Carlsbad, California, and terminated on January 31, 2004. We have now relocated to the Los Angeles, California area. Our rent expense was $34,947 for the fiscal year ended March 31, 2003, and $26,882 for the nine month period ended December 31, 2003.

The rent expense stated above included an apartment in close proximity to the Carlsbad office that was leased by the Company for use by contract employees. The expense for the apartment was $1,000 per month, including all utilities. We terminated this lease effective June 30, 2003.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, CONSULTANTS AND CONTROL PERSONS

Our directors, executive officers, consultants and control persons and their ages as of the date of this prospectus are as follows:



               NAME                  AGE                     POSITION
     -----------------------         ---     -----------------------------------------

     Gary  A.  Rasmussen              52     Chairman  and  Senior Business Consultant
     Jackelyn  Giroux                 46     President,  Director
     Edward  N.  Jones                67     Chief  Financial  Officer
     Virginia  Perfili                52     Director
     Dennis  H.  Johnston             50     Secretary,  Director
     Faramarz  Vaziri,  Ph.D          53     Technology  Consultant


     GARY A. RASMUSSEN, is a founder of the predecessor company (FoneFriend, Inc., a Nevada corporation) and has served as our Senior Business Consultant since November 2002, helping to guide the Company through its development stage and initial operations as a publicly held company. He was appointed our Chairman on January 27, 2004 by our Board of Directors. Mr. Rasmussen has an extensive background spanning over 25 years as an entrepreneur with vast experience in all phases of business development, having been a founder, chief executive officer or director of several publicly-held corporations in the areas of cable television, investment banking, mortgage banking and motion pictures. He has extensive experience in raising debt and equity capital for both public and private enterprises, implementing short and long term business planning and strategic concepts, acquisitions and divestitures, and has played a key role in spearheading several publicly held corporations from their inception through the early capital raising stages. In August 2001, Mr. Rasmussen was convicted in a federal court for violation of Environmental Protection Laws regarding the transportation of hazardous waste without a permit, and received a sentence of ten months. The Board of Directors of the Company believes that such conviction does not adversely affect Mr. Rasmussen's ability to serve the company, and, furthermore, Mr. Rasmussen continues to deny the factual basis for his conviction. Mr. Rasmussen is a graduate of Western Michigan University.

     JACKELYN GIROUX, is a director and serves as the Company's President. Ms. Giroux is also the President of Global Universal Limited, a film production and distribution company. Prior to joining FoneFriend in August, 2001, Ms. Giroux has been a writer, producer and director of feature films since 1985. Jackelyn Giroux won a scholarship to the New York American Academy of Dramatic Arts, and has appeared in many off Broadway and Broadway plays. Her career in films was launched with a lead role in "The Cross and the Switch Blade", starring Pat Boone and Eric Estrada. She has appeared in fifteen feature films and several TV series; her last film as an actress was in "To Live and Die in LA", directed by Billy Friedkin for MGM in 1985. Since then, she has written and produced ten feature films and two "Movies of the Week." Ms. Giroux has extensive experience in structuring financing and co-production deals, having successfully arranged for co-productions between Canada, France and Germany, as well as Canada, France and Australia. In 2000, she wrote and directed "Coo Coo Caf ", a satire on the media networks, which prominently features the "FoneFriend" product being used by the main characters. The film "Coo Coo Caf " was exhibited at the Cannes Film Festival in May of 2001.

     EDWARD N. JONES serves as the Company's Chief Financial Officer. Mr. Jones has over thirty-five years experience as a practicing certified public accountant, chief financial officer, chief executive officer, corporate board member and as a consultant to corporate management and legal counsel. Mr. Jones began his career at KPMG. He progressed rapidly at KPMG and left to work as a chief financial officer and chief executive officer at various companies. In
1986, he began a new phase of his career, consulting for corporate management and legal counsel on matters involving finance and litigation. His past board of director affiliations include the following prestigious companies: Founders Life Insurance Company, Presidio Insurance Company, Massachusetts Life Insurance &
Indemnity Company, First Nevada Corporation, Camino Real Savings Bank, Real Estate Management Trust, Inc. (REIT), Sherman Oaks Savings Bank, as well as the Gawzner Corporation.

In addition to the foregoing, Mr. Jones was responsible for listing the stock of Nevada Savings and Loan Association on the New York Stock Exchange and growing the institution from $600 million plus in assets to over $1.1 billion in assets by early 1984, all the while maintaining exceptional profitability and superior asset quality. Thereafter, while continuing his practice as a forensic accountant and analyst, Mr. Jones was retained to act as the accounting expert for counsel to the State of Rhode Island in the simultaneous, massive failure of 72 credit unions based in that state. Mr. Jones is a fully licensed Certified Public Accountant in the State of California and is a member of both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Jones has a Bachelor of Sciences degree in business and finance, graduating from California State University, Northridge in 1963. He was awarded the Wall Street Journal Outstanding Business Student Award in 1961.

     VIRGINIA PERFILI, was appointed as a director of the Company to fill a vacancy on the board of directors. Ms. Perfili is an independent film producer and director and is currently the President and founder of EM3, Inc., a film production and entertainment company in Hollywood, California. From 1982 through 1997, Ms. Perfili was the President, CEO and a Director of Orphan, Inc., a publicly held company engaged in the film production and record industries. During her tenure with Orphan, Ms. Perfili produced and directed several film projects in addition to her responsibilities for the overall management and promotion of the company. Ms. Perfili is a graduate of Wayne State University in Detroit, Michigan.

     DENNIS H. JOHNSTON, ESQ. serves as the Company's Corporate Secretary, and is also an independent director. Mr. Johnston has more than 20 years of experience as a practicing attorney specializing in the representation of corporations and financial institutions. He has assisted in organizing and financing numerous private and publicly traded companies and has handled mergers and acquisitions with a total value in excess of $3 billion. Mr. Johnston received undergraduate degrees in business and economics from UCLA and a law degree with Dean's List Honors from Loyola University of Los Angeles, where he was an Editor of The Loyola Law Review. He is a former partner at the nationally recognized law firms of Manatt, Phelps, Rothenberg, & Tunney, and Wyman, Bautzer, Kuchel & Silbert.

     FARAMARZ VAZIRI, PH.D., is currently the president of TiVox Systems, Inc., a newly formed technology company, and will serve as the Company's primary Technology Consultant. He is also a co-founder of FoneFriend Systems, Inc. ("FSI") He led the technical development of the FoneFriend product and brings a wealth of computer telephony expertise to the Company, including his skills in all major computer programming languages, operating systems and communication hardware. Dr. Vaziri is currently an Associate Professor of Electrical Engineering at the State University of New York, New Paltz, a position he has held since 1985. Formerly, he was CTO of DSP Communications where he worked with John Wimsatt (president of FSI) in delivering the Aviation PBX system on time and under budget. He was also formerly CTO of Digital Techniques Marketing where he developed a universal digital switching platform for most telecommunication platforms. Dr. Vaziri was granted a patent for his development of a "Modular User Programmable Telecommunications System with Distributed Processing." He was also granted a patent on the FoneFriend technology, which patent was assigned to FSI. Dr. Vaziri received a Ph.D. degree in Electrical Engineering from the University of Houston.

ELECTION OF DIRECTORS

We elect our directors each year.

EMPLOYMENT AGREEMENTS WITH KEY PERSONS

We entered into a formal written Employment Agreement with Jackelyn Giroux, our President, dated November 20, 2002, as amended by an Amendment to Employment Agreement dated November 22, 2003 (together being the "Employment Agreement"), which provide for, among other employment benefits, an annual salary of $90,000 with an accrued amount aggregating $82,500 paid in installments over twelve months with 10% interest, the right to purchase 2.8 million shares of common stock at a price of $.001 per share, and an anti-dilution clause to maintain Ms. Giroux's ownership interest in the Company at 21.2% of the issued and outstanding shares of common stock. The shares have been purchased under the Employment Agreement by Ms. Giroux. However, payment of both current and accrued salary amounts have been suspended and continue to accrue due to a lack of revenues, and may be reinstated in the future. In addition, Ms. Giroux's Employment Agreement granted her an option to purchase 350,000 shares of our common stock at a price of $.01 per share. This option is vested but has not been exercised as of the date of this prospectus.

We entered into a formal written Consulting Services Agreement with Gary Rasmussen, then our Senior Business Consultant and now also our Chairman, dated November 20, 2002, as amended by an Amendment to Consulting Services Agreement dated November 22, 2003 (together being the "Consulting Services Agreement"), which provide for, among other benefits, an annual salary of $120,000 (increasing to $180,000 under certain conditions) with an accrued amount aggregating $86,000 paid in installments over twelve months with 10% interest, the right to purchase 4.5 million shares of common stock at a price of $.001 per share, and an anti-dilution clause to maintain Mr. Rasmussen's ownership interest in the Company at 25% of the issued and outstanding shares of common stock. The shares have been purchased under the Consulting Services Agreement by Mr. Rasmussen. However, payment of both current and accrued consulting fees have been suspended and continue to accrue due to a lack of revenues, and may be reinstated in the future. In addition, Mr. Rasmussen's consulting agreement granted him an option to purchase 350,000 shares of our common stock at a price of $.10 per share; provided, however, that the amount of shares and terms of such option shall not be less favorable than any other grantee of options. Accordingly, the exercise price was adjusted to $.01 per share in order to match the exercise price granted the Company's President. This option is vested but has not been exercised as of the date of this prospectus.

We entered into a formal written Consultancy Agreement with Edward N. Jones, our Chief Financial Officer, dated November 15, 2002, as amended by an Amendment to Consultancy Agreement dated November 16, 2003, and as amended by a Second
Amendment to Consultancy Agreement dated March 1, 2004 (together being the "Consultancy Agreement"), which provide for, among other consulting benefits, payment in the amount of 85,000 shares over the term of the Consulting Agreement, which commenced on November 20, 2002, and ends on June 30, 2004. These shares have been delivered to Mr. Jones. Mr. Jones has sold some of these shares in the open market.

PROMOTERS.

We have engaged RR Inv Holdings, Inc. for investor relations and public relations services for our Company. Our engagement with them provides that they will profile our Company to broker dealers and the investment community via telephone conference calls and internet news dissemination, as well as other media forms. We have paid RR Inv Holdings, Inc. 900,000 shares of our common stock for their services. A copy of our agreement with RR Inv Holdings, Inc. is attached as an exhibit to this registration statement.

                 LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY;
                  POSITION OF THE COMMISSION ON INDEMNIFICATION

Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify such person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

As permitted by Section 145 of the DGCL, the Company's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the company with respect thereto. Article V of the Company's Bylaws provides for the indemnification of officers, directors, employees and agents of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding the indemnified party had no reason to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, expect for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation includes a provision that limits a director's personal liability to the company or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article IX of the Company's Amended and Restated Certificate of Incorporation provides that no director or the company shall be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by DGLC.

On  February  25,  2004,  we  entered into an Investment Agreement with Dutchess
Private Equities Fund, L.P., in which we agreed to defend, protect, indemnify and hold harmless Dutchess' officers, directors, employees, counsel, and direct or indirect investors, agents or other representatives, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses including reasonable attorneys' fees and disbursements incurred by Dutchess as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by us or any other certificate, instrument or document; (II) any breach of any of our covenants, agreements or obligations or (III) any cause of action, suite or claim brought or made against Dutchess by a third party, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Dutchess which is specifically intended for use in the preparation of any such registration statement, preliminary prospectus, prospectus or amends to the prospectus.

On February 25, 2004, we entered into a Registration Rights Agreement with Dutchess, in which we agreed to indemnify, hold harmless and defend Dutchess and its officers, partners, employees, counsel, agents and representatives against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not Dutchess is or may be a party thereto, to which any of them may become subject insofar as such claims or actions or proceedings, whether commenced or threatened, arise out of or are based upon: (I) any untrue statement or alleged untrue statement of a material fact in a registration statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Dutchess has requested in writing that we register or qualify the common stock, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (II) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(III) any violation or alleged violation by us of the Securities Act, the Securities Exchange Act, or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the common stock pursuant to a registration statement. The indemnification agreements (I) shall not apply to a claim arising out of or based upon a violation which is due to the inclusion in the registration of the information furnished to us by Dutchess expressly for use in connection with the preparation of the registration or any such amendment thereof or supplement thereto; (II) shall not be available to the extent such claim is based on (A) a failure of Dutchess to deliver or to cause to be delivered the prospectus made available by us or (B) Dutchess' use of an incorrect prospectus despite being promptly advised in advance by us in writing not to use such incorrect prospectus; (III) any claims based on the manner of sale of the common stock by Dutchess or of Durchess' failure to register as a dealer under applicable securities; (IV) any omission of Dutchess to notify us of any material fact that should be stated in the registration statement or prospectus relating to Dutchess or the manner of sale; and (V) any amounts paid in settlement of any claim if such settlement is effected without the prior written consent, which consent shall not be unreasonably withheld.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to director, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table and the accompanying notes set forth below provide summary information for each of the last three fiscal years ended March 31st, concerning cash and non-cash compensation earned, paid or accrued by our Chief Executive Officer and each of our most highly compensated executive officers or consultants whose total compensation exceeded $100,000. Information for our fiscal year ended March 31, 2004, is provided through March 15, 2004.


                           Summary Compensation Table
                           --------------------------

                    Annual Compensation               Awards               Payout
                 --------------------------   ----------------------    -------------
Name and                           Other      Restricted  Securities    LTIP    Other
Principal  Year  Salary  Bonus Compensation   Stock Award Underlying    Payouts
Position           ($)    ($)       ($)       (s) ($)     Options        ($)     ($)
                                                          SARs (#)
---------- ----  ------  ----- ------------   ----------- ----------    ------- -----

Jackelyn   2004  86,250      -            -             -          -          -     -
Giroux     2003  32,500      -            -             -    350,000          -     -
President  2002     -0-      -            -             -          -          -     -
-CEO (1)

Gary A.    2004 115,000      -            -             -          -          -     -
Rasmussen  2003  43,333      -            -             -    350,000          -     -
Chairman   2002     -0-      -            -             -          -          -     -
And
Consultant (2)

Brandon    2004     -0-      -            -             -          -          -     -
Powell     2003 115,606      -            -             -          -          -     -
Exec. Vice 2002 184,969      -            -             -          -          -     -
President (3)



1. Ms. Giroux's annual base salary is $90,000 and is payable to Global Universal Limited, a corporation owned and controlled by her. Fiscal year 2004 reflects salary earned for the period April 1, 2003 through March 15, 2004, of which $11,382 was paid in cash and the balance was accrued. Fiscal year 2003 reflects salary earned for the period November 20, 2002 (commencement of her employment) through March 31, 2003, of which $17,500 was paid in cash and the balance was accrued. Prior to November 20, 2002, Ms. Giroux served as the President of our predecessor company, FoneFriend, Inc., a Nevada corporation, where she received an additional $59,000 for the period April 1, 2002 through November 19, 2002. Ms. Giroux's employment agreement with the Company granted her an option to acquire 350,000 shares of the Company's common stock at a price of $.01 per share. Additionally, her agreement provides for an auto allowance, health insurance and other perks, as well as bonus compensation in the amount of one percent (1.0%) of net revenues realized by the Company. No perks or bonus compensation has been paid to date.

2. Mr. Rasmussen's annual base compensation as our consultant is presently $120,000 and will increase to $180,000 upon the Company's receipt of minimum financing in the amount of $1 Million. Fiscal year 2004 reflects consulting fees earned for the period April 1, 2003 through March 15, 2004, of which $41,000 was paid in cash and the balance was accrued. Fiscal year 2003 reflects consulting fees earned for the period November 20, 2002 through March 31, 2003, of which $8,000 was paid in cash and the balance was accrued. Prior to November 20, 2002, Mr. Rasmussen served as a consultant to our predecessor company, FoneFriend, Inc., a Nevada corporation, where he received an additional $29,142 for the period April 1, 2002 through November 19, 2002. Mr. Rasmussen's consulting agreement with the Company granted him option to acquire a minimum of 350,000 shares of the Company's common stock at a price of $.10 per share; provided, however, that the amount and terms of such option shall be no less favorable than granted to any other person by the Company. Accordingly, the exercise price of his option has been adjusted to $.01, in order to match the exercise price granted the Company's President. Additionally, his agreement provides for an auto allowance, health insurance and other perks, as well as bonus compensation in the amount of one and one-half percent (1.5%) of any private financing received by the Company and one percent
     (1.0%) of revenues realized. No perks or bonus compensation has been paid to date and Mr. Rasmussen has not yet received any compensation for his role as our Chairman.

3. Mr. Powell's salary for fiscal year 2002 is based upon information reported in Universal Broadband Network's annual report on Form 10-K for the year ended March 31, 2002. His salary for fiscal year 2003 is estimated and reflects the period April 1, 2002 through November 15, 2002, when Mr. Powell resigned. Mr. Powell was the sole executive officer during the bankruptcy.

DIRECTOR  COMPENSATION

Our policy is that directors are entitled to be compensated at the rate of $500 per meeting. Only one director, Virginia Perfili, has received such compensation to date, because of our cash position. However, we intend to pay all of our directors at this rate in the future when cash flow permits us to do so. In addition to the aforementioned compensation, Ms. Perfili, who worked as a contract employee during 2002, was granted 100,000 award shares pursuant to the Company's 2002 Stock Plan in January 2003 for her services. It is intended that Ms. Perfili will receive additional shares of common stock for her services as director and for her services as a contract employee. Dennis H. Johnston, Esq., our Corporate Secretary and Director, was granted options to purchase 300,000 shares of common stock at a purchase price of $.10 cents per share on May 20, 2003 for his service.

OPTIONS  AND  AWARD  SHARES

We have a 2002 Non-Employee, Director and Consultant Retainer Stock Plan and Employee Stock Incentive Plan (the "Plan"), which is more fully discussed below. The Plan was adopted to award shares and options to Non-Employees, Directors, Consultants and Employees for their service and to provide them with an equity stake in our Company. To date, Mr. Perfili was awarded 100,000 shares in 2003, and Ms. Giroux, Mr. Rasmussen and Mr. Johnston were awarded options to purchase 350,000, 350,000 and 300,000 shares of common stock, respectively, in 2003. The options awarded to Ms. Giroux and Mr. Rasmussen have fully vested, while half of the options awarded to Mr. Johnston have vested.

In July, 2003, we issued an option to a consultant to acquire 200,000 shares at $.20 (current market). The option was exercised in August. In September, 2003, we issued an option to a consultant to acquire 200,000 shares at $.15 (current market). This option was exercised in October. In October, 2003, we issued an option to a consultant to acquire 100,000 shares at $.15 (current market). This option was exercised.

In January, 2004, we gave 15,000 shares of registered common stock to Edward Jones, our CFO, as consideration for the renewal of his agreement to serve as CFO through February 29, 2004. His original agreement had expired November 15, 2003. Just recently, on March 1, 2004, we entered into an amended agreement to give Ed Jones an additional 20,000 shares of registered common stock to renew his contract until June 30, 2004.

2002 NON-EMPLOYEE DIRECTOR AND CONSULTANT RETAINER STOCK PLAN AND EMPLOYEE STOCK INCENTIVE PLAN

The following table sets forth information about our 2002 Non-Employee Director and Consultant Retainer Stock Plan and Employee Stock Incentive Plan (the "2002 Plan") adopted by our Board of Directors on December 27, 2002, as filed with the Commission as an exhibit to our Registration Statement on Form S-8 on December 27, 2002.

2002 Non-employee
Director and Consultant                      As of March31, 2003
Retainer Stock Plan and                Award Stock          Stock Options
Employee Stock Incentive Plan          Issued               Issued
-----------------------------          -----------          -------------
                                       1,080,000 (1)(2)     1,000,000 (3)
Remaining securities available            20,000            2,500,000

(1) On December 27, 2002, we issued 825,000 award shares to Consultants that performed services on behalf and at the request of the Company.

(2) Subsequent to March 31, 2003, we issued an additional 270,000 award shares to Consultants pursuant to consulting services agreements, and an additional 500,000 options to Consultants which have been exercised at a weighted average price of $.17 per share.

(3) The Board of Directors has authorized the grant of options covering 1,000,000 shares as follows: (i) 350,000 to Jackelyn Giroux, pursuant to her employment agreement with the Company; (ii) 300,000 shares to Dennis H. Johnston, pursuant to his agreement with the Company for his continued services as Secretary and General Counsel; and (iii) 350,000 shares to Gary Rasmussen, pursuant to his consulting agreement with the Company.

The Compensation Committee of the Board of Directors issues award stock and stock options, as the case may be, to employees, directors, officers, consultants, advisors and other persons associated with our company. The 2002 plan is intended to provide a method whereby our company may be stimulated by the personal involvement of our employees, directors, officers, consultants, advisors and other persons in our business and reward such involvement, thereby advancing the interests of our company and all of its shareholders. A copy of the 2002 plan has been incorporated as an exhibit to this registration statement.

As of the date of this prospectus, a total of 1,095,000 shares of common stock and 1,500,000 options have been issued pursuant to our 2002 Plan. Of this amount 65,000 shares of common stock and 650,000 options were issued to our management.

                           RELATED PARTY TRANSACTIONS

During the calendar year of 2003, Jackelyn Giroux, the Company's President, along with a member of her family, and Gary Rasmussen, then a consultant to the Company, made several short term loans of various amounts to the Company to cover its operating expenses. The aggregate amount of such loans did not total over $60,000 and were repaid to these individuals without interest in December, 2003. The effects of the imputed interest on the shareholders loans were immaterial.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is currently quoted on the OTC Bulletin Board under the symbol "FFRD.OB". The following table shows the high and low prices of our common stock since we began trading under the name of FoneFriend, Inc. on March 6, 2003, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Prior to December 5, 2002, our common stock was traded under the name of our predecessor company, Universal Broadband Networks, Inc. (UBNTQ:OTCBB). For the period beginning with the fiscal year ended March 31, 2002, through December 5, 2002, our predecessor corporation was in bankruptcy (under the name of Universal Broadband Networks, Inc.) and its common stock traded at a high of $.02 (on April 1, 2002) and a low of $.003 (on December 5, 2002), under the symbol "UBNTQ" as mentioned before.

The quotations set forth below reflect inter-dealer prices, without mark-ups, mark-downs, or commissions and may not represent actual transactions:

Period                                         High            Low
                                             --------        --------
From January 1, 2004 to March 15, 2004       $   0.30        $   0.12
Quarter Ended December 31, 2003              $   0.45        $   0.13
Quarter Ended September 30, 2003             $   2.05        $   0.14
Quarter Ended June 30, 2003                  $   3.90        $   2.01
From March 6, 2003 to March 31, 2003         $   4.00        $   3.50

As of December 31, 2003, we had approximately 312 holders of record of our common stock. Our transfer agent is Executive Registrar & Transfer Agency, Inc., of Englewood, Colorado. Their phone number is 303-783-9055.

We have not declared any cash dividends with respect to our Common Stock and we do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on either our common or preferred stock.

Penny  Stock  Characterization

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

We have 1,000,000 outstanding options to purchase shares of our common stock at prices ranging from $.01 per share to $.10 cents per share, and 200,000 outstanding warrants to purchase shares of our common stock at a price of $.20 per share. In addition, we have a convertible note outstanding in the principal amount of $100,000, bearing interest at the rate of 15%, that is convertible into shares of our common stock at a 25% discount to the closing price of our shares on the date of conversion.

Agreements  to  Register.

We have agreed to register shares that are "put" to Dutchess Private Equities Fund, L.P. under the Investment Agreement pursuant to a Registration Rights Agreement. A copy of such Registration Rights Agreement is incorporated by reference as Exhibit 10.11 of this registration statement. In addition, we have agreed to register 1,500,000 shares of common stock owned by Gary Rasmussen and 500,000 shares of common stock owned by Jackelyn Giroux on a Registration Statement on Form S-8 of the Company.

Shares  Eligible  for  Future  Sale.

Upon effectiveness of this registration statement, up to 17,950,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

Of the 19,184,444 shares of common stock currently issued and outstanding, our management estimates there are about 1,785,000 free trading shares in the float and about 7,668,500 shares eligible for sale under Rule 144. An additional 2,950,000 shares currently outstanding will be registered hereunder. Also, we have agreed to register 2,000,000 shares of common stock currently outstanding that are held by our President and our Chairman. Additionally, future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth, to our knowledge, certain information regarding the beneficial ownership of the common stock, and the address of such beneficial owner, as of March 15, 2004, for (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each of the Company's officers, directors and consultants, and (iii) all of the Company's executive officers, directors, consultants and Principal Stockholders as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. The number of common shares owned includes shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of the date of this prospectus. For each beneficial owner, officer, director or consultant, his or her percentage of shares outstanding is based upon 19,184,444 shares outstanding as of March 15, 2004, plus 865,000 additional shares that such beneficial owners have the right to acquire within 60 days of the date of this prospectus (i.e., a total of 20,049,444).



SHAREHOLDER NAME       RELATIONSHIP TO      SHARES OWNED     PERCENTAGE OF
AND ADDRESS            COMPANY                               SHARES OUTSTANDING
----------------       ---------------      ------------     ------------------

Jackelyn Giroux        President and         3,297,900             16.18%
14545 Friar St,        Director                 (1)
#103
Van Nuys, CA 91411
----------------       ---------------      ------------     ------------------

Gary Rasmussen         Chairman and          4,808,225             23.59%
14545 Friar St,        Senior Business          (2)
#103                   Consultant
Van Nuys, CA 91411
----------------       ---------------      ------------     ------------------

Dennis Johnston        Secretary and           478,140              2.36%
2895 Woodwardia Dr.    Director                 (3)
Los Angeles,
CA 90077
----------------       ---------------      ------------     ------------------

Edward N. Jones        Chief Financial          75,500              0.35%
13331 Moorpark St,     Officer                  (4)
#346, Sherman Oaks,
CA 91423
----------------       ---------------      ------------     ------------------

Virginia Perfili       Director                 55,000              0.27%
14545 Friar St,                                 (5)
#103, Van Nuys,
CA 91411
----------------       ---------------      ------------     ------------------

Francois Van Der       Former Officer        1,800,000              8.83%
Hoeven                 and Director             (6)
1404 Eastview Ct.
Oceanside,
CA 92056
----------------       ---------------      ------------     ------------------

Officers, directors,   (5 persons)           8,714,765             42.75%
and consultants
as a group
----------------       ---------------      ------------     ------------------

Officers, directors    (6 persons)          10,514,765             51.58%
and all beneficial
owners, as a group
----------------       ---------------      ------------     ------------------


(1) Amount consists of (a) 2,700,000 shares owned directly by Ms. Giroux, (b) options to purchase up to 350,000 shares of common stock on or before May 20, 2008 at an exercise price of $0.01 per share, and (c) 247,900 shares held in the name of Global Universal Limited, Inc., a corporation controlled by Ms. Giroux as its President and majority shareholder.

(2)  Amount  consists  of  (a) 4,267,500 shares owned directly by Mr. Rasmussen,
     (b) options to purchase up to 350,000 shares of common stock on or before May 20, 2008 at an exercise price of $0.01 per share, (c) 105,000 shares owned by Mr. Rasmussen as custodian for the benefit of his minor children under the Michigan Uniform Gift to Minors Act, (d) 85,725 shares of the 428,625 shares owned by Rochester Capital Partners, a limited partnership, of which Mr. Rasmussen is the general partner and a beneficial owner of 20% of its equity. Although he has sole dispositive power as general partner, Mr. Rasmussen disclaims any beneficial ownership in the remaining 80% equity of the partnership, representing 342,900 shares owned by Rochester Capital Partners, as such equity and corresponding shares are beneficially owned by Mr. Rasmussen's minor children and former spouse. Additionally, the amount does not include 75,000 shares of common stock owned by an irrevocable children's trust for the benefit of Mr. Rasmussen's minor children for which he is not the trustee.

(3) Amount consists of 328,140 shares owned directly by Mr. Johnston, plus 150,000 shares that may be acquired by him through the exercise of stock options within sixty days from the date of this prospectus. In connection with his employment as Secretary, Mr. Johnston was granted a stock option, which vests pro-ratably over a 3-year period, to purchase up to 300,000 shares of common stock on or before May 20, 2006, at an exercise price of $0.10 per share.

(4) Amount consists of 55,500 shares owned directly by Mr. Jones, plus 20,000 shares owed to him in connection with his employment as our Chief Financial Officer.

(5)  Amount  consists  of  55,000  shares  owned  directly  by  Ms.  Perfili.

(6) Amount consists of 1,800,000 shares owned directly by Mr. Van Der Hoeven. The Company has placed a stop-transfer order on 1,300,000 of these common shares due to Mr. Van Der Hoeven's voluntary departure from the Company in mid-February, 2003. He was granted the right to acquire these shares in consideration for a 3-year employment agreement, of which he served less than 3 months. He resigned as a director on July 30, 2003.

                            THE SELLING SHAREHOLDERS

Based upon information available to us as of March 15, 2004, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transaction exempt from the registration requirements of the Securities Act of 1933, as amended. As used in this prospectus, the term "selling stockholder" includes donees, pledges, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

The table lists the ownership of the common stock offered by the selling shareholders assuming the exercise by the Company of all "put" options under the Equity Line of Credit covering shares offered by this prospectus. None of the selling shareholders has held any position or office or had a material relationship with us, or any of our affiliates, within the past three years.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


Name and address        Number of Shares     Number of Shares   Number of Shares
of beneficial owner     Beneficially Owned   Offered            Owned After
                                                                Offering (1)
--------------------------------------------------------------------------------

Dutchess Private
Equities Fund, L.P.                   -0-       15,000,000 (2)          -0-
(3)

Compass Capital Group, Inc.           -0-          700,000 (4)          -0-

Danzig, Ltd                       150,000          150,000              -0-

Lothar Elsaessar                  300,000          300,000              -0-

Greentree Financial
Group, Inc.                       250,000          250,000              -0-

Hans George Huetter               300,000          300,000              -0-

RR Inv Holdings, Inc              900,000          900,000              -0-

The Bulletin Board
Productions,  LLC                 350,000          350,000              -0-

Totals                          2,950,000       17,950,000              -0-



________________

(1) These numbers assume the selling shareholders sell all of their shares in the offering.

(2) Consists of shares that may be issued pursuant to an Equity Line of Credit Agreement, also known as an Investment Agreement.

(3) Dutchess is a private limited partnership whose business operations are conducted by its general partner, Dutchess Capital Management, LLC. Michael Novielli and Douglas H. Leighton are the owners of Dutchess Capital Management, LLC., and have voting and dispositive power with respect to shares owned by Dutchess Private Equities Fund, L.P.

(4) Consists of shares that may be issued pursuant to the conversion of a promissory note currently held by Compass Capital Group and/or the exercise of their warrant to purchase up to 200,000 shares at a price of $.20.


                            DESCRIPTION OF SECURITIES

Common Stock

We have authorized 200,000,000 shares of common stock, $.001 par value per share. As of March 15, 2004, there were 19,184,444 issued and outstanding shares of common stock. Following the offering, there will be up to 34,884,444 shares issued and outstanding. All shares are of the same class and have the same rights, preferences and limitations.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and any amounts owing to holders of shares of preferred stock. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares, with the noted exception of a put option held by the Liquidating Trust. Pursuant to the Plan of Merger with FoneFriend Nevada, the Liquidating Trust was granted a conditional put option whereby it could sell its shares back to the Company for up to $3 Million dollars, contingent upon the Company having sufficient available capital surplus at the time of such transaction. A quorum of shareholders for purposes of matters requiring a shareholder vote constitutes 35% of all of the issued and outstanding shares entitled to vote. Shareholder action constitutes the affirmative vote at a meeting or action in lieu of a meeting taken by a majority of the shares representing a quorum.

Preferred  Stock

We have authorized 50,000,000 shares of preferred stock, $.001 par value per share. As of March 15, 2004, there were no issued and outstanding shares of preferred stock. The rights, preferences, privileges and restrictions granted to and imposed on the preferred shares may be set by the Board of Directors upon issuance. Terms of the Preferred Stock would be outlined by our Board of Directors in the event of such issuance.

                              PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 2,950,000 shares of our common stock by current stockholders Danzig, Ltd., Lothar Elsaessar, Greentree
Financial Group, Inc., Hans George Huetter, RR Inv Holdings, Inc. and The Bulletin Board Productions, Inc. Additionally, Dutchess Private Equities Fund, L.P. will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into with Dutchess, and Compass Capital Group, Inc., which will become a stockholder upon the conversion of a convertible note which it holds or the exercise of warrants to purchase our common stock which it holds.

DUTCHESS  PRIVATE  EQUITIES  FUND,  L.P.

On February 25, 2004, we entered into an Investment Agreement with Dutchess Private Equities Find, L.P. ("Dutchess"). Pursuant to the Investment Agreement, we may, at our discretion, periodically "put to" or require Dutchess to purchase shares of our common stock. The aggregate amount that Dutchess is obligated to pay for our shares shall not exceed $3.0 million. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 94% of the lowest Best Bid price as defined in the Agreement.Dutchess is a private limited partnership whose business operation are conducted through its general partner, Dutchess Capital Management, LLC. Our ability to put the shares of common stock under the Investment Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

The amount that the Company shall be entitled to put to Dutchess in any single transaction pursuant to the Investment Agreement will be equal to, at the Company's election, either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by 94% of the average of the three daily closing Best Bid prices immediately preceding the date of the put, or (B) $25,000; provided that in no event shall the amount of any single put be more than $1,000,000. All references to the terms of the Investment Agreement are qualified in their entirety to the language contained in that Agreement, a copy of which is incorporated by reference in this Registration Statement.

Subject to a variety of limitations, we may put shares pursuant to the Investment Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to put shares to Dutchess until Dutchess has paid a total of $3.0 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first.

We cannot predict the actual number of shares of common stock we will issue pursuant to the Investment Agreement, in part because the volume and purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, if our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance.

We have engaged Charleston Capital Corporation ("Charleston") as our placement agent with respect to the securities to be issued under the Equity Line of Credit and, for these services, they will be paid one percent (1%) upon each put up to a maximum of $10,000. Charleston has no affiliation or business relationship with Dutchess.

PLAN  OF  DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell shares from time to time

o at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
o    at  prices  related  to  such  prevailing  market  prices,  or
o    in  negotiated  transactions,  or
o    in  a  combination  of  such  methods  of  sale.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess and any broker-dealers who acts in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneous engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners may be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and any of their affiliates. We have informed the selling security holders that they may not:

o    engage  in any stabilization activity in connection with any of the shares;
o bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;
o effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transaction directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares against certain liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                LEGAL PROCEEDINGS

In October, 2003, the Company received notice of a lawsuit commenced against its predecessor company, FoneFriend, Inc., a Nevada corporation ("FoneFriend of Nevada"), seeking past due legal fees of approximately $21,000. The assets of this predecessor company were acquired by the Company in a stock for assets purchase transaction and FoneFriend of Nevada was dissolved. Should the Company become a party to this litigation, it believes it has an affirmative defense as to the amount sought and will attempt to negotiate a reduced settlement or defend against such action should it be commenced.

In November, 2003, the Company has received a threat of litigation from the bankrupt estate of Allegiance Telecom, seeking approximately $5,000. No lawsuit has yet been commenced. Should the Company become a party to any such litigation, it believes it has affirmative defenses to such charges and intends to defend against any such action should it be commenced.

In January, 2003, the Company entered into a settlement agreement with a former officer and director of FoneFriend, Inc., a Nevada corporation. As partial consideration under the settlement agreement, the Company was required to pay plaintiff the sum of $20,000 on December 1, 2003. The plaintiff accepted a payment of $10,000 from the Company in December of 2003 and agreed to accept a final payment of $12,500 on January 4, 2004. The Company has not yet made the final payment to plaintiff. In accordance with the terms of the settlement, the plaintiff may, upon the Court's order, file with the Court a "Stipulation for Entry of Judgment." The Company intends to settle this matter as soon as finances permit. The plaintiff has not yet moved to file or enforce the judgment.

Other than the legal matters disclosed above, we are not aware of any litigation or potential litigation affecting us or our assets.

                                  LEGAL MATTERS

The Law Offices of Harold H. Martin, P.A. will pass upon the validity of the common stock offered hereby. Mr. Martin will not receive a direct or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer or employee of our company. Nor does Mr. Martin have any contingent based agreement with us or any other interest in or connection to us.

                                    EXPERTS

The consolidated financial statements incorporated by reference in this prospectus have been audited by Henry Schiffer, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) incorporated herein by reference, and are incorporated herein in reliance upon such report given the authority of said firm as experts in auditing and accounting. Neither Mr. Schiffer nor his firm has any direct or indirect interest in us, nor were they a promoter or underwriter.

                             ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and the common stock, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. We intend to furnish our shareholders with annual reports containing audited financial information.

The  Securities  and  Exchange  Commission  maintains  a  web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.
-----------


                              FINANCIAL STATEMENTS

                                FONEFRIEND, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                  (UNAUDITED)

BALANCE SHEETS

                              (Amounts in Dollars)

                  ASSETS

                                                     December 31,          September 30,
                                                         2003                  2003
                                                     ------------          ------------

CURRENT ASSETS
   Cash in banks and on hand                         $     11,853          $     10,699
   Inventory-equipment                               $     16,400          $     16,400
   Stock subscription receivable                     $      2,500          $      1,390
   Current portion of prepaid expenses               $     45,775          $     99,400
                                                     ------------          ------------
TOTAL CURRENT ASSETS                                 $     76,528          $    127,889
                                                     ------------          ------------
Furniture & equipment, net of depreciation  Note 3   $     13,029          $     13,892
                                                     ------------          ------------

OTHER ASSETS
   Non-current prepaid expenses and deposits         $     13,597          $     13,597
   Capitalized development costs                     $    694,863          $    694,863
   Technology rights, FoneFriend license             $    300,000          $    300,000
   Stock in FoneFriend Systems, Inc.                 $    150,000          $    150,000
   Organizational costs, net of amortization  Note 3 $         90          $        100
                                                     ------------          ------------
Total other assets                                   $  1,158,550          $  1,158,560

TOTAL ASSETS                                         $  1,248,107          $  1,300,341
                                                     ------------          ------------

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                  $     23,833          $     31,919
   Accrued expenses payable                          $    176,500          $    163,500
   Litigation settlement payable                     $     10,000          $     20,000
   Loans from officers and others                    $    126,300          $     57,188
   Payroll taxes payable                             $      5,416          $      5,416
                                                     ------------          ------------
Total current liabilities                            $    342,049          $    278,023
                                                     ------------          ------------
Loans payable, non-current                           $     25,000          $     25,000
                                                     ------------          ------------

TOTAL LIABILITIES                                    $    367,049          $    303,023
                                                     ------------          ------------

   Stockholders' Equity  Note 4
     Preferred stock, $.001 par value, authorized
     50,000,000 shares, issued and outstanding
     820,361 shares                                  $        820          $        820
   Common stock, $.001 par value, authorized
     200,000,000 shares, issued and outstanding,
     9,556,000 at December 31, 2003 and 9,386,000
     at September 30, 2003                           $      9,556          $      9,386
   Additional paid in capital                        $  3,887,533          $  3,868,203
   Operating deficit                                 $ (3,016,851)         $ (2,882,091)
                                                     ------------          ------------
TOTAL STOCKHOLDERS' EQUITY                           $    851,058          $    997,318
                                                     ------------          ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $   1,248,107          $  1,300,341
                                                     ------------          ------------




                 See Accompanying Notes to Financial Statements


                                FONEFRIEND, INC.

                            STATEMENTS OF OPERATIONS
                              (Amounts in Dollars)

                                                            Nine Months Ended
                                                     December 31,          December 31,
                                                         2003                  2002
                                                     ------------          ------------

Revenue                                              $          0          $          0
                                                     ------------          ------------

Expenses
Advertising                                          $        200          $     16,400
Automobile                                           $          0          $      7,451
Commissions related to fund raising activities       $          0          $     24,040
Consulting fees                                      $    412,711          $    225,792
Depreciation and amortization                        $      2,619          $      3,839
Insurance                                            $      1,963          $      5,573
Legal and accounting fees                            $     24,398          $     52,356
Office supplies                                      $      2,771          $      8,130
Officer/stockholder payments                         $     20,060          $     39,995
Postage                                              $      1,792          $      6,738
Rent                                                 $     26,881          $     19,560
Salaries & payroll                                   $          0          $    127,283
Telephone                                            $     10,375          $     15,292
Travel                                               $      9,764          $     16,064
Other                                                $     12,566          $     42,002
                                                     ------------          ------------
Total expenses                                       $    526,100          $    610,515
                                                     ------------          ------------

Loss from development stage operations               $   (526,100)         $   (610,515)
                                                     ------------          ------------




                 See Accompanying Notes to Financial Statements


                                FONEFRIEND, INC.

                            STATEMENTS OF OPERATIONS
                              (Amounts in Dollars)


                                                           Three Months Ended
                                                     December 31,          December 31,
                                                         2003                  2002
                                                     ------------          ------------

Revenue                                              $          0          $          0
                                                     ------------          ------------

Expenses
Advertising                                          $          0          $        894
Automobile                                           $        624          $        234
Consulting fees                                      $    115,607          $     77,091
Depreciation and amortization                        $        873          $      3,182
Insurance                                            $         55          $      1,632
Officer/stockholder payments                         $          0          $     16,533
Office supplies                                      $        620          $      2,654
Postage                                              $        232          $        215
Professional fees, legal & accounting                $        610          $     34,243
Rent                                                 $      8,737          $      3,000
Salaries & payroll                                   $          0          $     39,804
Telephone                                            $      2,301          $      2,343
Travel                                               $      3,200          $      1,501
Other                                                $      1,901          $      6,148
                                                     ------------          ------------
Total expenses                                       $    134,760          $    189,474
                                                     ------------          ------------

Loss from development stage operations               $   (134,760)         $   (189,474)
                                                     ------------          ------------







                 See Accompanying Notes To Financial Statements


                                             FONEFRIEND, INC.

                                         STATEMENTS OF CASH FLOWS
                                           (Amounts in Dollars)


                                              Nine Months Ended                Three Months Ended
                                        -----------------------------     -----------------------------
                                                  December                          December
                                          31, 2003         31, 2002         31, 2003          31, 2002
                                        ------------     ------------     ------------      ------------

Operating Activities
Loss from development stage
operations                              $   (526,100)    $   (610,515)    $   (134,760)     $   (189,474)

Adjustments to loss from
development stage operations:
Prepaid expenses                        $    156,375     $   (195,000)    $     53,625      $   (192,000)
Accounts payable                        $     19,531     $      4,303     $     (8,086)     $      3,500
Accrued expenses                        $    176,500     $          0     $     13,000      $          0
Litigation settlement payable           $     10,000     $          0     $    (10,000)     $          0
Deposits                                $          0     $     41,264     $          0      $       (316)
Depreciation and amortization           $      2,619     $      5,868     $        873      $      3,182
Other                                   $    (16,205)    $    (30,415)    $     (1,110)     $          7
                                        ------------     ------------     ------------      ------------

Net cash provided (used) by
development stage operations            $   (177,280)    $   (867,035)    $    (86,458)     $   (375,101)
                                        ------------     ------------     ------------      ------------

Increase in capitalized
development Costs                       $          0     $   (188,000)    $          0      $    (15,000)
                                        ------------     ------------     ------------      ------------

Financing Activities

Issuance of common stock                $     98,500     $    262,689     $     18,500      $    247,699
Issuance of preferred stock             $          0     $        820     $          0      $        820
Loans from officers and others          $     70,412     $    102,133     $     69,112      $    102,133
                                        ------------     ------------     ------------      ------------
Net cash provided by financing
activities                              $    168,912     $    365,642     $     88,612      $    350,652
                                        ------------     ------------     ------------      ------------

Net cash increase (decrease)
for the period                          $     (8,368)    $   (689,393)    $      1,154      $    (39,449)

Cash at beginning of period             $     20,221     $    685,359     $     10,699      $     35,415
                                        ------------     ------------     ------------      ------------

Cash at end of period                   $     11,853     $     (4,034)    $     11,853      $     (4,034)
                                        ------------     ------------     ------------      ------------






                 See Accompanying Notes To Financial Statements


                                                 FONEFRIEND, INC.

                                         STATEMENTS OF STOCKHOLDERS'EQUITY
                                                (AMOUNTS IN DOLLARS)

                                                               Additional      Accumu-      Total
                                     No. Shares       Par      Paid-In         lated        Stockholders'
                                     Outstanding      Value    Capital         Deficit      Equity
                                     -----------     -------   ----------    -----------    -------------


COMMON SHARES

Beginning
balance, July 1, 2002                  8,956,361     $ 8,956   $3,069,182    $(1,036,686)   $   2,041,452

Loss from
operations                                                                   $  (211,316)   $    (211,316)

Common shares
issued September 30, 2002                 85,500     $    86   $  427,415                   $     427,501
                                     -----------     -------   ----------    -----------    -------------

Balance,
September 30, 2002                     9,041,861     $ 9,042   $3,496,597    $(1,248,002)   $   2,257,637

Loss from Operations
to November 21, 2002                                                         $  (118,281)   $    (118,281)

Common shares
cancelled                               (300,000)    $  (300)                               $        (300)

Common shares
issued November 21, 2002                  58,139     $    58   $   29,942    $         -    $      30,000
                                     -----------     -------   ----------    -----------    -------------

Total common
shareholders'
equity pre-merger,
November 21, 2002                      8,800,000     $ 8,800   $3,526,539    $(1,366,283)   $   2,169,056
                                     -----------     -------   ----------    -----------    -------------

MERGER OF FONEFRIEND, INC. (NEVADA CORPORATION) ON NOVEMBER
21, 2002 WITH AND INTO FONEFRIEND, INC. (DELAWARE CORPORATION)
--------------------------------------------------------------

Exchange of
Nevada shares
for Delaware shares                    2,200,000     $ 2,200

Issue new
Delaware
Shares:
To: management                         4,600,000     $ 4,600



                                                 FONEFRIEND, INC.

                                   STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED

                                                               Additional      Accumu-      Total
                                     No. Shares       Par      Paid-In         lated        Stockholders'
                                     Outstanding      Value    Capital         Deficit      Equity
                                     -----------     -------   ----------    -----------    -------------


To: UBN Trust                            423,000     $   423
To: D. Johnston                          423,000     $   423

Transfer par value
to paid-in capital                                   $(1,154)  $    1,154

Issue common shares to
consultants, December 2002               825,000     $   825   $  213,675                   $     214,500

Loss from operations
from November 21, 2002 to
March 31, 2003                                                               $(1,124,468)   $  (1,124,468)

Total common shareholders'
equity, March 31, 2003
Delaware Corporation                   8,471,000     $ 8,471   $3,741,368    $(2,490,751)   $   1,259,088

Issue common shares to
consultants, June 2003                   455,000     $   455   $   58,695                   $      59,150

Loss from operations
from April 1, 2003 to
June 30, 2003                                                                $   (75,457)   $     (75,457)
                                     -----------     -------   ----------    -----------    -------------

Total common shareholders'
equity, June 30, 2003
Delaware Corporation                   8,926,000     $ 8,926   $3,800,063    $(2,566,208)   $   1,242,781
                                     -----------     -------   ----------    -----------    -------------

Issue common Shares                      460,000     $   460   $   69,140    $  (315,883)   $     246,283






                                                 FONEFRIEND, INC.

                                   STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED

                                                               Additional      Accumu-      Total
                                     No. Shares       Par      Paid-In         lated        Stockholders'
                                     Outstanding      Value    Capital         Deficit      Equity
                                     -----------     -------   ----------    -----------    -------------


Total common shareholders'
equity, September 30, 2003
Delaware Corporation                   9,386,000     $ 9,386   $3,869,203    $(2,882,091)   $     996,498
                                     -----------     -------   ----------    -----------    -------------

Loss from
Operations                                                                   $  (134,760)   $    (134,760)

Issuance of
Common Shares                            170,000     $   170   $   18,330    $         0    $      18,500
                                     -----------     -------   ----------    -----------    -------------

Total common Shareholder's
Equity, December 31, 2003
Delaware Corporation                   9,556,000     $ 9,556   $3,887,533    $(3,016,851)   $     880,238
                                     -----------     -------   ----------    -----------    -------------

PREFERRED SHARES

Preferred shares issued
November 21, 2002, Nevada                820,361     $   820                                $         820

Cancel Nevada preferred
shares, November 21, 2002               (820,361)    $  (820)                               $        (820)
                                     -----------     -------   ----------    -----------    -------------

Issue Delaware preferred shares
for Nevada preferred shares,
November 21, 2002                        820,361     $   820                                $         820
                                     -----------     -------   ----------    -----------    -------------

Total stockholders' equity,
December 31, 2003                                                                           $     881,058
                                     -----------     -------   ----------    -----------    -------------







                 See Accompanying Notes to Financial Statements

                                FONEFRIEND, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS

A.     Background

FoneFriend, Inc. ("FoneFriend" or the "Company") was incorporated on April 24, 2001, under the laws of the State of Nevada, and on November 21, 2002, was merged with and into FoneFriend, Inc., a Delaware corporation. The Company maintains a corporate office at 14545 Friar Street, Suite 103, Van Nuys,
California  91411.  The  Company's  telephone  number  is:  (818)  376-1616.

The Company is a development stage enterprise and has not generated any revenue during its brief history. The primary business of the Company is to market an Internet telephony device and related services to customers worldwide, called the "FoneFriend". The underlying technology of FoneFriend has been licensed by the Company from FoneFriend Systems, Inc. and will enable the Company's subscribers to make and receive unlimited long distance telephone calls over the Internet, using only their standard residential telephone set (without the need for a computer), for a low monthly fee of about $10.00. Due to the small cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins, well in excess of the traditional telecommunications industry.

B.     Basis of Presentation

The accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), which contemplates continuation of the Company as a going concern. Management is attempting to raise additional capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.     Fiscal Year

The Company's fiscal year is March 31 (after the above-described merger of FoneFriend, Inc. of Nevada with and into FoneFriend, Inc. of Delaware). The accompanying unaudited financial statements are for December 31, 2002 and 2003, and the corresponding three month and nine month periods then ended.

B.     Significant Estimates

In the process of preparing its financial statements in accordance with GAAP, the Company estimates the carrying value of certain assets and liabilities that are subjective in nature. The primary estimates included in the Company's financial statements include capitalized development costs and the ongoing value of its purchased technology license.



                                FONEFRIEND, INC.

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

C.     Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturity dates of three months or less at the date of purchase. These items are carried at cost, which approximates fair value due to their short-term maturity dates.

D.     Prepaid Expenses and other Current Assets

The Company has cash outlays in advance of expense recognition for items such as rent, interest, financing fees, and service contracts. All amounts identified as prepaid expenses that will be utilized during the next twelve months are identified as current assets, while any portion that will not be utilized during the next twelve months are classified as non-current assets.

E.     Furniture and Equipment

Furniture and equipment are carried at cost and depreciated over the estimated useful lives of the individual assets.

F.     Capitalized Development Costs

Capitalized development costs consist of expenditures made by the Company to improve the product and develop marketing channels for the product, and which are deemed by management to have future value to the Company. Such capitalized development costs will be amortized over the estimated useful life once product sales begin.

G.     Technology Rights, FoneFriend License

The Company purchased a license to use the FoneFriend technology for a period of ten years from FoneFriend Systems, Inc. under a license agreement dated April
30, 2001. This license agreement allows the Company to manufacture, market and utilize a proprietary technology referred to as FoneFriend. During the development stage operations, the company is carrying the asset at cost and will begin amortization over the remaining life of the license when product sales begin. The remaining value to the company will be reviewed quarterly and if management determines that impairment of the asset has occurred, the carrying value will be adjusted accordingly.

H.     Stock in FoneFriend Systems, Inc.

The Company purchased stock in FoneFriend Systems, Inc. as a long-term investment. Such investment is carried at cost and will be evaluated periodically by management to determine whether impairment has occurred. Should management determine that the value has been impaired, the carrying value will be adjusted accordingly.


                                FONEFRIEND, INC.

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


NOTE 3 - DEPRECIATION AND AMORTIZATION

The Company's management has estimated the useful lives of furniture, equipment and certain organization costs. The following tables show the gross asset amounts and the accumulated depreciation and amortization:

A.     Furniture and Equipment
                                   Nine months ended December
                                   --------------------------
                                   31, 2003          31, 2002
                                   --------          --------

COST                               $ 18,745          $ 15,840
   Less accumulated depreciation   $ (5,716)         $ (4,933)
                                   --------          --------

Net value                          $ 13,029          $ 10,907
                                   --------          --------

B.     Organizational Costs

COST                               $    195          $    195
   Less accumulated depreciation   $   (105)         $    (65)
                                   --------          --------

Net value                          $    100          $    130
                                   --------          --------


NOTE 4 - MERGER AND CAPITAL STOCK

The merger of FoneFriend, Inc. of Nevada with and into FoneFriend, Inc. of Delaware was consummated on November 21, 2002 wherein the assets of FoneFriend, Inc. of Nevada were acquired by Universal Broadband Networks, Inc. ("UBN") in a tax-free reorganization pursuant to IRC 368 (the "Merger"). The Merger was effectuated as a "C" type reorganization whereby UBN issued stock in exchange for all of the assets FoneFriend, Inc. of Nevada, after which that corporation was dissolved. UBN was the surviving corporation and changed its name to FoneFriend, Inc. (a Delaware corporation) immediately subsequent to the Merger. Pursuant to the express terms of the Fourth Amended Plan of Reorganization, as approved by the U.S. Bankruptcy court (the "Plan"), the Merger was accomplished as follows:

1. All of UBN's issued and outstanding shares of capital stock were cancelled and extinguished and the stockholders of UBN prior to the Merger have no further interest or rights in UBN.

2. UBN issued 2,200,000 shares of newly created common stock in favor of FoneFriend, Inc. (Nevada corporation) in exchange for all of the Nevada corporation's assets and 115,750 of newly created common stock in favor of a Liquidating Trust for the benefit of UBN's creditors. As a result, the merged entity had a total of 2,315,750 shares of FoneFriend, Inc.


                    NOTES TO FINANCIAL STATEMENTS - Continued


newly created common stock issued and outstanding, of which former shareholders of the dissolved Nevada corporation owned 95%, and J. Michael Issa, Esq., as Trustee of the Liquidating Trust (which was created under the Plan), owned 5%. Additionally, the Liquidating Trust was granted a conditional put option under the Plan whereby it could sell its shares back to the Company for up to $3 Million dollars, contingent upon the Company having sufficient available capital surplus at the time of such transaction. This option was valid for a period of one year after trading commenced in the Company's securities.

3. The issuance of stock pursuant to the Plan, as filed within the U.S. Bankruptcy Court, was ordered by the Court to be exempt from all applicable Federal, State and local securities law, pursuant to 11 U.S.C. ss.1145 (a).

4. The dissolved Nevada corporation's management distributed the newly issued 2,200,000 shares of FoneFriend, Inc. (Delaware corporation) to its former shareholders, on a pro-rata basis. Each of such former shareholders received one share of stock in FoneFriend, Inc. (Delaware corporation) for every four shares held in the dissolved Nevada corporation.

5. Immediately subsequent to the Merger, the Company authorized the issuance of 820,361 shares of a newly created Series A Preferred Stock (each share of which is convertible into one share of common stock) to be issued to shareholders of preferred stock in the dissolved Nevada corporation prior to the Merger.

6. The Company then issued 4,600,000 shares of common stock to various management personnel and consultants in order to hire and/or retain their services. The Company also issued 423,000 shares of common stock to Dennis
     H. Johnston, Esq. as compensation for his services in connection with the Merger. Additionally, the Company issued 307,250 shares of common stock to the Liquidating Trust so as to be in compliance with the Anti-Dilution Protection provisions of the Plan.



                              HENRY SCHIFFER, CPA
                           AN ACCOUNTANCY CORPORATION
                            315 S. BEVERLY DR. #211
                            BEVERLY HILLS, CA 90212

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To:  The  Shareholders
     The  Board  of  Directors
     FoneFriend,  Inc.
     Carlsbad,  California

I have audited the accompanying balance sheet of FoneFriend, Inc. as of March 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the periods ended April 30, 2002 and March 31, 2003. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above fairly present in all material respects, the financial position of FoneFriend, Inc., a development stage company, for the dates indicated above and the results of its operations, stockholders' equity and cash flows for the respective periods then ended in conformity with generally accepted accounting principles consistently applied. I believe this to be a "true and fair" reflection of the company's financial affairs.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the financial statements, the Company has sustained losses from initial startup costs and has a lack of substantial capital that raises doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

I hereby consent to the use of this opinion letter for inclusion in the filing of FoneFriend's Form 10-KSB for the period through March 31, 2003.



/s/  Henry  Schiffer,  CPA
--------------------------
Henry  Schiffer,  CPA
An  Accountancy  Corporation
Beverly  Hills,  California
July  8,  2003



                                FONEFRIEND, INC.

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2003
                                    (AUDITED)

                                 BALANCE SHEETS
                              (Amounts in Dollars)


                                                       March 31,             April 30,
                                                         2003                  2002
                                                     ------------          ------------

                        ASSETS

Current  Assets
   Cash  in  banks  and  on  hand                    $     20,221          $    228,010
   Inventory-equipment                               $     16,000          $      6,000
   Stock  subscriptions  receivable                  $         --          $     61,066
   Prepaid  consulting  fees                         $    143,000          $         --
                                                     ------------          ------------

Total  current  assets                               $    179,221          $    295,076
                                                     ------------          ------------
Furniture & equipment, net of depreciation Note 3    $     12,713          $      7,222
                                                     ------------          ------------

Other  Assets
   Non-current prepaid expenses and deposits         $     13,597          $     22,500
   Capitalized development costs                     $    694,863          $  1,329,491
   Technology rights, FoneFriend license             $    300,000          $    350,000
   Notes receivable                                  $         --          $     38,600
   Stock in FoneFriend Systems, Inc.                 $    150,000          $    150,000
   Reorganizational costs, net of
     amortization Note 3                             $        120          $        156
                                                     ------------          ------------

Total  other  assets                                 $  1,158,580          $  1,890,747
                                                     ------------          ------------

TOTAL  ASSETS                                        $  1,350,514          $  2,193,045
                                                     ============          ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current  Liabilities
   Accounts payable                                  $      4,302          $         --
   Payroll taxes payable                             $      5,416          $         --
   Loans from officers and others, current Note 4    $     60,888          $        195
                                                     ------------          ------------
Total  current  liabilities                          $     70,606          $        195
                                                     ------------          ------------

Loans  payable,  non-current  Note  4                $     20,000          $         --
                                                     ------------          ------------
TOTAL  LIABILITIES                                   $     90,606          $        195
                                                     ------------          ------------

Stockholders'  Equity  Notes  5  and  6

   Preferred stock, $.001 par value, authorized
     50,000,000 shares authorized, issued and
     outstanding 820,361  shares                     $        820          $         --
   Common stock, $.001 par value, authorized
     200,000,000 shares, issued and outstanding,
     8,471,000 at March 31, 2003 and 8,956,361
     at April 30, 2002                               $      8,471          $      8,956
   Additional  paid  in  capital                     $  3,741,368          $  3,069,182
   Operating  deficit                                $ (2,490,751)         $   (885,288)
                                                     ------------          ------------

TOTAL  STOCKHOLDERS'  EQUITY                         $  1,259,908          $  2,192,850
                                                     ------------          ------------
TOTAL  LIABILITIES  AND  STOCKHOLDERS'  EQUITY       $  1,350,514          $  2,193,045
                                                     ============          ============



                 See Accompanying Notes to Financial Statements






                                FONEFRIEND, INC.


                            STATEMENTS OF OPERATIONS
                              (Amounts in Dollars)

                                                           FOR THE
                                               --------------------------------
                                               11 MONTHS ENDED   YEAR ENDED
                                               MARCH 31, 2003    APRIL 30, 2002
                                               ---------------   --------------

Revenue                                        $        --       $        --
                                               ---------------   --------------
Expenses
Advertising                                    $    12,244       $    76,540
Automobile                                     $    13,952       $    16,471
Commissions related to fund raising activity   $    18,889       $        --
Consulting fees                                $   323,422       $   374,088
Depreciation and amortization                  $     3,202       $     1,845
Insurance                                      $     7,886       $     3,562
Legal fees                                     $    49,104       $    21,683
Meals and entertainment                        $     5,603       $     5,211
Office supplies                                $    10,889       $    12,591
Officer/stockholder payments                   $    31,033       $    53,000
Salaries and payroll                           $   100,890       $        --
Postage                                        $     5,568       $    35,125
Accounting and auditing fees                   $    36,065       $     3,795
Rent                                           $    34,947       $   121,191
Telephone                                      $    25,880       $    95,155
Travel                                         $    26,848       $    24,362
Other                                          $    33,934       $    40,669
                                               ---------------   --------------
Total before write-down of capitalized
development cost                               $   740,356       $   885,288

Write down capitalized development cost
to estimated fair value                        $   865,108       $        --
                                               ---------------   --------------

Total expenses                                 $ 1,605,464       $   885,288
                                               ---------------   --------------

Loss from development stage operations         $(1,605,464)      $  (885,288)
                                               ---------------   --------------


                 See Accompanying Notes to Financial Statements




                                FONEFRIEND, INC.

                            STATEMENTS OF CASH FLOWS
                              (Amounts in Dollars)

                                                           FOR THE
                                               --------------------------------
                                               11 MONTHS ENDED   YEAR ENDED
                                               MARCH 31, 2003    APRIL 30, 2002
                                               ---------------   --------------


Operating Activities
Loss from development stage operations         $(1,605,464)      $  (885,288)
                                               ---------------   --------------

Adjustments to loss from development
stage operations:
Capitalized development costs                  $  (296,814)      $(1,329,491)
Capitalized organization costs                 $        --       $      (195)
Purchase of furniture and equipment            $    (6,812)      $    (9,028)
Decrease in prepaid cash based
expenses and deposits                          $     8,903       $   (22,500)
Purchase of inventory-equipment                $   (10,000)      $    (6,000)
Increase in accounts payable                   $     4,303       $        --
Stock subscriptions receivable                 $    61,066       $   (61,066)
Depreciation and amortization                  $     3,202       $     1,845
Increase in loans from officers
and others                                     $    80,693       $       195
Write-down of capitalized development
cost to estimated fair value                   $   865,108       $        --
Other                                          $    15,505       $   (38,600)
                                               ---------------   --------------
Net adjustments to loss from
development stage operations                   $   725,154       $(1,464,840)
                                               ---------------   --------------

Net cash provided (used) by development
stage operations                               $  (880,310)      $(2,350,128)
                                               ---------------   --------------

Investing Activities
Purchase of technology license
from FoneFriend Systems, Inc.                  $        --       $  (300,000)
Purchase of FoneFriend Systems, Inc. stock     $        --       $  (150,000)
Payment to Universal Broadband, Inc.           $        --       $   (50,000)
                                               ---------------   --------------
Net cash provided (used) in investing
activities                                     $        --       $  (500,000)
                                               ---------------   --------------

Financing Activities
Preferred stock                                $       820       $        --
Common stock and paid in capital               $   671,701       $ 3,078,138
                                               ---------------   --------------

Net cash provided by financing activities      $   672,521       $ 3,078,138
                                               ---------------   --------------

Net cash increase (decrease) for the period    $  (207,789)      $   228,010

Cash at beginning of period                    $   228,010       $        --
                                               ---------------   --------------

Cash at end of period                          $    20,221       $   228,010
                                               ---------------   --------------






                 See Accompanying Notes to Financial Statements


                                                 FONEFRIEND, INC.

                                         STATEMENTS OF STOCKHOLDERS'EQUITY
                                                (AMOUNTS IN DOLLARS)

                                                               Additional      Accumu-      Total
                                     No. Shares       Par      Paid-In         lated        Stockholders'
                                     Outstanding      Value    Capital         Deficit      Equity
                                     -----------     -------   ----------    -----------    -------------


Common shares

Beginning balance,
April 30, 2002                         8,956,361     $ 8,956   $3,069,182    $  (885,288)   $   2,192,850

Common shares
issued September 30, 2002                 85,500     $    86   $  427,415             --    $     427,501

Common shares
cancelled                               (300,000)    $  (300)          --             --    $        (300)

Loss from development stage
Operations to merger date                     --          --           --    $  (480,995)   $    (480,995)

Common shares issued
November 21, 2002                         58,139     $    58   $   29,942    $        --    $      30,000
                                     -----------     -------   ----------    -----------    -------------

Total common shareholders'
equity pre- merger,
November 21, 2002                      8,800,000     $ 8,800   $3,526,539    $(1,366,283)   $   2,169,056
                                     -----------     -------   ----------    -----------    -------------


MERGER OF FONEFRIEND, INC. (NEVADA CORPORATION) ON NOVEMBER
21, 2002 WITH AND INTO FONEFRIEND, INC. (DELAWARE CORPORATION)
--------------------------------------------------------------

Exchange of Nevada shares
for Delaware shares                    2,200,000     $ 2,200

Issue new Delaware shares to
management consultants and the
Liquidating Trust for creditors:       5,464,000     $ 5,464
                                     -----------     -------   ----------    -----------    -------------



                                                 FONEFRIEND, INC.

                                   STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED

                                                               Additional      Accumu-      Total
                                     No. Shares       Par      Paid-In         lated        Stockholders'
                                     Outstanding      Value    Capital         Deficit      Equity
                                     -----------     -------   ----------    -----------    -------------


Transfer par value to paid-
in capital                                    --     $(1,154)  $    1,154             --               --

Issue common shares to consultants,
December 10, 2002                        825,000     $   825   $  213,675             --    $     214,500

Loss from operations from
November 21, 2002 to
March 31, 2003                                --          --           --    $(1,124,468)   $  (1,124,468)
                                     -----------     -------   ----------    -----------    -------------

Total common shareholders'
equity, March 31, 2003
Delaware corporation                   8,471,000     $ 8,471   $3,741,368    $(2,490,751)   $   1,259,088
                                     -----------     -------   ----------    -----------    -------------

PREFERRED SHARES

Preferred shares issued
November 21, 2002, Nevada                820,361     $   820           --             --    $         820

Cancel Nevada preferred shares,
November 21, 2002                       (820,361)    $  (820)                               $        (820)
                                     -----------     -------   ----------    -----------    -------------

Issue Delaware preferred shares
for Nevada preferred shares,
November 21, 2002                        820,361     $   820           --             --    $         820
                                     -----------     -------   ----------    -----------    -------------

Total stockholders' equity,
March 31, 2003                                --          --           --             --    $   1,259,908
                                     -----------     -------   ----------    -----------    -------------





                 See Accompanying Notes to Financial Statements

                                FONEFRIEND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2003

NOTE  1.  DESCRIPTION  OF  BUSINESS

A.     Background

FoneFriend, Inc. ("FoneFriend" or the "Company") was incorporated on April 24, 2001, under the laws of the State of Nevada, and on November 21, 2002, was merged with and into FoneFriend, Inc., a Delaware corporation. The Company maintains a corporate office at 2722 Loker Avenue, Suite G, Carlsbad, California 92008. The Company's telephone number is: (760) 607-2330.

The Company is a development stage enterprise and has not generated any revenues during its brief history. The primary business of the Company is to market an Internet telephony device and related services to customers worldwide, called the "FoneFriend". The underlying technology of FoneFriend has been licensed by the Company from FoneFriend Systems, Inc. and will enable the Company's subscribers to make and receive unlimited long distance telephone calls over the Internet, using only their standard residential telephone set (without the need for a computer), for a low monthly fee of less than $10.00 per month. Due to the small cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins, well in excess of the traditional telecommunications industry.

B.     Basis  of  Presentation

The accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") which contemplates continuation of the Company as a going concern. Management is attempting to raise additional operating capital.

NOTE  2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.     Fiscal  Year

The Company's fiscal year is March 31 (after the above-described merger of FoneFriend, Inc. of Nevada with and into FoneFriend, Inc. of Delaware. The accompanying audited financial statements are for March 31, 2003 and April 30, 2002 and the respective eleven month and one year periods then ended.

B.     Significant  Estimates

In the process of preparing its financial statements in accordance with GAAP, the Company estimates the carrying value of certain assets and liabilities that are subjective in nature. The primary estimates included in the Company's financial statements include capitalized development costs and the ongoing value of its purchased technology license.

                                FONEFRIEND, INC.

                    NOTES TO FINANCIAL STATEMENTS Continued

C.     Cash  and  Cash  Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturity dates of three months or less at the date of purchase. These items are carried at cost, which approximates fair value due to their short-term maturity dates.

D.     Prepaid  Expenses  and  other  Current  Assets

The Company has cash outlays in advance of expense recognition for items such as rent, interest, financing fees, and service contracts. All amounts identified as prepaid expenses that will be utilized during the next twelve months are identified as current assets, while any portion that will not be utilized during the next twelve months are classified as non-current assets.

E.     Furniture  and  Equipment

Furniture and equipment are carried at cost and depreciated over the estimated useful lives of the individual assets.

F.     Capitalized  Development  Costs

Capitalized development costs consist of expenditures made by the Company to improve the product and develop marketing channels for the product, and which are deemed by management to have future value to the Company. Such capitalized development costs will be amortized over the estimated useful life once product sales begin.

G.     Technology  Rights,  FoneFriend  License

The Company purchased a license to use the FoneFriend technology for a period of ten years from FoneFriend Systems, Inc. under a license agreement dated April
30, 2001. This license agreement allows the Company to manufacture, market and utilize a proprietary technology referred to as FoneFriend. During the development stage operations, the company is carrying the asset at cost and will begin amortization over the remaining life of the license when product sales begin. The remaining value to the company will be reviewed quarterly and if management determines that impairment of the asset has occurred, the carrying value will be adjusted accordingly.

                                FONEFRIEND, INC.

                    NOTES TO FINANCIAL STATEMENTS Continued

H.     Stock  in  FoneFriend  Systems,  Inc.

The Company purchased stock in FoneFriend Systems, Inc. as a long-term investment. Such investment is carried at cost and will be evaluated periodically by management to determine whether impairment has occurred. Should management determine that the value has been impaired, the carrying value will be adjusted accordingly.

NOTE  3.  DEPRECIATION  AND  AMORTIZATION

The Company's management has estimated the useful lives of furniture, equipment and certain organization costs. The following tables show the gross asset amounts and the accumulated depreciation and amortization:

A.     Furniture  and  Equipment
                                     March             April
                                   31, 2003          30, 2002
                                   --------          --------

Cost                               $ 15,840          $  9,028
   Less accumulated depreciation   $ (3,127)         $ (1,806)
                                   --------          --------

Net value                          $ 12,713          $  7,222
                                   --------          --------

B.     Organizational  Costs

Cost                               $    195          $    195
   Less accumulated depreciation   $    (75)         $    (39)
                                   --------          --------

Net value                          $    120          $    156
                                   --------          --------

NOTE  4.  NOTES  PAYABLE

The company has borrowed funds from certain officers and others in order to maintain its operations while attempting to raise additional capital through the issuance of shares under the terms of a Private Placement Memorandum. The amounts and terms of such borrowings as of March 31, 2003 are presented below:

Due on demand, bearing interest at 6.0% per annum                  $ 60,888
                                                                   --------

Due April 1, 2005, bearing interest at 8.0% per annum              $ 20,000
                                                                   --------

                                FONEFRIEND, INC.

                    NOTES TO FINANCIAL STATEMENTS Continued

NOTE  5.  MERGER  AND  CAPITAL  STOCK

The merger of FoneFriend, Inc. of Nevada with and into FoneFriend, Inc. of Delaware was consummated on November 21, 2002 wherein the assets of FoneFriend, Inc. of Nevada were acquired by Universal Broadband Networks, Inc. ("UBNT") in a tax-free reorganization pursuant to IRC 368 (the "Merger"). The Merger was effectuated as a "C" type reorganization whereby UBNT issued stock in exchange for all of the assets FoneFriend, Inc. of Nevada, after which that corporation was dissolved. UBNT was the surviving corporation and changed its name to FoneFriend, Inc. (a Delaware corporation) immediately subsequent to the Merger. Pursuant to the express terms of the Fourth Amended Plan of Reorganization, as approved by the United States Bankruptcy court (the "Plan"), the Merger was accomplished as follows:

1. All of UBNT's issued and outstanding shares of capital stock were cancelled and extinguished and the stockholders of UBNT prior to the Merger have no further interest or rights in UBNT.

2. UBNT issued 2,200,000 shares of newly created common stock in favor of FoneFriend, Inc. (Nevada corporation) in exchange for all of FoneFriend, Inc.'s assets and 115,750 of newly created common stock in favor of a Liquidating Trust for the benefit of UBNT's creditors. As a result, the merged entity had a total of 2,315,750 shares of newly created common stock issued and outstanding, of which former shareholders of the dissolved Nevada corporation owned 95%, and J. Michael Issa, Esq., as Trustee of the Liquidating Trust (which was created under the Plan), controlled 5% of the then issued and outstanding shares.

3. The issuance of stock pursuant to the Plan, as filed within the U.S. Bankruptcy Court, was ordered by the Court to be exempt from all applicable Federal, State and local securities law pursuant to 11 U.S.C. ss.1145 (a).

4. The dissolved Nevada corporation's management distributed the newly issued 2,200,000 shares of FoneFriend, inc. (Delaware corporation) to its former shareholders, on a pro-rata basis. Each of such former shareholders received one share of stock in FoneFriend, Inc. (Delaware corporation) for every four shares held in the dissolved Nevada corporation.

Immediately subsequent to the Merger, the Company authorized the issuance of 820,361 shares of an newly created Series "A" Preferred Stock (each share of which is convertible into one share of common stock) to be issued to shareholders of preferred stock in the dissolved Nevada corporation prior to the Merger.

                                FONEFRIEND, INC.

                    NOTES TO FINANCIAL STATEMENTS Continued

5. The Company then issued 4,600,000 shares of common stock to various management personnel and consultants in order to hire or retain their services. The Company also issued 423,000 shares of common stock to Dennis
     H. Johnston, Esq. and options to acquire a like number of shares as compensation for his services in connection with the Merger and for his continued serves for acting as a director and officer of the Company. Additionally, the company issued 307,250 shares of common stock to the Liquidating Trust so as to be in compliance with the Anti-Dilution
     Protection  provisions  of  the  Plan.

NOTE  6.  MANAGEMENT'S  PLANS  FOR  RAISING  ADDITIONAL  CAPITAL

As described in Note 1 hereinabove, the Company is a development stage enterprise and has not generated any revenue during its brief history. The primary business of the Company is to market an Internet telephony device and related services to customers worldwide, called the "FoneFriend". The underlying technology of FoneFriend has been licensed by the Company from FoneFriend Systems, Inc. and will enable the Company's subscribers to make and receive unlimited long distance telephone calls over the Internet, using only their standard residential telephone set (without the need for a computer), for a low monthly fee of $10.00 or less. Due to the small cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins, well in excess of the traditional telecommunications industry.

Management is presently in the process of finalizing a Private Placement Memorandum for distribution to qualified investors in an attempt to raise up to $5,000,000 in additional capital in order to effectuate its business plan.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The accounting firm of Henry Schiffer, CPA, audited our financial statements. We have had no changes in or disagreements with our accountants.



========================================               ====================================

Until _____________, 2004 (40 days after
the  date  of  this  prospectus),  all
dealers  that  effect  transactions  in
these  securities,  whether  or  not
participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------
TABLE OF CONTENTS                                                  FONEFRIEND, INC.
--------------------------------
Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution                                                           17,950,000 SHARES
Capitalization                                                     COMMON STOCK
Dividend Policy                                                    $.001 PAR VALUE
Organization Within Last Five Years
Management's Discussion and Analysis
Description of Business
Description of Property
Management
Director and Officer Liability; Indemnification

Executive Compensation                                             ----------------
Related Party Transactions                                            PROSPECTUS
Market for Our Common Equity                                       ----------------
Security Ownership
Selling Security Holders
Description of Securities
Plan of Distribution
Legal Proceedings
Legal Matters
Experts
Additional Information
Financial Statements
Changes In and Disagreements with Accountants                       MARCH 29, 2004


NO  DEALER,  SALESPERSON OR OTHER PERSON
HAS  BEEN  AUTHORIZED  TO  GIVE  ANY
INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED  IN  THIS  PROSPECTUS  AND, IF
GIVEN  OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY FONEFRIEND,
INC..  THIS  PROSPECTUS  DOES NOT
CONSTITUTE  AN  OFFER  TO  SELL  OR  A
SOLICITATION  OF  AN OFFER TO BUY ANY OF
THE SECURITIES OFFERED HEREBY TO WHOM IT
IS  UNLAWFUL  TO  MAKE SUCH OFFER IN ANY
JURISDICTION.  NEITHER  THE  DELIVERY OF
THIS  PROSPECTUS  NOR  ANY  SALE  MADE
HEREUNDER  SHALL,  UNDER  ANY
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION
THAT  INFORMATION  CONTAINED  HEREIN  IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THE
DATE  HEREOF  OR  THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE FONEFRIEND,
INC.  SINCE  SUCH  DATE.
========================================               ====================================



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table sets forth all expenses, payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the Registration Fee.

          Registration  fee                       $     386.63
          Legal Fees and Expenses                 $  20,000.00
          Accounting fees and expenses            $   2,500.00
          Miscellaneous expenses                  $   2,113.37
                                                  ------------
             Total                                $  25,000.00


                    RECENT SALES OF UNREGISTERED SECURITIES

On November 20, 2002, we issued 4,600,000 shares for cash consideration of $4,600 to two executive officers and a consultant. These shares were acquired by the individuals in connection with their agreements to provide personal services to the Company.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

On November 20, 2002, we issued 423,000 shares to Dennis Johnston, our Director and Secretary, as consideration for his services in connection with the merger.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

On November 20, 2002, pursuant to the terms of a statutory merger, we issued 2,200,000 shares of common stock and 820,361 shares of preferred stock (each share of which was convertible into one share of common stock) to FoneFriend, Inc., a Nevada corporation, in exchange for all of its assets. The Nevada corporation then distributed these shares, on a pro-rata basis, to about 300 shareholders. The Nevada corporation was then liquidated. Also, pursuant to the merger, we issued 423,000 shares of common stock to the Liquidating Trust for the benefit of creditors of Universal Broadband Networks, Inc., a Delaware corporation of which we are the successor.

Pursuant to U.S. Bankruptcy Code Section 1155(a), the shares of common stock we issued in connection with the bankruptcy have been ordered exempt from Section 5 of the Securities Act of 1933 and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security. In addition, all of the shares were issued to "accredited investors" within the meaning of Rule 501 of the Securities Act of 1933, and the issuance met the other requirements of, and therefore qualifies as, an exempt private placement pursuant to Rule 506 of the Securities Act of 1933.

In July, 2003, we issued 60,000 shares of common stock to an option holder of our predecessor company to settle litigation.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

In December, 2003, we issued 70,000 shares of common stock to a consultant in exchange for personal services provided to the Company which we valued at $3,500.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

In January, 2004, we issued 1,000,000 shares of common stock for cash consideration of $1,000 to our President, Jackelyn Giroux, to cure a breach of her employment agreement. In addition, in January, 2004, we issued 3,000,000 shares of common stock for cash consideration of $3,000 to our Chairman and consultant, Gary Rasmussen, to cure a breach of his consulting agreement.

The Company believes that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

In January, 2004, we issued a total of 2,443,083 shares of common stock as a special dividend on our Series A Convertible Preferred stock. Further, the preferred stock was converted into 814,361 shares of common stock.

The Company believes that the special dividend on our Series A Convertible Preferred stock was exempt from registration by reason of the provisions of Rule 144 under the Securities Act. In addition, the Company believes the conversion of preferred stock into common stock was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

In January, 2004, we also issued 12,500 shares to Dutchess Advisors, LLC., for legal services rendered in connection with the financing agreement entered into with Dutchess.

In January, 2004, we also issued 150,000 shares to Danzig, Ltd., for consulting services to be rendered to us in connection with finding financing and implementing financial strategies and planning.

In January, 2004, we also issued 250,000 shares to Greentree Financial Group, Inc. for professional services to be rendered to us in connection with this offering, the preparation of a registration statement, review of quarterly reports, edgarizing of all filings with the Commission and general consultation on securities matters.

In January, 2004, we also issued 900,000 shares to RR Inv Holdings, Inc. for services to be rendered to us in connection with our securities markets, research reports, investor relations and public relations.

In January, 2004, we also issued 350,000 shares to The Bulletin Board Productions, LLC for marketing and media production services to be rendered to us in connection with creating television commercials and purchasing of air-time.

In January, 2004, we also issued 300,000 shares to Lothar Elsaessar for consulting services to be performed for us in Europe relating to marketing.

In January, 2004, we also issued 300,000 shares to Hans Georg Huetter for consulting services to be performed for us in Europe relating to business development.

In January, 2004, we also issued 170,000 shares to Winston Johnson for services performed as our technology consultant for the 3-month period from November 1, 2003 through January 31, 2004.

The Company believes that all of the above-listed issuances in January, 2004 of shares of common stock were exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

Sales  of  Unregistered  Securities  by  Predecessor  Company

From May, 2001, through May, 2002, the Company's predecessor, FoneFriend, Inc., a Nevada corporation, conducted a limited, private offering of its common stock, intended to comply with Rule 506 of Regulation D, to accredited investors only. No sales were made to any non-accredited investors. This offering raised a total of $3,439,945 in gross proceeds from the sale of 687,989 shares of common stock to approximately 280 investors. The Company believes that the offering was exempt from registration under the Securities Act as these prior sales were conducted in reliance upon exemptions set forth under Sections 3(B), 4(2), 4(6) and Regulation D of the Securities Act as an exempt sale of securities due to the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL or the Company's Certificate of Incorporation or By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit No.    Description of Exhibit
2.1            Amended  And  Restated  Agreement And Plan of Merger, dated as of
---            June 12, 2002, by and among Universal Broadband Networks, Inc., a
               Delaware  corporation  and  FoneFriend, Inc. a Nevada corporation
               (incorporated  herein  by  reference from Exhibit 2.1 of our Form
               8-K  dated  November  21,  2002  and  filed  December  5,  2002)

2.2            Certificate of Merger of FoneFriend, Inc. with and into Universal
--- Broadband, Inc. pursuant to Section 252 of the General Corporations Law of the State of Delaware, dated as of November 20, 2002 (incorporated herein by reference from Exhibit 2.2 of our Form 8-K dated November 21, 2002 and filed December 5, 2002)

2.3            Articles  of  Merger  Of FoneFriend, Inc. and Universal Broadband
--- Networks, Inc. pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, dated as of November 19, 2002 (incorporated herein by reference from Exhibit 2.3 of our Form 8-K dated November 21, 2002 and filed December 5, 2002)

2.4            FoneFriend  Restated  Certificate  of  Incorporation  dated as of
---            November  20, 2002 (incorporated herein by reference from Exhibit
               2.4 of our Form 8-K dated November 21, 2002 and filed December 5,
               2002)

2.5            Universal  Broadband  Networks,  Inc.'s  Fourth  Amended  Plan of
--- Reorganization dated as of June 13, 2002. (incorporated herein by reference from Exhibit 2.5 of our Form 8-K/A dated November 21, 2002 and filed December 24, 2002)

2.6            Order  confirming  Universal  Broadband  Networks,  Inc.'s Fourth
---            Amended  Plan  of Reorganization entered as of September 18, 2002 by the U.S. Bankruptcy for the Court Central District of California. (incorporated herein by reference from Exhibit 2.6 of our Form 8-K/A dated November 21, 2002 and filed December 24,
               2002)

3.1            FoneFriend  Restated  Certificate  of  Incorporation  dated as of
---            November  20, 2002 (incorporated herein by reference from Exhibit
               2.4 of our Form 8-K dated November 21, 2002 and filed December 5,
               2002)

3.2            Bylaws of FoneFriend, Inc. **
---

4.1            Specimen Stock Certificate of FoneFriend, Inc. **
---

5.1            Opinion of Law Offices of Harold H. Martin, P.A. **
---

10.1           2002 Non-Employee Director And Consultant Retainer Stock Plan And
---- Employee Stock Incentive Plan (incorporated herein by reference from Form S-8, filed on December 27, 2002)

10.2           Employment  Agreement  executed  by  the  Registrant and Jackelyn
---- Giroux (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.3           Consulting  Agreement  executed  by  the  Registrant  and Gary A.
---- Rasmussen (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.4           Indemnification Agreement executed by the Registrant and Jackelyn
---- Giroux (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.5           Indemnification  Agreement  executed by the Registrant and Edward
---- N. Jones (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.6           Indemnification  Agreement  executed by the Registrant and Dennis
---- H. Johnston (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.7           Indemnification  Agreement executed by the Registrant and Gary A.
---- Rasmussen (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.8           Indemnification Agreement executed by the Registrant and Francois
---- Van Der Hoeven. (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.9           Technology  License  Agreement  executed  by  the  Registrant and
---- FoneFriend Systems, Inc. (incorporated herein by reference from Form 10-KSB, filed on July 16, 2003)

10.10          Investment  Agreement  by  and  between  Registrant  and Dutchess
-----          Private  Equities  Fund,  L.P.  (incorporated  by  reference from
               Exhibit 10.10 to the Registrant's Current Report on Form 8-K filed with the Commission on February 27, 2004).

10.11          Registration  Rights  Agreement  by  and  between  Registrant and
----- Dutchess Private Equities Fund, L.P. (incorporated by reference from Exhibit 10.11 to the Registrant's Current Report on Form 8-K filed with the Commission on February 27, 2004).

10.12          Placement  Agent Agreement between Registrant, Charleston Capital
-----          Corporation  and  Dutchess  Private  Equities  Fund,  L.P.
               (incorporated by reference from Exhibit 10.12 to the Registrant's Current Report on Form 8-K filed with the Commission on February 27, 2004).

10.13          15%  Convertible  Debentures,  Warrants  and  Registration Rights
-----          Agreement  by  and  between Registrant and Compass Capital Group,
               Inc.  **

10.14          Consulting  Agreement  between  Registrant  and  Danzig,  Ltd. **
-----

10.15          Consulting  Services  Agreement  between Registrant and Greentree
-----          Financial  Group,  Inc.  **

10.16          Consulting Agreement between Registrant and RR Inv Holdings, Inc.
-----          **

10.17          Media  Production  Agreement  between Registrant and The Bulletin
-----          Board  Productions,  LLC.  **

10.18          Consulting  Agreement  between  Registrant  and  Dr.  Hans  Georg
-----          Huetter.  **

10.19          Consulting  Agreement between Registrant and Lothar Elsaessar. **
-----

10.20          Consulting  Agreement  between Registrant and Winston Johnson. **
-----

10.21          Services Agreement between Registrant and Winsonic Holdings, Ltd.
-----          **

10.22          Consulting  Agreement  between  Registrant  and  Dr.  Vaziri.  **
-----

17.1           Resignation  of Director (Francois Van Der Hoeven). (incorporated
----           herein  by  reference from Form 10-QSB, filed on August 19, 2003)

23.1           Consent  of  Law  Offices  of Harold H. Martin, P.A. (included in
----           Item  No.  5.1  above)

23.2          Consent  of  Accountants  -  Henry  Schiffer,  CPA.  **
----


**   Filed herewith

                                  UNDERTAKINGS

(a)  The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Van Nuys, California on March 29, 2004.


                                        FONEFRIEND,  INC.


                                   By:  /s/  Jackelyn  Giroux
                                        ---------------------
                                        Jackelyn  Giroux
                                        President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

       Name                            Title                       Date
       ----


/s/ Dennis H. Johnston          Secretary, Director            March 29, 2004
----------------------


/s/ Edward N. Jones             Chief Financial Officer        March 29, 2004
-------------------


/s/ Virginia Perfili            Director                       March 29, 2004
--------------------


/s/ Gary A. Rasmussen           Chairman, Director             March 29, 2004
---------------------